UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934
(Amendment No. 1)

Check the appropriate box:

☒	Preliminary Information Statement
☐	Confidential, for Use of Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

BIOVIE INC.
(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
(1)	Title of each class of securities to which transaction applies: Class A common stock, par value $0.0001 per share (“Common Stock”)
(2)	Aggregate number of securities to which transaction applies: 8,361,308 shares of Common Stock to be issued to NeurMedix, Inc. at the closing of the transaction and up to 18,000,000 shares of Common Stock to be delivered upon satisfaction of certain clinical, regulatory and commercial milestones.
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): The proposed maximum aggregate value of the transaction was calculated based on $13.625 per share (the average of the high and low prices of the Common Stock, as reported on the Nasdaq Capital Market on May 6, 2021).
(4)	Proposed maximum aggregate value of transaction: $369,358,772(1)
(5)	Total fee paid: $40,297
☐	Fee paid previously with preliminary materials:
☒	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount previously paid: $40,297
(2)	Form, Schedule or Registration Statement no.: Preliminary Information Statement on Schedule 14C (File No. 001-39015)
(3)	Filing Party: BioVie Inc.
(4)	Date Filed: May 4, 2021

________________

(1) Includes cash and stock consideration to be delivered at closing plus contingent cash and stock consideration to be delivered following the closing subject to the satisfaction of certain clinical, regulatory and commercial milestones.

PRELIMINARY INFORMATION STATEMENT — SUBJECT TO COMPLETION

BIOVIE INC.

2120 Colorado Avenue, Suite 230

Santa Monica, California 90404

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

To the Stockholders of BioVie Inc.:

This Notice and the accompanying Information Statement are being furnished to the stockholders of record of the Class A common stock, par value $0.0001 per share (the “Common Stock”), of BioVie Inc., a Nevada corporation (the “Company”), in connection with action taken by Acuitas Group Holdings, LLC (the “Principal Stockholder”), the holder of a majority of the issued and outstanding voting securities of the Company, approving in accordance with Nasdaq Listing Rule 5635(a), by written consent in lieu of a special meeting dated May 9, 2021, the issuance of shares of Common Stock to NeurMedix, Inc. (together with its successors and assigns, the “Seller”) pursuant to the terms and conditions of an Asset Purchase Agreement, dated as of April 27, 2021, by and among the Company, the Seller and the Principal Stockholder, as guarantor, a copy of which is attached as Annex A-1 to the accompanying Information Statement, as amended by Amendment No. 1 to Asset Purchase Agreement, dated as of May 9, 2021, a copy of which is attached as Annex A-2 to the accompanying Information Statement (as amended, the “Purchase Agreement”).

Pursuant to the Purchase Agreement, the Company has agreed to acquire certain assets from the Seller and assume certain liabilities of the Seller, in exchange for the consideration described below (collectively, the “Transaction”). The acquired assets include, among others, those related to certain drug candidates being developed by the Seller, including NE3107, a small molecule orally administered inhibitor of insulin resistance and the pathological inflammatory cascade, with a novel mechanism of action that has potential applications for treatment against Alzheimer’s Disease and Parkinson’s Disease. At the closing of the Transaction, the Company will issue to the Seller 8,361,308 shares of Common Stock (the “Initial Stock Consideration”) and make a cash payment equal to the aggregate amount of the Seller’s direct and documented cash expenditures to advance certain clinical programs from March 1, 2021 through the closing, which cash payment is estimated to be approximately $3.0 million. Subject to the terms and conditions of the Purchase Agreement, following the closing, the Company will also be obligated to deliver contingent consideration to the Seller consisting of (i) a cash payment of approximately $7.3 million, subject to a pivotal clinical trial for NE3107 meeting its primary endpoint(s) and the Company having successfully raised at least $50.0 million in new capital, and (ii) up to 18.0 million shares of Common Stock, subject to the achievement of certain clinical, regulatory and commercial milestones related to the drug candidates to be acquired by the Company from the Seller, as more fully set forth in the Purchase Agreement (the “Contingent Stock Consideration” and, together with the Initial Stock Consideration, the “Shares”).

The approval of the issuance of the Shares for purposes of Nasdaq Listing Rule 5635(a) was taken by written consent pursuant to Section 78.320(2) of the Nevada Revised Statutes and Article II, Section 7 of the Company’s By-laws, which provides that any action that may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding Common Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. This Information Statement is being furnished to stockholders of record as of May 9, 2021, referred to as the record date, in accordance with Section 14(c) of the Securities Exchange Act of 1934, as amended, and the rules promulgated by the Securities and Exchange Commission thereunder, solely for the purpose of informing the Company’s stockholders of the action taken by the written consent.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Your vote or consent is not requested or required to approve the issuance of shares under the Purchase Agreement. The accompanying Information Statement is provided solely for your information.

The Company is mailing this Notice and the accompanying Information Statement to stockholders on or about May         , 2021. This Information Statement will serve as written notice to the stockholders of the Company pursuant to the Company’s By-laws.

By Order of the Board of Directors, Cuong V. Do Chief Executive Officer Dated: May , 2021

Page
General Information
Summary
Parties to the Purchase Agreement
The Purchase Agreement
Reasons for the Transaction
Required Stockholder Approval of the Issuance of the Shares
Opinion of the Independent Committee’s Financial Advisor
Material United States Federal Income Tax Consequences of the Transaction
Accounting Treatment
Interests of Related Parties in the Transaction
Dissenter’s Rights
Questions and Answers About the Transaction and Information Statement
Cautionary Note Regarding Forward-Looking Statements
The Parties to the Purchase Agreement
The Transaction
Background
Reasons for the Transaction
Required Stockholder Approval of the Issuance of the Shares
Opinion of the Independent Committee’s Financial Advisor
Interests of Related Parties in the Transaction
Material United States Federal Income Tax Consequences of the Transaction
Accounting Treatment
Dissenter’s Rights
The Purchase Agreement
Acquired Assets
Excluded Assets
Assumed Liabilities
Retained Liabilities
Consideration
Representations and Warranties
Covenants
Closing Conditions
Indemnification
Termination of the Purchase Agreement
Expenses and Fees
Guarantee
Governing Law
Registration Rights Agreement
Security Ownership of Certain Beneficial Owners and Management
Where You Can Find More Information
Other Matters

Annex A-1: Asset Purchase Agreement

Annex A-2: Amendment No. 1 to Asset Purchase Agreement

Annex B: Opinion of Moelis & Company LLC

PRELIMINARY INFORMATION STATEMENT — SUBJECT TO COMPLETION

INFORMATION STATEMENT

OF

BIOVIE INC.

2120 Colorado Avenue, Suite 230

Santa Monica, California 90404

(310) 444-4300

INFORMATION STATEMENT

PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934

AND RULE 14C-2 THEREUNDER

May , 2021

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN

CONNECTION WITH THIS INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

General Information

BioVie Inc., a Nevada corporation (“BioVie” or the “Company”), is sending you this Information Statement solely for purposes of informing its stockholders of record as of May 9, 2021, referred to as the record date, in the manner required by Regulation 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Company’s By-laws, of the action taken by written consent by Acuitas Group Holdings, LLC (the “Principal Stockholder”), the holder of a majority of the issued and outstanding voting securities of the Company, to approve, as required by Nasdaq Listing Rule 5635(a), the issuance of shares of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), to NeurMedix, Inc. (together with its successors and assigns, the “Seller”) pursuant to the terms and conditions of an Asset Purchase Agreement, dated as of April 27, 2021, by and among the Company, the Seller and the Principal Stockholder, as guarantor, a copy of which is attached as Annex A-1 to this Information Statement, as amended by Amendment No. 1 to Asset Purchase Agreement, dated as of May 9, 2021, a copy of which is attached as Annex A-2 to this Information Statement (as amended, the “Purchase Agreement”).

Pursuant to the Purchase Agreement, the Company has agreed to acquire certain assets from the Seller and assume certain liabilities of the Seller, in exchange for the consideration described below (collectively, the “Transaction”). The acquired assets include, among others, those related to certain drug candidates (collectively referred to herein as the “Product Candidates”) being developed by the Seller, including NE3107, a small molecule orally administered inhibitor of insulin resistance and the pathological inflammatory cascade, with a novel mechanism of action that has potential applications for treatment against Alzheimer’s Disease (“AD”) and Parkinson’s Disease (“PD”). At the closing of the Transaction, the Company will issue to the Seller 8,361,308 shares of Common Stock (the “Initial Stock Consideration”) and make a cash payment equal to the aggregate amount of the Seller’s direct and documented cash expenditures to advance certain clinical programs from March 1, 2021 through the closing, which cash payment is estimated to be approximately $3.0 million. Subject to the terms and conditions of the Purchase Agreement, following the closing, the Company will also be obligated to deliver contingent consideration (the “Contingent Consideration”) to the Seller consisting of (i) a cash payment of approximately $7.3 million, subject to a pivotal clinical trial for NE3107 meeting its primary endpoint(s) and the Company having successfully raised at least $50.0 million in new capital, and (ii) up to 18.0 million shares of Common Stock, subject to the achievement of certain clinical, regulatory and commercial milestones related to the drug candidates to be acquired by the Company from the Seller, as more fully set forth in the Purchase Agreement (the “Contingent Stock Consideration” and, together with the Initial Stock Consideration, the “Shares”).

SUMMARY

This summary highlights selected information contained in this Information Statement and may not contain all of the information that is important to you. To better understand the Transaction and the Purchase Agreement, you should read this entire Information Statement carefully, including the Purchase Agreement attached hereto as Annex A and the other annex referred to herein. Additional important information is also contained in the documents incorporated by reference into this Information Statement. You may obtain such documents without charge by following the instructions in the section entitled “Where You Can Find More Information” beginning on page       of this Information Statement.

Parties to the Purchase Agreement (page      )

BioVie Inc. BioVie is a clinical-stage company pursuing the discovery, development, and commercialization of innovative drug therapies targeting life-threatening complications of liver cirrhosis. The Company’s initial disease target is ascites, a serious medical condition affecting about 100,000 Americans and many times more worldwide. The Company’s therapeutic drug candidate BIV201 is based on a drug that is approved in about 40 countries to treat related complications of liver cirrhosis (part of the same disease pathway as ascites), but not yet available in the United States. The active agent in BIV201, terlipressin, is a potent vasoconstrictor which is in use for various medical conditions around the world. The goal is for BIV201 to interrupt the ascites disease pathway, thereby halting the cycle of accelerating fluid generation in ascites patients. The Company’s Common Stock is listed on the Nasdaq Capital Market under the symbol “BIVI.”

NeurMedix, Inc. The Seller was formed in November 2014 under the laws of the State of Delaware to acquire and commercialize patented intellectual property and know-how. In December 2014, the Seller’s parent entity purchased all of the assets related to NE3107 from Harbor Therapeutics, Inc., which assets were contributed to the Seller in February 2015. NE3107 is the product code for 17a-ethynyl-androst-5-ene-3b,7b,17b-triol, an orally bioavailable, small molecule produced by chemical synthesis. The Seller has no products approved for commercial sale and has not generated any revenues from product sales since its inception in 2014.

Acuitas Group Holdings, LLC. Acuitas Group Holdings, LLC is the personal holding company of Terren Peizer, the Company’s Chairman. Acuitas Group Holdings, LLC beneficially owns approximately 80.0% of the Company’s issued and outstanding Common Stock.

The Purchase Agreement

Structure of the Transaction (page     )

The Company entered into the Purchase Agreement with the Seller and the Principal Stockholder, pursuant to which the Company has agreed to acquire certain assets from the Seller and assume certain liabilities of the Seller, in exchange for the consideration described below. The acquired assets include, among others, those related to certain drug candidates being developed by the Seller, including NE3107, a small molecule orally administered inhibitor of insulin resistance and the pathological inflammatory cascade, with a novel mechanism of action that has potential applications for treatment against Alzheimer’s Disease and Parkinson’s Disease.

Consideration for the Transaction (page     )

At the closing of the Transaction, the Company will issue to the Seller the Initial Stock Consideration, consisting of 8,361,308 shares of Common Stock, and make a cash payment equal to the aggregate amount of the Seller’s direct and documented cash expenditures to advance certain clinical programs from March 1, 2021 through the closing, which cash payment is estimated to be approximately $3.0 million.

Subject to the terms and conditions of the Purchase Agreement, following the closing, the Company will also be obligated to deliver contingent consideration to the Seller consisting of (i) a cash payment of approximately $7.3 million, subject to a pivotal clinical trial for NE3107 meeting its primary endpoint(s) and the Company having successfully raised at least $50.0 million in new capital, and (ii) Contingent Stock Consideration consisting of up to 18.0 million shares of Common Stock, subject to the achievement of certain clinical, regulatory and commercial milestones related to the drug candidates to be acquired by the Company from the Seller, as more fully set forth in the Purchase Agreement.

Conditions to the Closing of the Transaction (page     )

The respective obligations of the parties to effect the Transaction are subject to satisfaction or waiver at or before the closing of the following conditions:

•	the accuracy of the representations and warranties of the other party (subject to certain customary materiality qualifiers);
•	the other party’s compliance with the covenants contained in the Purchase Agreement;
•	no violations of law;
•	no material adverse changes relating to the other party;
•	in the case of the Company, receipt of approval of the issuance of the Shares by the Principal Stockholder and, in the case of both the Company and the Seller, this Information Statement having been mailed to the Company’s stockholders at least twenty calendar days prior to the closing of the Transaction;
•	in the case of the Company, the absence of certain adverse regulatory matters relating to the drug candidates to be acquired by the Company; and
•	various ancillary agreements being executed and delivered by the parties.

Indemnification (page     )

Under certain circumstances specified in the Purchase Agreement, the Company and the Seller have agreed to indemnify each other for certain losses.

Termination of the Purchase Agreement (page     )

The Purchase Agreement may be terminated:

•	by mutual written consent of the Company and the Seller;
•	by either the Company or the Seller, if the closing shall not have occurred by August 31, 2021; provided, however, that this right to terminate the Purchase Agreement will not be available to any party whose breach of any provision of the Purchase Agreement results in or causes the failure of any of the closing conditions to be satisfied or the failure of the Transaction to be consummated;

•	by either the Company or the Seller, if any governmental authority issues a final, non-appealable order, decree or ruling, or there shall exist any law, in each case that prohibits, makes illegal, enjoins or prevents the consummation of the Transaction;
•	by the Company (if it is not in material breach of its representations, warranties, covenants and obligations under the Purchase Agreement or other Transaction documents), if there has been a breach of, or inaccuracy in, any representation, warranty, covenant or agreement of the Seller set forth in the Purchase Agreement or other Transaction documents, which breach or inaccuracy would cause any closing condition not to be satisfied if it remained uncured as of August 31, 2021 (and such breach or inaccuracy has not been cured or such condition has not been satisfied within twenty business days after the receipt of written notice thereof); or
•	by the Seller (if it is not in material breach of its representations, warranties, covenants and obligations under the Purchase Agreement or other Transaction documents), if there has been a breach of, or inaccuracy in, any representation, warranty, covenant or agreement of the Company set forth in the Purchase Agreement or other Transaction documents, which breach or inaccuracy would cause any closing condition not to be satisfied if it remained uncured as of August 31, 2021 (and such breach or inaccuracy has not been cured or such condition has not been satisfied within twenty business days after the receipt of written notice thereof).

In the event of termination of the Purchase Agreement, the Purchase Agreement will become void without liability on the part of any party or its affiliates or representatives, with certain limited exceptions.

Reasons for the Transaction (page      )

An independent committee of the board of directors (the “Independent Committee”) considered various reasons for the Transaction in the course of evaluating the Transaction and the Purchase Agreement, including, among others, the following factors:

•	the Independent Committee believes, based in part on the diligence conducted by its advisors and an analysis conducted by the Company’s management and reviewed with the Independent Committee, that NE3107 and the other Product Candidates represent sizeable potential market opportunities in multiple indications, and the Transaction may therefore create significant value for the Company’s stockholders;
•	the Independent Committee believes that the Company and its stockholders would benefit from diversifying the Company’s product candidates, rather than continuing to pursue a single product candidate for the treatment of ascites;
•	approximately 29% of the total potential cash consideration and 32% of the total potential stock consideration is payable upon the closing of the Transaction, with a significant majority of the total potential consideration being payable only upon the achievement of milestones that will benefit all of the Company’s stockholders;
•	the Contingent Stock Consideration is capped such that the beneficial ownership of the Seller, together with its affiliates (including Mr. Peizer and the Principal Stockholder), will not exceed 87.5% of the Company’s issued and outstanding Common Stock following the issuance of Shares;

•	the Independent Committee believes that, as a result of arm’s length negotiations with the Seller, the Independent Committee and its representatives was able to achieve the most favorable transaction to the Company to which the Seller was willing to agree, and that the terms of the Purchase Agreement include the most favorable terms to the Company in the aggregate to which the Seller was willing to agree;
•	the Independent Committee believes, after discussions with the Company’s management, financial advisors and legal counsel, that the Transaction is more favorable to the Company’s stockholders than other available alternatives, including the Company not engaging in any transaction; and
•	the Independent Committee considered the presentation and opinion of Moelis & Company LLC (“Moelis”) to the Independent Committee to the effect that, as of the date of the opinion and based upon and subject to the conditions and limitations set forth in the written opinion, the Aggregate Consideration (as defined under “The Transaction — Opinion of the Independent Committee’s Financial Advisor”) to be paid by the Company in the Transaction is fair, from a financial point of view, to the Company.

Required Stockholder Approval of the Issuance of the Shares (page      )

The Company is subject to Nasdaq Listing Rule 5635(a) because its Common Stock is listed and trades on the Nasdaq Capital Market. Nasdaq Listing Rule 5635(a) requires stockholder approval prior to the issuance of securities in connection with the acquisition of the stock or assets of another company if the number of shares to be issued is equal to or exceeds 20% of the outstanding shares of the acquiring company. The Transaction will result in the issuance of shares of the Company’s Common Stock in excess of 20% of the Company’s issued and outstanding shares and accordingly, Nasdaq Listing Rule 5635(a) requires the Company to obtain stockholder approval of the issuance of the Shares.

As of the record date, there were 13,972,016 shares of the Company’s Common Stock issued and outstanding, each entitled to one vote per share. By a written consent dated May 9, 2021, the Principal Stockholder, the holder of 11,168,538 shares of Common Stock, representing a majority of the Company’s issued and outstanding Common Stock, approved the issuance of the Shares pursuant to the Purchase Agreement for purposes of Nasdaq Listing Rule 5635(a).

Opinion of the Independent Committee’s Financial Advisor (page      )

At the meeting of the Independent Committee held on April 27, 2021 to evaluate and approve the Transaction, Moelis delivered an oral opinion, which was confirmed by delivery of a written opinion, dated April 27, 2021, addressed to the Independent Committee to the effect that, as of the date of the opinion and based upon and subject to the conditions and limitations set forth in the written opinion, the Aggregate Consideration (as defined under “The Transaction — Opinion of the Independent Committee’s Financial Advisor”) to be paid by the Company in the Transaction is fair, from a financial point of view, to the Company.

The full text of the written opinion of Moelis, dated April 27, 2021, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B to this Information Statement.

Material United States Federal Income Tax Consequences of the Transaction (page      )

The Transaction will not result in any taxable gain or loss for U.S. federal income tax purposes to the Company, the Seller or any stockholder of the Company (in his, her or its capacity as a stockholder of the Company).

Accounting Treatment (page      )

The Company anticipates that the Transaction will be accounted for as an asset acquisition between entities under common control in accordance with generally accepted accounting principles in the United States (“GAAP”).

Interests of Related Parties in the Transaction (page      )

Terren Peizer, the Company’s Chairman and, through April 27, 2021, Chief Executive Officer, is the indirect beneficial owner of the Seller and the direct beneficial owner of the Principal Stockholder. Because of this, Mr. Peizer controls each of the Company, the Seller and the Principal Stockholder, which has guaranteed the Seller’s payment obligations under Purchase Agreement. Accordingly, the Company, the Seller and the Principal Stockholder are affiliated entities through common indirect ownership. Through his controlling interests in the Company and the Seller, Mr. Peizer has an interest in the Shares to be issued to the Seller in the Transaction.

Joanne Wendy Kim, the Company’s Chief Financial Officer and Corporate Secretary, serves as interim Chief Financial Officer of the Seller. Ms. Kim does not beneficially own any securities of either the Seller or the Principal Stockholder.

Each of Richard J. Berman, Steve Gorlin and Robert Hariri serves as a director of both BioVie and the Seller. None of Messrs. Berman, Gorlin or Hariri beneficially owns any securities of either the Seller or the Principal Stockholder.

As required under Nasdaq Listing Rule 5630, an independent committee of the Company’s board of directors negotiated the terms and conditions of the Transaction and approved the Transaction. The independent committee consisted solely of independent directors with no interest in the Transaction different from, or in addition to, the interests of the Company’s stockholders generally.

Dissenter’s Rights (page      )

The Company’s stockholders do not have any dissenter’s rights or appraisal rights in connection with the Transaction or the approval of the issuance of the Shares pursuant to the terms of the Purchase Agreement.

QUESTIONS AND ANSWERS ABOUT THE TRANSACTION AND INFORMATION STATEMENT

The following questions and answers are intended to briefly address commonly asked questions as they pertain to the Transaction and this Information Statement. These questions and answers may not address all questions that may be important to you as a BioVie stockholder. Please refer to the “Summary” beginning on page      and the more detailed information contained elsewhere in this Information Statement, the annexes to this Information Statement and the documents referred to or incorporated by reference in this Information Statement, each of which you should read carefully. You may obtain additional information, which is incorporated by reference in this Information Statement, without charge by following the instructions in “Where You Can Find More Information” beginning on page      .

Q.	What is the Transaction and what effects will it have on the Company?
A.	BioVie has agreed to acquire certain assets from the Seller and assume certain liabilities of the Seller. The acquired assets include, among others, those related to certain drug candidates being developed by the Seller, including NE3107, a small molecule orally administered inhibitor of insulin resistance and the pathological inflammatory cascade, with a novel mechanism of action that has potential applications for treatment against Alzheimer’s Disease and Parkinson’s Disease. The Transaction will result in the Company having multiple drug candidates in its portfolio, including two Phase 3 drug candidates in BIV201 and NE3107.
Q.	When do you expect the Transaction to close?
A:	The Transaction is expected to close in June 2021. The Transaction is subject to customary closing conditions, as described under “The Purchase Agreement — Closing Conditions” beginning on page .
Q.	Why am I being furnished with this Information Statement?
A.	The Exchange Act and the Company’s By-laws require the Company to provide you with information regarding the actions taken by written consent of stockholders in lieu of a meeting. Your vote is neither required nor requested.
Q.	Was stockholder approval of the Purchase Agreement or issuance of Shares pursuant to the Purchase Agreement required by the Nevada Revised Statutes (“NRS”)?
A.	No. The NRS does not require the Company to obtain stockholder approval of the Purchase Agreement or the issuance of the Shares.

However, stockholder approval of the issuance of the Shares is required under Nasdaq Listing Rule 5635(a). Nasdaq Listing Rule 5635(a) requires listed companies to obtain stockholder approval prior to the issuance of securities in connection with the acquisition of the stock or assets of another company if where, due to the present or potential issuance of common stock, including shares issued pursuant to an earn-out provision or similar type of provision such as the Contingent Stock Consideration, (i) the common stock has or will have upon issuance voting power equal to or in excess of 20% of the voting power outstanding before the issuance of the stock, or (ii) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock.

In addition, Nasdaq Listing Rule 5635(a) requires listed companies to obtain stockholder approval prior to the issuance of securities in connection with the acquisition of the stock or assets of another company if any director, officer or substantial shareholder of the listed company has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the company or assets to be acquired or in the consideration to be paid in the transaction or series of related transactions and the present or potential issuance of common stock, or securities convertible into or exercisable for common stock, could result in an increase in outstanding common shares or voting power of 5% or more, which requirement applies in the case of the issuance of the Shares because Terren Peizer, the Company’s Chairman and, through April 27, 2021, Chief Executive Officer, is the indirect beneficial owner of the Seller and the direct beneficial owner of the Principal Stockholder, which qualifies as a “substantial shareholder” under Nasdaq rules.

Q.	Why am I not being asked to vote?
A.	The NRS provides that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent is signed by stockholders holding at least a majority of the voting power. The Company’s By-laws permit stockholders holding not less than minimum number of votes required to authorize or take action at a meeting, to authorize or take action through a written consent. The Principal Stockholder, which holds approximately 80.0% of the Company’s issued and outstanding Common Stock entitled to vote, executed a written consent on May 9, 2021 approving the issuance of the Shares pursuant to the Purchase Agreement. Such approval is sufficient under the NRS, and no further approval by the Company’s stockholders is required. Therefore, your vote is not required and is not being sought. The Company is not asking you for a proxy and you are requested not to send us a proxy.
Q.	What do I need to do now?
A.	Nothing. This Information Statement is furnished to you solely for your information and does not require or request you to do anything.
Q.	What is householding and how does it affect me?
A.	The Securities and Exchange Commission (the “SEC”) permits companies to send a single set of certain disclosure documents to stockholders who share the same address and have the same last name, unless such stockholders have notified the Company of their desire to receive multiple copies of this Information Statement. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources.

If you received a householded mailing and you would like to have additional copies of this Information Statement mailed to you, or you would like to opt out of this practice for future mailings, please submit your request to the Company by phone at (310) 444-4300 or by mail to BioVie Inc., 2120 Colorado Avenue, Suite 230, Santa Monica, California 90404. The Company will promptly send additional copies of this Information Statement upon receipt of such request.

Q.	Where can I find more information about BioVie?
A.	BioVie files periodic reports and other information with the SEC. This information is available on the website maintained by the SEC at www.sec.gov. For a more detailed description of the available information, please refer to “Where You Can Find More Information” beginning on page .

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Information Statement contains forward-looking statements within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”). Any statements contained in this Information Statement that are not statements of historical fact may be forward-looking statements, including, without limitation, any projections relating to the Acquired Assets and the anticipated benefits of the Transaction. When we use the words “intends,” “estimates,” “predicts,” “potential,” “continues,” “anticipates,” “plans,” “expects,” “believes,” “should,” “could,” “may,” “will” or the negative of these terms or other comparable terminology, we are identifying forward-looking statements. Forward-looking statements involve risks and uncertainties, which may cause our actual results, performance or achievements to be materially different from those expressed or implied by forward-looking statements. These factors include the occurrence of any event, change, or other circumstances that could give rise to the termination of the Purchase Agreement; the Company’s ability to successfully integrate and advance the Acquired Assets; the risk that the Company may not realize the anticipated benefits from the Transaction; the Company’s need for, and the availability of, substantial capital in the future to fund its operations and research and development; risks related to pre-clinical or clinical testing; as well as those risks and uncertainties discussed from time to time in the Company’s other reports and other public filings with the SEC, including, but not limited to, those detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2020. Although management believes that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

Except as may be required by applicable law, the Company does not undertake or intend to update or revise any forward-looking statements, and the Company assumes no obligation to update any forward-looking statements contained in this Information Statement as a result of new information or future events or developments. Thus, you should not assume that the Company’s silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

THE PARTIES TO THE PURCHASE AGREEMENT

The Company

BioVie Inc.

2120 Colorado Avenue, Suite 230

Santa Monica, California 90404

Phone: (310) 444-4300

BioVie is a clinical-stage company pursuing the discovery, development, and commercialization of innovative drug therapies targeting life-threatening complications of liver cirrhosis. The Company’s initial disease target is ascites, a serious medical condition affecting about 100,000 Americans and many times more worldwide. The Company’s therapeutic drug candidate BIV201 is based on a drug that is approved in about 40 countries to treat related complications of liver cirrhosis (part of the same disease pathway as ascites), but not yet available in the United States. The active agent in BIV201, terlipressin, is a potent vasoconstrictor which is in use for various medical conditions around the world. The goal is for BIV201 to interrupt the ascites disease pathway, thereby halting the cycle of accelerating fluid generation in ascites patients. Additional information regarding BioVie is contained in its filings with the SEC, copies of which may be obtained without charge by following the instructions in “Where You Can Find More Information” beginning on page        .

The Company’s Common Stock is listed on the Nasdaq Capital Market under the symbol “BIVI.”

Seller

NeurMedix, Inc.

6165 Greenwich Drive, Suite 150

San Diego, California 92122

Phone: (310) 444-4321

NeurMedix, Inc. is privately held clinical-stage biopharmaceutical company focused on developing novel therapeutic products for the treatment of neurological and neurodegenerative and neurological disorders and certain cancers. NeurMedix was formed in November 2014 to acquire and commercialize patented intellectual property and know-how. NeurMedix currently has no products approved for commercial sale and has not generated any revenues from product sales since its inception in 2014. In December 2014, NeurMedix’s parent entity purchased all of the assets related to NE3107 from Harbor Therapeutics, Inc., which assets were contributed to NeurMedix in February 2015. NE3107 is the product code for 17a-ethynyl-androst-5-ene-3b,7b,17b-triol, an orally bioavailable, small molecule produced by chemical synthesis.

Guarantor

Acuitas Group Holdings, LLC

2120 Colorado Avenue, #230

Santa Monica, California 90404

Phone: (310) 444-4321

Acuitas Group Holdings, LLC is the personal holding company of Terren Peizer, the Company’s Chairman. Acuitas Group Holdings, LLC beneficially owns approximately 80.0% of the Company’s issued and outstanding Common Stock.

THE TRANSACTION

Background

Terren Peizer, BioVie’s Chairman and, through April 27, 2021, Chief Executive Officer, regularly invests in healthcare and biotechnology ventures. In December 2014, Mr. Peizer, through Reserva, LLC (later renamed NeurMedix, LLC), the sole stockholder of the Seller, purchased all of the assets related to NE3107 from Harbor Therapeutics, Inc. for cash consideration of $2.5 million. In February 2015, Reserva, LLC assigned its right, title and interest to the patents, patent applications and trademarks acquired from Harbor Therapeutics, Inc. to the Seller.

In July 2018, Mr. Peizer made an initial investment in the Company through the Principal Stockholder. As a result of this initial investment and subsequent investments in the Company’s securities, the Principal Stockholder beneficially owned approximately 80.0% of the Company’s issued and outstanding Common Stock as of April 27, 2021 and May 9, 2021.

From 2015 through 2020, Mr. Peizer considered alternatives for financing research and development activities for the Seller’s product candidates, including the possibility of the Seller raising capital in an offering exempt from registration pursuant to Regulation A under the Securities Act. Mr. Peizer ultimately decided not to pursue any such alternatives. As a result, by the fourth quarter of 2020, the Seller had not completed a capital raise transaction, had no employees and had not undertaken any clinical studies with respect to its drug candidates.

Early in the fourth quarter of 2020, Mr. Peizer discussed with several members of the Company’s board of directors (the “BioVie Board”) the possibility of exploring a potential license or other agreement, arrangement or transaction between the Company and the Seller. In early November 2020, the BioVie Board determined to establish a committee of independent directors (the “Independent Committee”) in connection with a potential transaction between the Company and the Seller. Acting by written consent dated November 14, 2020, the BioVie Board established the Independent Committee and delegated to the Independent Committee the power and authority, among other things, to (i) evaluate the terms of a potential transaction in relation to the Company’s strategic priorities and capital allocation strategies, (ii) if the Independent Committee deemed it appropriate or advisable, make a proposal or respond to a proposal regarding, engage in discussions regarding, and negotiate the structure, consideration, form, terms and conditions of, a potential transaction, and the form, terms and conditions of any definitive agreements or amendments in connection therewith, including the authority to determine not to proceed with any such potential transaction and to terminate any and all negotiations concerning the potential transaction at any time, (iii) recommend to the BioVie Board what action, if any, should be taken by the Company with respect to a potential transaction or any alternatives thereto, including with respect to the terms of any potential license agreement to be entered into between the Company and the Seller or their respective affiliates and the consideration payable thereunder, and (iv) determine whether or not a potential transaction is fair to and in the best interests of the Company and its stockholders. Michael Sherman and Cuong Do were appointed to serve as members of the Independent Committee. The BioVie Board determined that each member of the Independent Committee was independent, was not affiliated with the Seller and did not have an interest in the potential transaction that was different from, or in addition to, the interests of the Company’s stockholders generally or which would interfere with the exercise by such director of his independent judgment as a member of the Independent Committee. In addition, the BioVie Board resolved not to approve a potential transaction with the Seller or any alternative thereto without a prior favorable recommendation of the Independent Committee.

In mid-November 2020, after considering other potential advisors, the Independent Committee engaged Moelis as its financial advisor and Hogan Lovells US LLP (“Hogan Lovells”) as its legal advisor. The Independent Committee selected Moelis and Hogan Lovells as its advisors based on, among other factors, their extensive industry experience and independent committee experience. The Independent Committee also reviewed the independence of these advisors, including their respective conflict of interest analyses, and determined that both Moelis and Hogan Lovells were independent from the Company, the Seller and Mr. Peizer for purposes of advising the Independent Committee. In addition, the Independent Committee retained The Weinberg Group (the “Weinberg Group”) to assess the nonclinical and clinical results and the Phase 3 clinical development plan for the Seller’s lead product candidate, NE3107.

On November 20, 2020, the Independent Committee held a meeting via video conference at which representatives of Hogan Lovells, Moelis and the Weinberg Group were present to discuss preliminary considerations and appropriate transaction process in connection with evaluating a potential transaction with the Seller if the Independent Committee determined to pursue such a transaction. Representatives of Hogan Lovells presented to the Independent Committee an overview of the fiduciary duties of the committee members and additional considerations involved in interested party transactions that likely would apply in connection with the exploration of a potential transaction with the Seller.

From late November 2020 through mid-December 2020, representatives of Moelis, the Weinberg Group and Hogan Lovells prepared and distributed due diligence requests to the Seller and conducted due diligence on the Seller and its assets. During this period, representatives of the Seller and the Company and the advisors to the Independent Committee participated in conference calls relating to a potential transaction and regulatory and intellectual property matters relating to the Seller’s assets.

On December 9, 2020, representatives of the Weinberg Group presented its initial assessment of the Seller’s nonclinical and clinical results and Phase 3 clinical development plan to the Independent Committee and BioVie management. BioVie management requested that the Weinberg Group evaluate certain regulatory and clinical results scenarios relating to the Seller’s assets. The Weinberg Group delivered its updated assessment report evaluating these scenarios on December 22, 2020.

On December 11, 2020, the Independent Committee held a meeting with Moelis concerning the potential transaction.

In mid-December 2020, Mr. Peizer notified the Independent Committee of a clinical hold by the U.S. Food and Drug Administration (the “FDA”) for a proposed Phase 3 clinical trial for NE3107. Because of the uncertainty relating to the regulatory pathway leading to commercialization of NE3107, the Independent Committee directed its advisors to stop further work on the potential transaction.

On January 8, 2021, the Independent Committee met via video conference with representatives of Moelis and Hogan Lovells and discussed the status of the potential transaction.

On January 25, 2021, Mr. Peizer notified the Independent Committee that the FDA was lifting the clinical hold on the Phase 3 clinical trial for NE3107.

On January 26, 2021, Mr. Do circulated a draft term sheet to the other member of the Independent Committee and to Moelis and Hogan Lovells. The term sheet contemplated a potential license agreement between the Company and the Seller.

On January 27, 2021, the Independent Committee met via video conference with representatives of Moelis and Hogan Lovells and discussed the potential terms of a license agreement between the Company and the Seller.

On January 29, 2021, representatives of Hogan Lovells sent a revised term sheet to the Independent Committee.

On January 30, 2021, the Independent Committee met via video conference with representatives of Moelis and Hogan Lovells and discussed additional changes to the draft term sheet. Representatives of Moelis also presented perspectives on financial analyses with respect to the proposed transaction.

On January 31, 2021, representatives of Hogan Lovells sent a revised draft term sheet to the Independent Committee, and the Independent Committee sent the draft term sheet to Mr. Peizer for his initial review and consideration.

On February 2, 2021, Mr. Peizer held a call with the Independent Committee to discuss the possibility of a potential license transaction between the Company and Seller. Mr. Peizer and the Independent Committee also discussed the recently announced results of Cassava Sciences, Inc. relating to a product candidate for the treatment of Alzheimer’s Disease similar to NE3107. Mr. Peizer informed the Independent Committee that he was considering a public offering by the Seller. The Independent Committee and Mr. Peizer also discussed a potential alternative transaction structure, in which the Company would acquire the Seller’s rights to NE3107.

On February 5, 2021, representatives of Moelis and Hogan Lovells held a meeting to discuss the potential revision to the structure of the proposed transaction.

On February 9, 2021, the Independent Committee met with representatives of Hogan Lovells and Moelis to discuss the possibility of the Company’s potential acquisition of the Seller’s assets. Representatives of Moelis reviewed with the Independent Committee a preliminary analysis concerning an acquisition and various factors that would need to be considered if the Independent Committee determined to make an acquisition proposal. Following this discussion, the Independent Committee determined to recommend to the BioVie Board that the scope of the Independent Committee’s powers and authority be expanded to include review and consideration of a potential acquisition by the Company of the Seller.

On February 10, 2021, the BioVie Board acted by written consent to expand the scope of the Independent Committee’s powers and authority to include review and consideration of a potential acquisition by the Company of the Seller.

Also on February 10, 2021, the Independent Committee met with representatives of Hogan Lovells to discuss process related to a potential acquisition by the Company of the Seller.

On February 11, 2021, the Independent Committee held a meeting at which representatives of Hogan Lovells and Moelis were present to discuss the preliminary terms of a potential acquisition by the Company of the Seller.

On February 12, 2021, representatives of Hogan Lovells circulated a draft term sheet to the Independent Committee setting forth the material terms of the Company’s potential acquisition of the Seller’s assets.

On February 12, 2021 and February 13, 2021, the Independent Committee held meetings at which representatives of Hogan Lovells and Moelis were present to discuss the terms of the Company’s potential acquisition of the Seller as well as certain proposed revisions to the draft term sheet.

On February 13, 2021, representatives of Hogan Lovells circulated a revised draft term sheet to the Independent Committee, which the Independent Committee sent to Mr. Peizer for his initial review and consideration.

During the week of February 22, 2021, Mr. Peizer communicated to the Independent Committee his preliminary views regarding the terms of the Company’s potential acquisition of the Seller, including, among other things, his expectation that the Seller would receive a significantly greater amount of the Company’s Common Stock in the potential transaction, as compared to the amount contemplated by the draft term sheet provided by the Independent Committee on February 13, 2021.

On each of February 23, 2021, February 25, 2021 and February 26, 2021, the Independent Committee met with representatives of Hogan Lovells and Moelis to discuss Mr. Peizer’s response to the draft term sheet, including his expectation that additional consideration would need to be delivered by the Company.

On February 27, 2021, representatives of Hogan Lovells circulated a revised draft term sheet to the Independent Committee, which proposed to increase the value of the Common Stock to be delivered to the Seller as contingent consideration (subject to the satisfaction of certain milestones), but also capped the potential beneficial ownership of the Seller and its affiliates (including Mr. Peizer and the Principal Stockholder) at 89.9999% of the Company’s issued and outstanding Common Stock, such that the full amount of such contingent share payments would only be delivered in the case of a significant increase in the market capitalization of BioVie.

On February 28, 2021, representatives of Hogan Lovells circulated a revised draft term sheet to the Independent Committee, which excluded any product candidates used in the treatment of COVID-19 from the products that could satisfy the milestone conditions for the contingent share payments.

From late February 2021 through April 27, 2021, representatives of Moelis and Hogan Lovells prepared and distributed due diligence requests to the Seller and conducted due diligence on the Seller and its assets. During this period, representatives of the Seller and the Company and the advisors to the Independent Committee participated in several conference calls relating to diligence matters.

On each of March 3, 2021 and March 5, 2021, the Independent Committee met with representatives of Hogan Lovells and Moelis to discuss the proposed transaction, including a preliminary review of the economic benefits of the proposed transaction to the Company.

During the week of March 1, 2021, Mr. Peizer discussed with Mr. Do the possibility of Mr. Do joining the Company’s management team as its Chief Executive Officer. Mr. Do, who had previously informed Mr. Peizer that he had no interest in serving as the chief executive officer of a public company, indicated that he would consider Mr. Peizer’s invitation. Mr. Do also informed the other member of the Independent Committee and Hogan Lovells of Mr. Peizer’s invitation and the possibility of Mr. Do joining the Company’s management team, and the Independent Committee determined that it would be advisable for Mr. Do to leave the Independent Committee and for James Lang to join the Independent Committee.

On March 8, 2021, the BioVie Board acted by written consent to remove Mr. Do from the Independent Committee and appoint Mr. Lang to the Independent Committee.

On March 9, 2021, representatives of Greenberg Traurig, LLP (“Greenberg Traurig”), counsel to the Seller, held a preliminary discussion with representatives of Hogan Lovells concerning a potential transaction between the Company and the Seller.

On March 11, 2021, the Independent Committee met with representatives of Hogan Lovells and Moelis to discuss the proposed transaction, including to brief Mr. Lang regarding the transaction background and the proposed transaction terms. Representatives of Hogan Lovells reviewed with the Independent Committee the fiduciary duties of the committee members and additional considerations involved in interested party transactions. At the meeting, the Independent Committee also discussed potential changes to the terms of the proposed transaction, including changes pursuant to which (i) the Company would make a cash payment to the Seller at the closing in an amount equal to the expenses incurred by the Seller after March 1, 2021 to advance the Product Candidates, and (ii) the number of shares of Common Stock to be delivered by the Company at the closing would be increased, subject to the beneficial ownership of the Seller and its affiliates of the Company’s issued and outstanding shares of Common Stock being capped at 87.5% upon the issuance of such shares at the closing (in addition to the 89.9999% beneficial ownership cap for the contingent share payments).

Early on March 12, 2021, representatives of Hogan Lovells circulated a revised draft term sheet to the Independent Committee incorporating the changes discussed at the March 11, 2021 meeting of the Independent Committee.

On March 12, 2021, the Independent Committee met with representatives of Hogan Lovells and Moelis to discuss the revised term sheet. At the meeting, the Independent Committee and its advisors discussed a revision to the transaction structure, such that the Company would acquire the Seller’s assets.

On March 13, 2021, Hogan Lovells circulated a revised draft term sheet to the Independent Committee incorporating the changes in transaction structure discussed at the March 12, 2021 meeting. Also on March 13, 2021, Hogan Lovells circulated the term sheet to Greenberg Traurig.

During the weeks of March 15, 2021 and March 24, 2021, representatives of Greenberg Traurig and representatives of Hogan Lovells held preliminary discussions regarding the proposed transaction structure and diligence and regulatory matters, among other things.

On March 21, 2021, the Independent Committee held a meeting at which representatives of Hogan Lovells and Moelis were present to discuss a process update.

On March 26, 2021, the Company and the Seller entered into a confidentiality agreement in connection with their preliminary discussions relating to the proposed transaction.

On March 26, 2021, the Independent Committee held a meeting at which representatives of Hogan Lovells and Moelis were present to discuss the draft Purchase Agreement.

Early on March 27, 2021, Hogan Lovells circulated an initial draft of the proposed Purchase Agreement to Greenberg Traurig.

From March 30, 2021 to April 11, 2021, representatives of Greenberg Traurig and representatives of Hogan Lovells discussed the terms and conditions of the proposed transaction and exchanged several revised drafts of the Purchase Agreement.

On April 6, 2021, the Independent Committee held a meeting at which representatives of BioVie management, Hogan Lovells and Moelis were present to discuss the financial forecasts created by BioVie management related to the Product Candidates.

On April 14, 2021, the Independent Committee held a meeting at which representatives of Hogan Lovells and Moelis were present to discuss the terms of the revised draft Purchase Agreement and an updated financial model relating to the potential transaction. At the meeting, representatives of Moelis summarized the key financial terms of the proposed transaction and described Moelis’ financial analyses with respect to the proposed transaction.

On April 15, 2021, Greenberg Traurig circulated additional comments to the draft Purchase Agreement to Hogan Lovells.

During the week of April 19, 2021, representatives of Greenberg Traurig and representatives of Hogan Lovells discussed various provisions of the draft Purchase Agreement, including the proposed measurement date to be used to calculate the closing cash payment and the number of shares of Common Stock to be issued by the Company at the closing. Representatives of Greenberg Traurig and representatives of Hogan Lovells also discussed the terms and conditions of the various ancillary transaction documents and exchanged drafts of such documents.

On April 26, 2021, Mr. Peizer and Mr. Sherman discussed the number of shares of Common Stock to be delivered by the Company at the closing, including the proposed 87.5% cap on the number of shares of the Company’s issued and outstanding Common Stock that the Seller, together with its affiliates (including Mr. Peizer and the Principal Stockholder), would beneficially own immediately after the closing.

Also on April 26, 2021, the Independent Committee held a meeting at which representatives of Hogan Lovells and Moelis were present to discuss the status of the proposed transaction and the proposed resolution of the remaining material open issues in the Purchase Agreement.

On the morning of April 27, 2021, the Independent Committee and representatives of Moelis and Hogan Lovells held a meeting to review and discuss the terms of the proposed transaction and the Purchase Agreement. At the meeting, representatives of Moelis summarized the key financial terms of the proposed transaction and described Moelis’ financial analyses with respect to the proposed transaction. At the conclusion of their presentation, representatives of Moelis delivered an oral opinion, which was confirmed by delivery of a written opinion, dated April 27, 2021, addressed to the Independent Committee to the effect that, as of the date of the opinion and based upon and subject to the conditions and limitations set forth in the written opinion, the Aggregate Consideration (as defined under “The Transaction — Opinion of the Independent Committee’s Financial Advisor”) to be paid by the Company in the Transaction is fair, from a financial point of view, to the Company, as described in more detail below under “The Transaction — Opinion of the Independent Committee’s Financial Advisor.” Also at that meeting, Hogan Lovells reviewed with the Independent Committee the fiduciary duties of the committee members in considering and approving the Transaction, summarized the key terms and conditions of the Purchase Agreement and related agreements, and described the proposed resolutions to approve the Transaction. After discussion, the Independent Committee determined that all material open issues had been resolved in a manner satisfactory to the Independent Committee and in the best interests of BioVie and its stockholders. The Independent Committee unanimously adopted resolutions (i) determining that the Purchase Agreement and the other transaction documents, and the transactions contemplated thereby, were advisable and fair to, and in the best interests of, BioVie and its stockholders and (ii) recommending that the BioVie Board approve the Purchase Agreement and the other transaction documents, and the transactions contemplated thereby.

Following the meeting of the Independent Committee, the BioVie Board held a meeting. At the meeting, Hogan Lovells summarized the material terms and conditions of the Purchase Agreement and related agreements. Hogan Lovells provided an overview of the background of the transaction and reviewed the proposed final terms in the Purchase Agreement and other transaction documents. Based on the unanimous recommendation of the Independent Committee, the BioVie Board unanimously (with the exception of Mr. Peizer, who recused himself) (i) determined that the Purchase Agreement and the Transaction and other transactions contemplated thereby are advisable, fair to and in the best interests of the Company and its stockholders, (ii) authorized, approved and adopted the Purchase Agreement and authorized and approved the transactions contemplated by the Purchase Agreement (including the Transaction) and the performance by the Company of its obligations under the Purchase Agreement, and (iii) authorized and approved the submission of a proposal to the Principal Stockholder to approve by written consent the issuance, under the Nasdaq Listing Rules, of the Initial Stock Consideration and Contingent Stock Consideration, subject in each case to the terms and conditions set forth in the Purchase Agreement.

On the afternoon of April 27, 2021, the Company, the Seller and the Principal Stockholder executed the Purchase Agreement, and the Principal Stockholder thereafter executed and delivered a written consent approving, under the Nasdaq Listing Rules, the issuance of the Initial Stock Consideration and Contingent Stock Consideration, subject in each case to the terms and conditions set forth in the Purchase Agreement. Shortly after market close on the Nasdaq Capital Market, the Company issued a press release announcing the Transaction and the execution of the Purchase Agreement.

From April 28, 2021

through May 6, 2021, members of the BioVie Board and Mr. Peizer discussed the terms of the Transaction with investment banks and several of the Company’s stockholders. Based on the feedback received in these discussions, such members of the BioVie Board and Mr. Peizer concluded that the complexity of the Contingent Stock Consideration made it difficult for current stockholders and potential investors to determine the likely number of shares of Common Stock that would be issued upon achievement of the milestones.

On May 6, 2021, Mr. Peizer and Mr. Do discussed a potential amendment to the Purchase Agreement to provide that the Contingent Stock Consideration would consist of a fixed number of shares of Common Stock, rather than shares of Common Stock having an aggregate value of up to $3.0 billion, as contemplated by the original Purchase Agreement.

On the afternoon of May 6, 2021, Mr. Do held a meeting with Mr. Lang at which representatives of Hogan Lovells and Moelis were present to discuss the proposed amendment to the Purchase Agreement. Under the proposed amendment, the Contingent Stock Consideration would consist of up to 18.0 million shares of Common Stock, with 4.5 million shares issuable upon the achievement of each of the four clinical, regulatory and commercial milestones set forth in the Purchase Agreement. In addition, the cap on the beneficial ownership of the Company’s Common Stock by the Seller and its affiliates (including Mr. Peizer and the Principal Stockholder) following each issuance of shares would be reduced from 89.9999% of the Company’s issued and outstanding Common Stock to 87.5% of the Company’s issued and outstanding Common Stock.

Early on May 7, 2021, Hogan Lovells circulated a draft amendment to the Purchase Agreement (the “Amendment”) to Greenberg Traurig. Later on May 7, 2021, Greenberg Traurig circulated comments to the Amendment to Hogan Lovells.

Also on May 7, 2021, the BioVie Board held a meeting to consider the proposed Amendment at which representatives of Hogan Lovells were present. Representatives of Hogan Lovells provided an overview of the proposed terms of the Amendment. After discussion, the BioVie Board unanimously (with the exception of Mr. Peizer, who recused himself, and Mr. Lang, who had a scheduling conflict and was unable to attend the meeting) (i) determined that the amended Purchase Agreement and transactions contemplated thereby are advisable, fair to and in the best interests of the Company and its stockholders, (ii) authorized, approved and adopted the Amendment subject to approval of the Amendment by the Independent Committee, and (iii) authorized and approved the submission of a proposal to the Principal Stockholder to approve by written consent the issuance, under the Nasdaq Listing Rules, of the Initial Stock Consideration and amended Contingent Stock Consideration, subject in each case to the terms and conditions set forth in the Purchase Agreement.

On May 8, 2021, the Independent Committee and representatives of Moelis and Hogan Lovells held a meeting to review and discuss the terms of the proposed Amendment. At the meeting, representatives of Hogan Lovells provided an overview of the proposed terms of the Amendment, and representatives of Moelis reviewed a comparison of the economic terms of the original Purchase Agreement and the amended Purchase Agreement. The Independent Committee determined that the amended Purchase Agreement and transactions contemplated thereby were no less favorable to the Company and its stockholders as compared to the original Purchase Agreement and the transactions contemplated thereby. In making its determination, the Independent Committee considered, among other things, (i) the fact that the estimated net present value of the consideration (as current share prices) to be delivered by the Company under the amended Purchase Agreement was less than half of the estimated net present value of the consideration (at current share prices) to be delivered by the Company under the original Purchase Agreement and (ii) that the delivery of a fixed number of shares to the Seller (or its successor) would better align the interests of the Principal Stockholder and the Company’s other stockholders in maximizing the value of the Common Stock. The Independent Committee also determined that, in light of the significant decrease in the estimated net present value of the consideration (at current share prices) to be delivered by the Company in the Transaction under the amended Purchase Agreement, it would not be necessary to obtain an updated fairness opinion from Moelis in connection with the proposed Amendment. After discussion, the Independent Committee unanimously adopted resolutions (i) determining that the amended Purchase Agreement and the other transaction documents, and the transactions contemplated thereby, were advisable and fair to, and in the best interests of, BioVie and its stockholders and (ii) authorizing, approving and adopting the Amendment.

On May 9, 2021, the Company, the Seller and the Principal Stockholder executed the Amendment, and the Principal Stockholder thereafter executed and delivered a written consent approving, under the Nasdaq Listing Rules, the issuance of the Initial Stock Consideration and the Contingent Stock Consideration, subject in each case to the terms and conditions set forth in the amended Purchase Agreement. On the morning of May 10, 2021, the Company issued a press release announcing the Amendment.

Reasons for the Transaction

In the course of evaluating the Transaction and the Purchase Agreement, the Independent Committee held numerous meetings, consulted with the Company’s management, legal counsel and its financial advisor and reviewed a significant amount of information. In reaching its decision to recommend that the BioVie Board approve the Transaction and the Purchase Agreement, the Independent Committee considered a number of factors, including, among others, the following factors:

•	the Independent Committee believes, based in part on the diligence conducted by the Weinberg Group and Hogan Lovells and an analysis conducted by the Company’s management and reviewed with the Independent Committee, that NE3107 and the other Product Candidates represent sizeable potential market opportunities in multiple indications, and the Transaction may therefore create significant value for the Company’s stockholders;
•	the Independent Committee believes that the Company and its stockholders would benefit from diversifying the Company’s product candidates, rather than continuing to pursue a single product candidate for the treatment of ascites;
•	approximately 29% of the total potential cash consideration and 32% of the total potential stock consideration is payable upon the closing of the Transaction, with a significant majority of the total potential consideration being payable only upon the achievement of significant milestones that will benefit all of the Company’s stockholders;
•	the Contingent Stock Consideration is capped such that the beneficial ownership of the Seller, together with its affiliates (including Mr. Peizer and the Principal Stockholder), will not exceed 87.5% of the Company’s issued and outstanding Common Stock following the issuance of Shares;
•	the Independent Committee believes that, as a result of arm’s length negotiations with the Seller, the Independent Committee and its representatives were able to achieve the most favorable transaction to the Company to which the Seller was willing to agree to, and that the terms of the Purchase Agreement include the most favorable terms to the Company in the aggregate to which the Seller was willing to agree;
•	the Independent Committee believes, after discussions with the Company’s management, financial advisors and legal counsel, that the Transaction is more favorable to the Company’s stockholders than other available alternatives, including the Company not engaging in any transaction; and
•	the Independent Committee considered Moelis’ presentation and opinion to the Independent Committee to the effect that, as of the date of the opinion and based upon and subject to the conditions and limitations set forth in the written opinion, the Aggregate Consideration to be paid by the Company in the Transaction is fair, from a financial point of view, to the Company, as described in more detail below under “The Transaction — Opinion of the Independent Committee’s Financial Advisor.”

The Independent Committee also considered a variety of risks and other countervailing factors related to the Transaction and the Purchase Agreement, including:

•	the Transaction may leave the Company will limited financial resources, and the Company will need to raise additional capital that it would not otherwise have to raise;
•	the Transaction may distract the Company’s management and divert the Company’s resources from the development of the Company’s therapeutic drug candidate BIV201 for the treatment of ascites; and
•	risks associated with the clinical trials for NE3107 and the other Product Candidates, including without limitation the risk that the FDA-authorized pivotal Phase 3 clinical trial for NE3107 for the treatment of Alzheimer’s Disease may not have enough patients for new drug application approval and may require an additional study, and the risks associated with the early-stage clinical data of NE3107 for other indications and of the other Product Candidates, which, in the future, may not be successfully developed into products that are marketed and sold.

The foregoing information and factors considered by the Independent Committee are not intended to be exhaustive but are believed to include all of the material factors considered by the Independent Committee. In view of the wide variety of reasons considered in connection with its evaluation of the Transaction and the complexity of these matters, the Independent Committee did not find it useful to attempt, and did not attempt, to quantify, rank or otherwise assign relative weights to these reasons. In considering the reasons described above, individual members of the Independent Committee may have given different weight to different reasons. The Independent Committee conducted an overall analysis of the factors described above, including thorough discussions with, and questioning of, the Company’s management team, the legal and financial advisors to the Independent Committee, and considered the reasons overall to be favorable to, and to support, its determination.

Required Stockholder Approval of the Issuance of the Shares

The Company is subject to Nasdaq Listing Rule 5635(a) because its Common Stock is listed and trades on the Nasdaq Capital Market. Nasdaq Listing Rule 5635(a) requires stockholder approval prior to the issuance of securities in connection with the acquisition of the stock or assets of another company if the number of shares to be issued is equal to or exceeds 20% of the outstanding shares of the acquiring company. In addition, Nasdaq Listing Rule 5635(a) requires listed companies to obtain stockholder approval prior to the issuance of securities in connection with the acquisition of the stock or assets of another company if any director, officer or substantial shareholder of the listed company has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the company or assets to be acquired or in the consideration to be paid in the transaction or series of related transactions and the present or potential issuance of common stock, or securities convertible into or exercisable for common stock, could result in an increase in outstanding common shares or voting power of 5% or more, which requirement applies in the case of the issuance of the Shares because Terren Peizer, the Company’s Chairman and, through April 27, 2021, Chief Executive Officer, is the indirect beneficial owner of the Seller and the direct beneficial owner of the Principal Stockholder, which qualifies as a “substantial shareholder” under Nasdaq rules.

The Company will issue 8,361,308 shares of Common Stock to the Seller at the closing of the Transaction, which represents 59.9% of the Company’s issued and outstanding Common Stock as of April 27, 2021 and would represent 37.5% of the Company’s issued and outstanding Common Stock after giving effect to the issuance of the Initial Stock Consideration. In addition, the Company may issue up to 18.0 million shares of Common Stock upon the achievement of certain clinical, regulatory and commercial milestones related to the drug candidates to be acquired by the Company from the Seller, as more fully set forth in the Purchase Agreement. Accordingly, Nasdaq Listing Rule 5635(a) requires the Company to obtain stockholder approval of the issuance of the Shares.

The approval of the issuance of the Shares by written consent required the approval of the holders of outstanding Common Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of Common Stock entitled to vote thereon were present and voted. As of the record date, there were 13,972,016 shares of the Company’s Common Stock issued and outstanding, each entitled to one vote per share. By a written consent dated May 9, 2021, the Principal Stockholder, the holder of 11,168,538 shares of Common Stock, representing a majority of the Company’s issued and outstanding Common Stock, approved the issuance of the Shares pursuant to the Purchase Agreement for purposes of Nasdaq Listing Rule 5635(a).

Opinion of the Independent Committee’s Financial Advisor

At the meeting of the Independent Committee on April 27, 2021 to evaluate and approve the Transaction, Moelis delivered an oral opinion, which was confirmed by delivery of a written opinion, dated April 27, 2021, addressed to the Independent Committee to the effect that, as of the date of the opinion and based upon and subject to the conditions and limitations set forth in the written opinion, the Aggregate Consideration (as defined below for purposes of this section) to be paid by the Company in the Transaction is fair, from a financial point of view, to the Company.

The discussion in this section relates to the terms and conditions of the Purchase Agreement without giving effect to the Amendment. Accordingly, all defined terms relate to the terms of the original Purchase Agreement. In particular, for purposes of this discussion, the Aggregate Consideration and Contingent Consideration assume that, following the closing of the Transaction, the Company would be obligated to deliver Contingent Stock Consideration to the Seller (or its successor) consisting of shares of Common Stock having an aggregate value of up to $3,000,000,000, subject to the achievement of certain clinical, regulatory and commercial milestones related to the drug candidates to be acquired by the Company from the Seller, and subject to a cap limiting each issuance of shares of Common Stock if such issuance would result in the beneficial ownership of the Seller and its affiliates exceeding 89.9999% of the Company’s issued and outstanding common stock.

The full text of Moelis’ written opinion dated April 27, 2021, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B to this Information Statement and is incorporated herein by reference. Moelis’ opinion was provided for the use and benefit of the Independent Committee (solely in its capacity as such) in its evaluation of the Transaction. Moelis’ opinion is limited solely to the fairness, from a financial point of view, of the Aggregate Consideration and does not address the Company’s underlying business decision to effect the Transaction or the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available to the Company and does not address any legal, regulatory, tax or accounting matters. In particular, Moelis’ opinion does not address any aspect or implication of any possible financing alternatives or methods, the possible terms of any such financings or the impact on the Company or any of its security holders. Moelis’ opinion does not constitute a recommendation as to how any holder of securities of the Company should act with respect to the Transaction or any other matter. Moelis’ opinion was approved by a Moelis fairness opinion committee.

In arriving at its opinion, Moelis, among other things:

•	reviewed certain publicly available business and financial information for the Company and the Product Candidates;
•	reviewed certain internal information relating to the earnings, cash flow, assets, liabilities and prospects of the Product Candidates furnished to Moelis by the Company, including financial forecasts related to the Product Candidates, provided to or discussed with Moelis by Company management;
•	conducted discussions with members of senior management and representatives of the Company concerning the publicly available and internal information described in the foregoing, as well as the prospects of the Product Candidates and the Company generally;
•	reviewed publicly available financial and stock market data of certain other companies in lines of business that Moelis deemed relevant;
•	reviewed the financial terms of certain other transactions that Moelis deemed relevant;

•	reviewed a draft of the Purchase Agreement;
•	participated in certain discussions and negotiations among representatives of the Company and the Seller and their advisors; and
•	conducted such other financial studies and analyses and took into account such other information as Moelis deemed appropriate.

As the Independent Committee was aware, Company management informed Moelis that it did not have available forward-looking information relating to the business, earnings, cash flow, assets, liabilities and prospects of the Company. Accordingly, with the consent of the Independent Committee, in reaching its conclusions set forth in its opinion, Moelis did not perform any discounted cash flow analysis relating to the Company or the Common Stock.

In connection with its review, with the consent of the Independent Committee, Moelis relied on the information supplied to, discussed with or reviewed by it for purposes of its opinion being complete and accurate in all material respects. Moelis did not assume any responsibility for independent verification of (and did not independently verify) any such information. With the consent of the Independent Committee, Moelis relied upon, without independent verification, the assessment of the Company and its legal, tax, regulatory and accounting advisors with respect to legal, tax, regulatory and accounting matters. With respect to the financial forecasts relating to the Product Candidates referred to above, Moelis assumed, at the direction of the Independent Committee, that such financial forecasts were reasonably prepared on a basis reflecting the best currently available estimates and judgments of Company management as to the future performance of the Product Candidates, and that the Acquired Assets would be sufficient to execute the business plan for the Product Candidates reflected in such financial forecasts (subject to the availability of sufficient capital to fund the business plan). In particular, Company management advised Moelis, and Moelis assumed, that Company management’s expectations relating to (i) the costs associated with the development of the Products (including risks associated with receipt of regulatory approvals for the Products), (ii) the probability of the successful receipt of regulatory approvals for the Products, and (iii) the potential for, and timing of, the commercial opportunities for the Products, assuming receipt of regulatory approvals, were reasonably developed, in good faith, on bases reflecting the best currently available estimates and judgments of Company management as to such matters, and Moelis expressed no opinion with respect to such matters or any assumptions on which they were based. Additionally, with respect to the costs associated with the development of the Products (including risks associated with receipt of regulatory approvals for the Products), at the direction of Company management and with the consent of the Independent Committee, Moelis used the midpoint of any forecasted ranges of such costs for purposes of its analyses and opinion.

For purposes of its analyses and opinion, Moelis (i) analyzed the Aggregate Consideration based on the amount of Contingent Consideration, as reflected in the financial forecasts furnished to Moelis by the Company, which forecasts contemplate payment of the maximum possible amount under the Agreement and (ii) assumed that no Fundamental Transaction (as defined in the Purchase Agreement) will occur that may affect the timing of the payment of any installments of the Contingent Consideration. In addition, at the direction of the Independent Committee, Moelis relied on the assessments of Company management as to the Company’s ability to retain key personnel necessary to execute the business plan. Moelis expressed no views as to the reasonableness of any financial forecasts or the assumptions on which they are based. In addition, with the consent of the Independent Committee, Moelis did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet, or otherwise) of the Seller, including any such assets or liabilities included in the Product Candidates, or the Company, nor was Moelis furnished with any such evaluation or appraisal, other than a third-party evaluation of the development process for the Products.

Moelis’ opinion does not address the Company’s underlying business decision to effect the Transaction or the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available with respect to the Company and does not address any legal, regulatory, tax or accounting matters. In particular, Moelis’ opinion does not address any aspect or implication of any possible financing alternatives or financing methods which may be used to finance the future development of the Products, including but not limited to, the viability of any such financing alternatives or methods, the possible terms or any such financings or the impact on the Company or any of its security holders. At the direction of the Independent Committee, Moelis was not asked to, nor did it, offer any opinion as to any terms of the Purchase Agreement or any aspect or implication of the Transaction, except for the fairness of the Aggregate Consideration from a financial point of view to the Company. With the consent of the Independent Committee, Moelis expressed no opinion as to what the value of Common Stock actually will be when issued pursuant to the Transaction or the prices at which Common Stock may trade at any time. In rendering its opinion, Moelis assumed, with the consent of the Independent Committee, that the final executed form of the Purchase Agreement would not differ in any material respect from the draft that Moelis reviewed, that the Transaction would be consummated in accordance with its terms without any waiver or modification that could be material to Moelis’ analysis, and that the parties to the Purchase Agreement would comply with all the material terms of the Purchase Agreement. Moelis assumed, with the consent of the Independent Committee, that all governmental, regulatory or other consents and approvals necessary for the completion of the Transaction will be obtained, except to the extent that could not be material to its analysis. In addition, representatives of the Company advised Moelis, and Moelis assumed, with the consent of the Independent Committee, that the Transaction, together with the liquidation of the Seller anticipated to occur following the consummation of the Transaction, will qualify as a tax-free reorganization for federal income tax purposes.

Moelis’ opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Moelis as of, the date of its opinion, and Moelis assumed no responsibility to update its opinion for developments after the date of its opinion.

Moelis’ opinion did not address the fairness of the Transaction or any aspect or implication of the Transaction to, or any other consideration of or relating to, the holders of any class of securities, creditors or other constituencies of the Company. In addition, Moelis did not express any opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors or employees of any parties to the Transaction, or any class of such persons, whether relative to the Aggregate Consideration or otherwise.

Financial Analyses

The following is a summary of the material financial analyses presented by Moelis to the Independent Committee at its meeting held on April 27, 2021, in connection with its opinion.

Some of the summaries of financial analyses below include information presented in tabular format. In order to fully understand Moelis’ analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the analyses. Considering the data described below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Moelis’ analyses.

For purposes of its analyses, Moelis reviewed a number of financial and operating metrics, including:

•	equity value, calculated (unless the context indicates otherwise) as market value of the relevant company’s diluted common equity (using the treasury stock method) based on its closing unit or stock price on a specified date; and

•	Enterprise Value, defined as equity value, plus debt, at book value, less cash and cash equivalents (“net debt”), plus minority interests at book value, as of a specified date.

Unless the context indicates otherwise, for purposes of, among other things, deriving implied Enterprise Values and valuation reference ranges, Moelis calculated the Enterprise Value for (i) the Company based on net debt as of December 31, 2020 and diluted shares outstanding using the treasury stock method, and (ii) the selected public companies based on publicly available information for each company as of the most recent quarter for which such information was available as of April 23, 2021. All such information for the Company was provided by management of the Company.

Set forth below is a summary of the material financial analyses performed by Moelis in connection with its opinion.

For purposes of the financial analyses of the Product Candidates described below, the term “Aggregate Consideration” refers to the implied aggregate consideration provided for in the Transaction, calculated based on (i) an amount in cash estimated to be $2,924,726, plus (ii) the value of Common Stock based on a 10-trading day VWAP as of April 23, 2021 multiplied by 8,361,308 shares of Common Stock, plus (iii) contingent consideration in an aggregate amount of $3,007,261,224.21 consisting of (a) an aggregate amount in cash assumed to be equal to $7,261,224.21 and (b) shares of Common Stock valued at an aggregate amount of $3,000,000,000, each of (a) and (b) reflecting the value of the maximum possible amount under the Contingent Consideration payment calculation mechanics. With respect to Contingent Consideration, such amounts payable prior to approval by the FDA of the New Drug Application (“NDA”) were discounted by Moelis at 14.0% and subsequent Contingent Consideration payments were discounted at 10.8%, so as to match the probability weighting for associated revenues, as described below.

Discounted Cash Flow Analysis. Moelis performed discounted cash flow (“DCF”) analyses of the Product Candidates using financial projections provided by management of the Company for the period beginning with the fiscal year ending December 31, 2021 through the fiscal year ending December 31, 2040 (using mid-year convention) to calculate the present value as of December 31, 2020 of the estimated future unlevered after-tax free cash flows projected to be generated by the Product Candidates. These DCF analyses were based on five forecast scenarios provided by management of the Company (collectively, the “Forecast Scenarios” and individually, “Scenario One”, “Scenario Two”, “Scenario Three”, “Scenario Four” and “Scenario Five” and the respective DCF analysis based on each such Forecast Scenario, “Scenario One DCF”, “Scenario Two DCF”, “Scenario Three DCF”, “Scenario Four DCF” and “Scenario Five DCF”, respectively). Each of the Forecast Scenarios had certain base assumptions, which included: (i) product launch year for NE3107 of (a) 2028 for AD in the US and 2029 in each of the EU and Japan and (b) 2029 for PD in the US and 2030 in each of the EU and Japan; (ii) probability of success (“PoS”) for receipt of all requisite regulatory approvals weighting for all revenues for both AD and PD of 10.8%; (iii) PoS weighting for all expenses for both AD and PD of 10.8%, except for (a) pre-launch general and administrative expenses and development expenses incurred through initial Phase III readout, to which a 100% PoS weighting was applied and (b) expenses incurred from the time of pivotal trial initiation through the approval of NE3107, to which a 27.8% PoS weighting was applied; (iv) peak market share penetration for NE3107 of (a) 15% for AD and (b)(i) 15% for PD in the US and (ii) 12.5% for PD in each of the EU and Japan; and (v) timing for the loss of exclusivity for NE3107 for both AD and PD of (a) mid-2034 in the US, (b) 2039 in the EU and (c) 2037 in Japan, based on relevant combination of regulatory, market and/or intellectual property protection in each geography.

The assumptions underlying the Forecast Scenarios differed based on the assumptions associated with the percentages of addressable patients with mild, moderate, or severe cases of AD and PD (which assumed percentages were the same for AD and PD) and are indicated in the following table:

	% of Addressable AD and PD Patients
	Mild	Moderate	Severe
Scenario One	100%	10%	10%
Scenario Two	10%	100%	10%
Scenario Three	80%	80%	10%
Scenario Four	80%	10%	10%
Scenario Five	10%	80%	10%

In performing the DCF analyses of the Product Candidates, Moelis used a range of discount rates of 10.5% to 14.5% based on an estimated weighted average cost of capital (“WACC”) including a cost of equity calculation using the capital asset pricing model (“CAPM”), inclusive of a size premium, and assumed no debt or debt-like securities. In performing the DCF analyses of the Product Candidates, Moelis used a range of estimated terminal values derived by applying a range of terminal value growth rates of (80.0%) to (20.0%) to the Product Candidates’ estimated unlevered after-tax free cash flows for the year 2040, each adjusted using the PoS weightings described above.

These analyses indicated the following implied valuation reference ranges for the Product Candidates, as compared to a reference range of the net present value of Aggregate Consideration to be paid in the Transaction of $272 million to $313 million.

($ in millions)	Implied Valuation Range	Aggregate Consideration Valuation Range
Scenario One DCF	$590 – $1,012	$272 – $313
Scenario Two DCF	$385 – $675
Scenario Three DCF	$742 – $1,258
Scenario Four DCF	$466 – $809
Scenario Five DCF	$306 – $546

Selected Publicly Traded Companies Analysis. Moelis reviewed stock market and balance sheet information of certain selected publicly traded companies (a) that, like Seller, have pre Proof-of-Concept (“pre-PoC”) product candidates and a lead product candidate in development for neurodegenerative diseases, including AD or PD, (b) that focus on small molecule entity (“SME”) and/or antibody products, excluding new modalities and next generation platforms, and (c) whose lead product candidate has a similar development and regulatory risk profile to NE3107 (i.e., lead product candidate regulatory approval is at planned, ongoing or completed Phase II clinical trial stage).

Set forth below are the six selected publicly traded companies, as well as their respective targeted lead treatment indications, stages of development and implied Enterprise Values as of April 23, 2021:

Company	Indication	Phase	Implied Enterprise Value
Prothena Corporation Public Limited Company	PD	Phase II ongoing	$725
Athira Pharma, Inc.	AD & PD	Phase II/III ongoing (AD); Phase II ready (PD)	$496
Vivoryon Therapeutics N.V.	AD	Phase IIb ongoing	$301
AC Immune SA	AD	Phase II ongoing	$234
vTv Therapeutics Inc.	AD	Phase II complete	$196
Annovis Bio, Inc.	AD & PD	Phase IIa ongoing	$176

Median			$267

Moelis observed an implied enterprise value reference range for the selected publicly traded companies of approximately $175 million to $725 million, as compared to a reference range of the net present value of Aggregate Consideration to be paid in the Transaction of $272 to $313 million, calculated as described above under Discounted Cash Flow Analysis.

In addition, Moelis noted that it viewed the Selected Publicly Traded Companies analysis as less reliable as an indication of value than the DCF analysis described above, in light of the Product Candidates’ unique lead product candidate targeting AD and its pipeline-in-a-product potential for PD and other indications.

Selected Precedent Transactions Analysis. Moelis reviewed financial information of certain selected transactions announced since the beginning of 2016 involving target entities (a) that had pre-PoC product candidates and a lead product candidate in development for neurodegenerative diseases, including AD or PD, (b) that focused on SME product candidates, excluding new modalities and next generation platforms, and (c) whose lead product candidate has a similar development and regulatory risk profile to NE3107, in that the lead product candidate had completed Phase I clinical trials (with an emphasis on target entities without in-human PoC data, whose lead product candidate was in Phase II or Phase III clinical trials).

Set forth below are the four selected transactions, as well as, for each selected transaction, the target entity’s lead product candidate’s treatment indications and stages of development:

Date Announced	Target	Acquiror	Indication	Phase
September 2020	Inflazome Ltd	Roche Holding AG	AD & PD	Phase II ready
March 2018	Prexton Therapeutics SA	H. Lundbeck A/S	PD	Phase II ongoing
November 2016	Chase Pharmaceuticals Corp	Allergan plc	AD	Phase III ready
April 2016	Heptares Therapeutics	Allergan plc	AD	Phase I complete

For the selected transactions, Moelis reviewed the total consideration announced for each of the selected transactions, which such total consideration in each case, consisted of (i) upfront cash consideration and (ii) contingent consideration, which such contingent consideration, in each case, was adjusted by Moelis for purposes of its analysis (a) assuming the contingent consideration payment in each selected transaction is paid in one lump sum three years following the announcement of the transaction, (b) applying the PoS weighting of 10.8% described above under Discounted Cash Flow Analysis, and (c) applying a 12.5% discount rate (regardless of the particular target’s size or capital structure), which such discount rate was the midpoint of the discount range Moelis used in its Discounted Cash Flow Analysis described above. Consideration amounts for the selected transactions was based on publicly available information for each transaction at the time of announcement of the applicable transaction.

The results of this analysis are summarized in the following table:

Company	Total Consideration	Cash Consideration	Contingent Consideration	($ in millions)
Inflazome Ltd	$446+	$446	-----(1)
Prexton Therapeutics SA.	$198(2)	$123	$75
Chase Pharmaceuticals Corp	$191	$125	$66
Heptares Therapeutics(3)	$365	$125	$240

Median	$281

(1) Such amount of contingent consideration was undisclosed.

(2) Such amount based on the EUR to USD exchange rate at the time of transaction announcement.

(3) Transaction structured as a licensing agreement.

Moelis observed a reference range of net present value of total consideration paid for the targets in the selected precedent transactions of approximately $190 million to $450 million, as compared to a reference range of the net present value of Aggregate Consideration to be paid in the Transaction of $272 to $313 million, calculated as described above under Discounted Cash Flow Analysis.

In addition, Moelis noted that it viewed the Selected Precedent Transactions analysis as less reliable as an indication of value than the DCF analysis described above, in light of the Products’ unique lead product candidate targeting AD and its pipeline-in-a-product potential for PD and other indications.

Other Information

Moelis also noted for the Independent Committee the following analyses that were not considered part of Moelis’ financial analyses with respect to its opinion but were referenced for informational purposes:

•	the implied enterprise values of certain selected publicly traded companies with a pre-PoC, SME product candidate in stages of development ranging between Phase Ib and Phase IIb (ongoing) and a lead program in rare/orphan indication(s) that excludes new modalities and next generation platforms, which selected publicly traded companies consisted of Kezar Life Sciences, Inc., Cerecor Inc., Reneo Pharmaceuticals, Inc., Saniona AB, IMARA Inc., and Addex Therapeutics Ltd. Such review indicated low and high implied Enterprise Values of $39 million and $266 million, a mean implied Enterprise Value of $138 million and a median implied Enterprise Value of $125 million, as compared to the implied Enterprise Value of the Company on April 23, 2021 of $241 million.

•	the historical intra-day trading prices for shares of Common Stock during the 52-week period ended April 23, 2021, which reflected low and high stock prices during such period ranging from $3.51 to $46.10 per share of Common Stock as compared to (i) one available published Wall Street research analyst price target of $47.00 per share of Common Stock as of January 14, 2021, (ii) the 10-day VWAP of $13.82 per share of Common Stock as of April 23, 2021, and (iii) the closing price of $17.77 per share of Common Stock on April 23, 2021.

Miscellaneous

This summary of the analyses is not a complete description of Moelis’ opinion or the analyses underlying, and factors considered in connection with, Moelis’ opinion. The preparation of a fairness opinion is a complex analytical process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Moelis’ opinion. In arriving at its fairness determination, Moelis considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis. Rather, Moelis made its fairness determination on the basis of its experience and professional judgment after considering the results of all of its analyses.

No selected company or transaction used in the analyses described above is identical to the Company, the Seller or the Transaction. In addition, such analyses do not purport to be appraisals, nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because the analyses described above are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of the Independent Committee, the Company or Moelis or any other person assumes responsibility if future results are materially different from those forecast.

Moelis acted as financial advisor to the Independent Committee in connection with the Transaction and is entitled to receive a fee from the Company for its services of $3 million, in the aggregate, $850,000 of which became payable in connection with the delivery of its opinion, regardless of the conclusion reached therein, and the remainder of which is contingent upon completion of the Transaction. Furthermore, the Company has agreed to indemnify Moelis for certain liabilities, including liabilities under the federal securities laws, arising out of its engagement.

Moelis’ affiliates, employees, officers and partners may at any time own securities (long or short) of the Company and/or affiliates of the Company and the Seller. In the two years preceding the date of Moelis’ opinion, Moelis had not provided any investment banking or other services to either the Company, the Seller or any of their respective affiliates unrelated to the Transaction. In the future, Moelis may provide investment banking and other services to the Company and or its affiliates and may receive compensation for such services.

Interests of Related Parties in the Transaction

Terren Peizer, the Company’s Chairman and, through April 27, 2021, Chief Executive Officer, is the indirect beneficial owner of the Seller and the direct beneficial owner of the Principal Stockholder. Because of this, Mr. Peizer controls each of the Company, the Seller and the Principal Stockholder, which has guaranteed the Seller’s payment obligations under Purchase Agreement. Accordingly, the Company, the Seller and the Principal Stockholder are affiliated entities through common indirect ownership. Through his controlling interests in the Company and the Seller, Mr. Peizer has an interest in the Shares to be issued to the Seller in the Transaction.

Joanne Wendy Kim, the Company’s Chief Financial Officer and Corporate Secretary, serves as interim Chief Financial Officer of the Seller. Ms. Kim does not beneficially own any securities of either the Seller or the Principal Stockholder.

Each of Richard J. Berman, Steve Gorlin and Robert Hariri serves as a director of both BioVie and the Seller. None of Messrs. Berman, Gorlin or Hariri beneficially owns any securities of either the Seller or the Principal Stockholder.

As required under Nasdaq Listing Rule 5630, the Independent Committee negotiated the terms and conditions of the Transaction and approved the Transaction. The Independent Committee consisted solely of independent directors with no interest in the Transaction different from, or in addition to, the interests of the Company’s stockholders generally.

Material United States Federal Income Tax Consequences of the Transaction

The Transaction will not result in any taxable gain or loss for U.S. federal income tax purposes to the Company, the Seller or any stockholder of the Company (in his, her or its capacity as a stockholder of the Company).

Accounting Treatment

The Company anticipates that the Transaction will be accounted for as an asset acquisition between entities under common control in accordance with GAAP.

Dissenter’s Rights

The Company’s stockholders do not have any dissenter’s rights or appraisal rights in connection with the Transaction or the approval of the issuance of the Shares pursuant to the terms of the Purchase Agreement.

THE PURCHASE AGREEMENT

Acquired Assets

Upon the terms and subject to the conditions of the Purchase Agreement, at the closing of the Transaction (the “Closing”), the Seller will sell, assign, transfer and deliver (or cause to be sold, assigned, transferred and delivered) to the Company, and the Company will purchase from the Seller, all right, title and interest in, to and under the following assets (collectively, the “Acquired Assets”), free and clear of all liens (other than permitted liens):

(a)	the Seller’s drug compounds NE3107, NE3291, NE3413, NE3789 and any other pharmaceutical compositions owned or controlled by the Seller (including all forms of such pharmaceutical compositions under research or in development) in existence as of the date of the Purchase Agreement or as of the Closing date and, any improvements, modifications, derivatives, formulations, combination products and line extensions of such pharmaceutical compositions (collectively, the “Products”);
(b)	all inventories of products, work-in-process, finished goods, raw materials, supplies, equipment, parts, labels and packaging, in each case, relating primarily to the Products, wherever located, including consignment inventory and inventory held on order or in transit;
(c)	all intellectual property used in the Seller’s exploitation of any of the Products and the Seller’s conduct of its business, including both licensed and owned intellectual property;
(d)	all of the Seller’s rights under any contract that relates primarily to the Products, the Seller’s business or the other assets being acquired by the Company (the “Assigned Contracts”);
(e)	all world-wide regulatory filings, marketing authorizations, permits, licenses, registrations, regulatory clearances, approvals, concessions, qualifications, registrations, certifications and similar items that cover or are related to any of the Products or the Seller’s business, including those related to market, pricing or reimbursement approval of the Products;
(f)	all books, records, materials and data relating to the Products;
(g)	all goodwill and going concern value primarily related to the Products, the Seller’s business or the other assets being acquired by the Company;
(h)	the name “NeurMedix” and the other business names, brand names, marketing names, trade names, trademarks, service marks and domain names primarily related to or used in connection with the Seller’s business and any and all other derivatives thereof, including any registrations and/or applications for registration of the name and all goodwill associated therewith; and
(i)	furniture, office equipment and other material assets owned by the Seller located at 6165 Greenwich Drive, Suite 150, San Diego, California 92122.

Excluded Assets

Under the terms of the Purchase Agreement, other than the Acquired Assets mentioned above, all other assets of the Seller will be excluded from the Transaction.

Assumed Liabilities

Upon the terms and subject to the conditions of the Purchase Agreement, at the Closing, the Company will assume and agree to pay, perform and discharge when due the following (and only the following) liabilities of Seller, and in each case solely to the extent not a Retained Liability (as defined below) (collectively, the “Assumed Liabilities”):

(a)	all liabilities of the Seller arising after the Closing under the Assigned Contracts, excluding any such liabilities which relate to any breach of contract, breach of warranty, tort, infringement or violation of law or which arose out of any charge, complaint, action, suit, proceeding, hearing, investigation, claim or demand arising at or prior to the Closing; and
(b)	all liabilities arising after the Closing to the extent related to the conduct by the Company and its affiliates (which excludes the Seller and the Principal Stockholder for purposes of the Purchase Agreement) of the Seller’s business, including the manufacturing, using, developing, promoting, marketing, distributing, selling or offering to sell the Products and taxes relating to a post-Closing tax period.

Retained Liabilities

Under the terms of the Purchase Agreement, the Company will not assume and will not be responsible to pay, perform or discharge any of the Seller’s liabilities or obligations arising out of or relating to the operation of the Seller’s business prior to the Closing (collectively, the “Retained Liabilities”), whether known or unknown, absolute or contingent, liquidated or unliquidated, due or to become due and accrued or unaccrued, and whether claims with respect thereto are asserted before or after the Closing.

Consideration

At the Closing of the Transaction, the Company will issue to the Seller the Initial Stock Consideration, consisting of 8,361,308 Shares, and make a cash payment equal to the aggregate amount of the Seller’s direct and documented cash expenditures to advance certain clinical programs from March 1, 2021 through the Closing, which cash payment is estimated to be approximately $3.0 million.

Subject to the terms and conditions of the Purchase Agreement, following the Closing, the Company will also be obligated to deliver the following contingent consideration to the Seller:

•	Cash payments up to an aggregate of $7,261,224.21 (the “Contingent Cash Amount”) contingent upon the satisfaction of the following conditions: (i) a pivotal clinical trial for NE3107 for the treatment of Alzheimer’s Disease meeting its primary endpoint(s); and (ii) the Company having successfully raised (in one or more transactions) at least $50,000,000 in new capital after April 27, 2021 (together, the “Contingent Cash Conditions”). Subject to the satisfaction of the Contingent Cash Conditions, on the closing date for each capital raise completed by the Company from and after the Closing, the Company will pay to the Seller an amount in cash equal to 10% of the net proceeds of the applicable capital raise up to the Contingent Cash Amount until the Contingent Cash Amount has been paid in full, provided that the Company will pay such amount upon the first capital raise upon completion of which the Contingent Cash Condition set forth in clause (ii) above will have been satisfied only if the net proceeds of such capital raise exceed $75,000,000 and the managing underwriter for such capital raise has not advised the Company in writing that, in its reasonable view, marketing and execution factors require a reduction in the Contingent Cash Amount payable from such capital raise.

•	The Contingent Stock Consideration, consisting of up to 18,000,000 Shares, subject to the achievement of certain clinical, regulatory and commercial milestones related to the drug candidates to be acquired by the Company from the Seller (i.e., NE3107, NE3291, NE3413 or NE3789) (the “Milestone Products”) as follows (each milestone may only be achieved once), subject to adjustment for stock splits, combinations, reclassifications or similar transactions:
Milestone	Number of Shares
A. A pivotal clinical trial for any Milestone Product meets its primary endpoint(s).	4,500,000
B. The U.S. Food and Drug Administration (“FDA”) accepts a new drug application for any Milestone Product, provided that 50% of this milestone will be payable earlier upon the filing of a marketing authorization application for any Milestone Product with the European Medicines Agency.	4,500,000
C. The FDA approves a new drug application for any Milestone Product, provided that 50% of this milestone shall be payable earlier upon the grant by the European Commission of marketing authorization for any Milestone Product.	4,500,000
D. Net sales for all Milestone Products together reach at least $1,000,000,000 during any of the Company’s fiscal years.	4,500,000

Notwithstanding the foregoing, if, following the issuance by the Company of Shares following the achievement of a milestone, the total ownership of the Seller and its affiliates (which includes the Principal Stockholder) of the Company’s issued and outstanding Common Stock would exceed 87.5% of the Company’s issued and outstanding Common Stock, the Company will reduce the number of Shares issuable upon achievement of the applicable milestone such that, following issuance of the applicable Shares, the Seller and its affiliates would own 87.5% of the Company’s issued and outstanding Common Stock.

The Company may offset against the Contingent Cash Amount and Contingent Stock Consideration any amounts then owed by the Seller to the Company pursuant to the Purchase Agreement.

Representations and Warranties

The Purchase Agreement contains a number of representations and warranties made by the Company and the Seller. The statements embodied in those representations and warranties were made for purposes of the Purchase Agreement between the parties and are subject to qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Purchase Agreement. Certain representations and warranties were made as of April 27, 2021, may be subject to contractual standards of materiality different from those generally applicable to stockholders or which may have been used for the purpose of allocating risk between the parties rather than establishing matters of fact. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts because they are qualified as described above. Moreover, information concerning the subject matter of the representations and warranties may have changed since April 27, 2021, and these changes may or may not be fully reflected in the Company’s public disclosures. The Purchase Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company and the Seller that is contained in this Information Statement, as well as in the filings that the Company has made and will make with the SEC. The representations and warranties contained in the Purchase Agreement may or may not have been accurate as of the date they were made, and the Company makes no assertion herein that they are accurate as of the date of this Information Statement.

Seller Representations and Warranties. In the Purchase Agreement, the Seller has made a number of representations and warranties that are subject, in some cases, to specified exceptions and qualifications contained in the Purchase Agreement. These representations and warranties relate to, among other things:

•	corporate organization;
•	the Seller’s authority to enter into the Purchase Agreement and other Transaction documents and the validity and enforceability of the Purchase Agreement and other Transaction documents;
•	the absence of conflicts with the Seller’s charter documents, applicable law or certain contracts as a result of the execution, delivery and performance by the Seller of the Purchase Agreement and other Transaction documents;
•	the Seller’s financial statements;
•	absence of changes;
•	the Seller’s assets, including the Acquired Assets;
•	taxes;
•	employee and labor matters;
•	compliance with laws, permits and governmental consents;
•	legal proceedings;
•	contracts and commitments;
•	intellectual property;
•	insurance;
•	regulatory matters;
•	affiliate transactions;
•	brokers and agents for the Transaction; and
•	certain matters relating to the Seller’s acquisition of the Shares.

The Company’s Representations and Warranties. The Company’s representations and warranties relate to, among other things:

•	corporate organization;
•	the Company’s authority to enter into the Purchase Agreement and other Transaction documents and the validity and enforceability of the Purchase Agreement and other Transaction documents;
•	the absence of conflicts with the Company’s charter documents, applicable law or certain contracts as a result of the execution, delivery and performance by the Company of the Purchase Agreement and other Transaction documents;
•	sufficient funds for the Transaction;
•	capitalization;
•	the Company’s Common Stock;
•	the Company’s filings with the SEC, financial statements and absence of changes;
•	the Company’s listing on Nasdaq;
•	taxes;
•	compliance with laws, including anti-bribery laws;
•	legal proceedings;
•	contracts and commitments;
•	brokers and agents for the Transaction; and
•	the disclosure in this Information Statement.

Covenants

Conduct of the Seller Business Pending Closing. Between the date of the Purchase Agreement and the Closing or earlier termination of the Purchase Agreement, the Seller has agreed to (i) conduct its business in the ordinary course of business, (ii) use reasonable best efforts to maintain and preserve its business and organization intact, retain its present officers and employees and maintain and preserve its relationships with its officers and employees, suppliers, vendors, customers, licensors, licensees, distributors, regulatory authorities, creditors and others having business relations with it, and (iii) maintain the tangible Acquired Assets, including those held under leases, in good working order and condition, ordinary wear and tear excepted. The Seller also agreed that it would not take certain actions without the consent of the Company’s board of directors (not to be unreasonably withheld, delayed or conditioned).

Exclusivity. The Seller agreed that prior to the Closing or earlier termination of the Purchase Agreement, it will not, directly or indirectly (i) initiate, solicit, encourage or otherwise knowingly facilitate any inquiry, proposal, offer or discussion with any party (other than its representatives, and the Company and its representative) concerning alternatives to the Transaction, (ii) except as may be required by applicable law, furnish any non-public information concerning its business (or any portion thereof) or the Acquired Assets to any person (other than its representatives, and the Company and its representative) or (iii) engage in discussions or negotiations with any party (other than its representatives, and the Company and its representative) concerning alternatives to the Transaction. The Seller also agreed to notify the Company in writing of any inquiry, proposal or other materials, and of any discussions, negotiations or proposals relating to alternatives to the Transaction.

BioVie Stockholder Approval. The Company agreed to submit a written consent to the Principal Stockholder to approve the issuance of the Shares under the Nasdaq Listing Rules and file this Information Statement with the Securities and Exchange Commission.

Non-Solicitation and Confidentiality. The Seller agreed to customary non-solicitation and confidentiality provisions.

Closing Conditions

The respective obligations of the parties to effect the Transaction are subject to satisfaction or waiver at or before the Closing of the following conditions:

•	the accuracy of the representations and warranties of the other party (subject to certain customary materiality qualifiers);
•	the other party’s compliance with the covenants contained in the Purchase Agreement;
•	no violations of law;
•	no material adverse changes relating to the other party;
•	in the case of the Company, receipt of approval of the issuance of the Shares by the Principal Stockholder and, in the case of both the Company and the Seller, this Information Statement having been mailed to the Company’s stockholders at least twenty calendar days prior to the Closing;
•	in the case of the Company, the absence of certain adverse regulatory matters relating to the drug candidates to be acquired by the Company; and
•	various ancillary agreements being executed and delivered by the parties.

Indemnification

If the Closing occurs, the Seller will defend and indemnify the Company and its affiliates and their respective representatives, and will hold each such indemnified party harmless against, any and all losses incurred by such indemnified party resulting from, relating to or constituting (i) any breach of or inaccuracy in any representation or warranty of the Seller set forth in the Purchase Agreement or in the certificate delivered at the Closing; (ii) any nonfulfillment or breach of any covenant or agreement on the part of the Seller set forth in the Purchase Agreement; and (iii) any Retained Liabilities.

In addition, if the Closing occurs, the Company will defend and indemnify the Seller and its affiliates and their respective representatives, and will hold each such indemnified party harmless against, any and all losses incurred by such indemnified party resulting from, relating to or constituting (i) any breach of or inaccuracy in any representation or warranty of the Company set forth in the Purchase Agreement or in the certificate delivered at the Closing; (ii) any nonfulfillment or breach of any covenant or agreement on the part of the Company set forth in the Purchase Agreement; and (iii) any Assumed Liabilities.

The parties’ indemnification obligations with respect to losses arising from breaches of or inaccuracies in any of their respective representations or warranties are subject to a $1,000,000 indemnification threshold overall and $25,000 indemnification threshold per claim, except in the case of fraud or the breach of or inaccuracy in certain fundamental representations and warranties. The parties’ indemnification obligations are also subject to a cap equal to ten percent of the value of the consideration delivered under the Purchase Agreement, except in the case of (i) the breach of or inaccuracy in certain fundamental representations and warranties, in which case the indemnification obligations are subject to a cap equal to the value of the consideration delivered under the Purchase Agreement, and (ii) fraud, in which case there is no cap.

The foregoing indemnification is the sole and exclusive remedy with respect to any and all claims under the Purchase Agreement, except in the case of fraud.

Termination of the Purchase Agreement

The Purchase Agreement may be terminated:

•	by mutual written consent of the Company and the Seller;
•	by either the Company or the Seller, if the Closing has not occurred by August 31, 2021; provided, however, that this right to terminate the Purchase Agreement will not be available to any party whose breach of any provision of the Purchase Agreement results in or causes the failure of any of the closing conditions to be satisfied or the failure of the Transaction to be consummated;
•	by either the Company or the Seller, if any governmental authority issues a final, non-appealable order, decree or ruling, or there shall exist any law, in each case that prohibits, makes illegal, enjoins or prevents the consummation of the Transaction;
•	by the Company (if it is not in material breach of its representations, warranties, covenants and obligations under the Purchase Agreement or other Transaction documents), if there has been a breach of, or inaccuracy in, any representation, warranty, covenant or agreement of the Seller set forth in the Purchase Agreement or other Transaction documents, which breach or inaccuracy would cause any closing condition not to be satisfied if it remained uncured as of August 31, 2021 (and such breach or inaccuracy has not been cured or such condition has not been satisfied within twenty business days after the receipt of written notice thereof); or
•	by the Seller (if it is not in material breach of its representations, warranties, covenants and obligations under the Purchase Agreement or other Transaction documents), if there has been a breach of, or inaccuracy in, any representation, warranty, covenant or agreement of the Company set forth in the Purchase Agreement or other Transaction documents, which breach or inaccuracy would cause any closing condition not to be satisfied if it remained uncured as of August 31, 2021 (and such breach or inaccuracy has not been cured or such condition has not been satisfied within twenty business days after the receipt of written notice thereof).

In the event of termination of the Purchase Agreement, the Purchase Agreement will become void without liability on the part of any party or its affiliates or representatives, with certain limited exceptions.

Expenses and Fees

Except as otherwise provided in the Purchase Agreement, all fees and expenses incurred in connection with the Purchase Agreement and the transactions contemplated thereby will be paid by the party incurring such fees or expenses, whether or not the Transaction is consummated.

Guarantee

The Principal Stockholder has guaranteed the prompt payment of all payment obligations of the Seller arising under the Purchase Agreement, in full when due, in accordance with their terms.

Governing Law

The Purchase Agreement is governed by Delaware law.

Registration Rights Agreement

At the Closing, the parties have agreed to enter into a registration rights agreement, pursuant to which the Company will provide to the Seller (or its successor) customary registration rights in connection with the Shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Based solely upon information made available to the Company, the following table sets forth information as of May 9, 2021 regarding the beneficial ownership of the Company’s Common Stock by:

•	each person known by the Company to be the beneficial owner of more than 5% of the Company’s outstanding shares of Common Stock;
•	each of the Company’s named executive officers and directors; and
•	all of the Company’s officers and directors as a group.

The percentage ownership information shown in the table is based upon 13,972,016 shares of Common Stock outstanding as of May 9, 2021.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Except as otherwise indicated, each person or entity named in the table has sole voting and investment power with respect to all shares of the Company’s capital shown as beneficially owned, subject to applicable community property laws.

In computing the number and percentage of shares beneficially owned by a person as of a particular date, shares that may be acquired by such person (for example, upon the exercise of options or warrants) within 60 days of such date are counted as outstanding, while these shares are not counted as outstanding for computing the percentage ownership of any other person.

The address of each holder listed below, except as otherwise indicated, is c/o BioVie Inc., 2120 Colorado Avenue, #230, Santa Monica, California 90404.

Name and Address of Beneficial Owner	Number of Common Shares of Beneficial Ownership	Percentage of Beneficial Ownership
Cuong Do (1)	195,082	1.4%	%
Jonathan Adams (2)	97,838	*	%
Joanne Wendy Kim (3)	2,400	*
Penolope Markham, PhD (4)	14,693]	*
Terren Peizer (5)	11,168,538	79.9%
Richard J. Berman (6)	28,025	*
Steve Gorlin (9)	69,175	*
Robert Hariri, MD, PhD (10)	23,975	*
James Lang (7)	71,782	*
Sigmund Rogich (11)	24,325	*
Michael Sherman (8)	63,260	*
All directors and executive officers as a group (11 persons) (9):	11,759,092	84.1%

_________________________________

*Less than 1%

(1)	Includes warrants to purchase 70,667 shares of Common Stock and options to purchase 27,575 shares of Common Stock, all of which are exercisable within 60 days of May 9, 2021. All shares of Common Stock, warrants and options are held of record by Do & Rickles Investments, LLC, a limited liability company 100% owned by Cuong Do and his wife, and as such, Mr. Do may be deemed to beneficially own or control.
(2)	Includes warrants to purchase 8,564 shares of Common Stock and options to purchase 25,600 shares of Common Stock, all of which are exercisable within 60 days of May 9, 2021. Common Stock beneficially owned by Mr. Adams includes [1,120] and [1,200] shares of Common Stock held of record by Mr. Adams, as custodian for Elliott P. Adams and Jeremy P. Adams, respectively; and [2,924] shares of Common Stock held of record by Elliott P. Adams. Each of Elliott P. Adams and Jeremy P. Adams are family members of Mr. Adams and, as a result, Mr. Adams may be deemed to beneficially own shares held by (or for the benefit of) such family members.
(3)	Represents options to purchase 2,400 shares of Common Stock exercisable within 60 days of May 9, 2021.
(4)	Includes options to purchase 4,000 shares of Common Stock exercisable within 60 days of May 9, 2021.
(5)	All shares and warrants are held of record by Acuitas Group Holdings, LLC, a limited liability company 100% owned by Terren Peizer, and as to which, Mr. Peizer may be deemed to beneficially own or control. Mr. Peizer disclaims beneficial ownership of any such securities.
(6)	Includes options to purchase 26,425 shares of Common Stock, which are exercisable within 60 days of May 9, 2021.
(7)	Includes warrants to purchase 18,788 shares of Common Stock and options to purchase 27,950 shares of Common Stock, all of which are exercisable within 60 days of May 9, 2021.
(8)	Includes warrants to purchase 13,606 shares of Common Stock and options to purchase 28,975 shares of Common Stock, all of which are exercisable within 60 days of May 9, 2021. Common Stock held by Michael Sherman includes [13,333] shares of the Common Stock held of record by Sherman Children’s Trust Brian Krisber, Trustee. All shares of Common Stock, warrants and options are deemed to be beneficially owned or controlled by Michael Sherman.
(9)	Includes options to purchase 24,075 shares of common stock, all of which are exercisable within 60 days of May 9, 20201.
(10)	Includes options to purchase 23,975 shares of common stock, all of which are exercisable within 60 days of May 9, 2021.
(11)	Includes options to purchase 24,325 shares of common stock, all of which are exercisable within 60 days of May 9, 2021.

WHERE YOU CAN FIND MORE Information

The Company files annual, quarterly and current reports and other documents with the SEC. These reports contain additional information about BioVie. The Company’s SEC filings are made available electronically to the public at the SEC’s website located at www.sec.gov. Stockholders can also obtain free copies of the Company’s SEC filings through the “Investors” section of the Company’s website at www.biovieinc.com. The Company’s website address is being provided as an inactive textual reference only. The information provided on the Company’s website, other than the copies of the documents listed or referenced below that have been or will be filed with the SEC, is not part of this Information Statement, and therefore is not incorporated herein by reference.

The SEC allows the Company to “incorporate by reference” information that it files with the SEC in other documents into this Information Statement. This means that the Company may disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this Information Statement. This Information Statement and the information that the Company files later with the SEC may update and supersede the information incorporated by reference. Such updated and superseded information will not, except as so modified or superseded, constitute part of this Information Statement.

The Company is incorporating by reference the filings listed below and any additional documents that the Company may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of the initial filing of this Information Statement and before the actions described in this Information Statement become effective, except the Company is not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K and corresponding information furnished under Item 9.01 as an exhibit thereto:

•	The Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2020;
•	The Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended September 30, 2020, December 31, 2020 and March 31, 2021; and
•	The Company’s Current Reports on Form 8-K filed with the SEC on September 23, 2020, April 27, 2021 and May 10, 2021.

The Company undertakes to provide without charge to each person to whom a copy of this Information Statement has been delivered, upon request, by first class mail or other equally prompt means, a copy of any or all of the documents incorporated by reference in this Information Statement, other than the exhibits to these documents, unless the exhibits are specifically incorporated by reference into the information that this Information Statement incorporates. You may obtain documents incorporated by reference by requesting them in writing at BioVie Inc., Colorado Avenue, Suite 230, Santa Monica, California 90404 or by telephone at (310) 444-4300.

OTHER MATTERS

The Company has not authorized anyone to provide information on behalf of the Company that is different from that contained in this Information Statement. This Information Statement is dated May        , 2021. No assumption should be made that the information contained in this Information Statement is accurate as of any date other than that date, and the mailing of this Information Statement will not create any implication to the contrary.

The Seller has supplied, and the Company has not independently verified, the information in this Information Statement relating to the Seller.

The Company will make arrangements with brokerage firms and other custodians, nominees and fiduciaries who are record holders of the Company’s Common Stock for the forwarding of this Information Statement to the beneficial owners of the Company’s Common Stock. The Company will reimburse these brokers, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses they incur in connection with the forwarding of the Information Statement.

By Order of the Board of Directors, Cuong V. Do Chief Executive Officer Dated: May , 2021

ANNEX A-1

ASSET PURCHASE AGREEMENT

by and among

BIOVIE INC., AS BUYER,

NEURMEDIX, INC., AS SELLER,

and

ACUITAS GROUP HOLDINGS, LLC, AS GUARANTOR

Dated as of April 27, 2021

ARTICLE I

SALE AND PURCHASE OF ASSETS; CLOSING

1.1	Sale and Purchase of Assets; Assumption of Assumed Liabilities.	- 1 -
1.2	Pre-Closing	- 2 -
1.3	Location and Date	- 2 -
1.4	Closing Deliveries.	- 2 -
1.5	Contingent Consideration	- 4 -

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF SELLER

2.1	Due Organization	- 6 -
2.2	Authorization; No Conflict.	- 7 -
2.3	Financial Statements.	- 7 -
2.4	Absence of Changes	- 8 -
2.5	Assets	- 8 -
2.6	Taxes	- 8 -
2.7	Employee Benefit Plans	- 8 -
2.8	Labor Matters	- 9 -
2.9	Compliance with Law; Permits; Governmental Consents	- 10 -
2.10	Legal Proceedings	- 11 -
2.11	Contracts and Commitments	- 11 -
2.12	Intellectual Property	- 11 -
2.13	Insurance	- 13 -
2.14	Inventory	- 13 -
2.15	Regulatory Matters	- 13 -
2.16	Affiliate Transactions	- 15 -
2.17	Brokers and Agents	- 15 -
2.18	Purchase for Own Account; Sophistication	- 15 -
2.19	Access to Information	- 15 -
2.20	Restricted Securities; Legends	- 16 -
2.21	Accredited Investor	- 16 -
2.22	No Other Representations or Warranties	- 16 -
2.23	Non-Reliance	- 16 -

i

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF BUYER

3.1	Due Organization	- 17 -
3.2	Authorization; No Conflict	- 17 -
3.3	Sufficient Funds	- 17 -
3.4	Capitalization	- 18 -
3.5	Buyer Common Stock	- 18 -
3.6	SEC Filings; Financial Statements; Absence of Changes	- 18 -
3.7	Listing; Investment Company	- 18 -
3.8	Taxes	- 18 -
3.9	Compliance with Law	- 19 -
3.10	Unlawful Payments	- 19 -
3.11	Legal Proceedings	- 19 -
3.12	Contracts and Commitments	- 19 -
3.13	Brokers and Agents	- 19 -
3.14	Information Statement Disclosure	- 19 -
3.15	No Other Representations or Warranties	- 19 -
3.16	Non-Reliance	- 20 -

ARTICLE IV

PRE-CLOSING COVENANTS

4.1	Conduct of Seller Business Pending Closing	- 20 -
4.2	Information	- 22 -
4.3	Exclusivity	- 22 -
4.4	Notification of Certain Matters	- 23 -
4.5	Cause Conditions to be Satisfied	- 23 -
4.6	Governmental Consents and Filing of Notices	- 23 -
4.7	Buyer Stockholder Approval	- 23 -
4.8	Bulk Transfers Law	- 24 -

ARTICLE V

OTHER COVENANTS

5.1	Cooperation in Litigation	- 24 -
5.2	Tax Matters	- 24 -
5.3	Non-Solicitation and Confidentiality	- 25 -
5.4	Further Assurances	- 27 -

5.5	Sharing of Data	- 27 -
5.6	Use of Business Name	- 28 -
5.7	Public Announcements and Communications	- 28 -
5.8	Additional Post-Closing Covenants Regarding Adverse Event Reporting	- 28 -

ARTICLE VI

CONDITIONS PRECEDENT

6.1	Conditions Precedent to Obligations of Buyer	- 28 -
6.2	Conditions Precedent To Obligations of Seller	- 29 -

ARTICLE VII

TERMINATION

7.1	Termination	- 30 -
7.2	Effect of Termination	- 30 -

ARTICLE VIII

REMEDIES

8.1	Indemnification by Seller	- 30 -
8.2	Indemnification by Buyer	- 31 -
8.3	Limitations on Indemnification Obligations	- 31 -
8.4	Survival and Expiration of Representations, Warranties, Covenants and Agreements	- 32 -
8.5	Indemnification Procedures	- 33 -
8.6	Exclusive Remedy	- 34 -
8.7	Payments	- 35 -
8.8	Tax Treatment	- 35 -

ARTICLE IX

DEFINITIONS

9.1	Specific Definitions	- 35 -
9.2	Accounting Terms	- 45 -
9.3	Usage	- 45 -

ARTICLE X

GENERAL

10.1	Notices	- 45 -
10.2	Entire Agreement	- 46 -
10.3	Successors and Assigns	- 46 -

10.4	Counterparts; Facsimile Signatures	- 46 -
10.5	Expenses and Fees	- 46 -
10.6	Governing Law	- 46 -
10.7	Submission to Jurisdiction	- 47 -
10.8	Dispute Resolution	- 47 -
10.9	Severability	- 47 -
10.10	Amendment; Waiver	- 47 -
10.11	Absence of Third-Party Beneficiary Rights	- 47 -
10.12	Mutual Drafting	- 48 -
10.13	Further Representations	- 48 -
10.14	Currency	- 48 -
10.15	Specific Performance	- 48 -
10.16	Guaranty	- 48 -

EXHIBITS

Exhibit A Form of Bill of Sale

Exhibit B Form of Patent Assignment

Exhibit C Form of Trademark Assignment

Exhibit D Form of Copyright Assignment

Exhibit E Form of Seller FDA Letter

Exhibit F Form of Instrument of Assumption

Exhibit G Form of Registration Rights Agreement

Exhibit H Form of Buyer FDA Letter

Exhibit I Form of Stockholder Written Consent

SCHEDULES

Schedule 1. Acquired Assets

Schedule 1.5(b). Milestone Products

Schedule 2. Buyer’s Knowledge

Schedule 3. Seller’s Knowledge

Seller Disclosure Schedule

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of April 27, 2021, by and among BioVie Inc., a Nevada corporation (“Buyer”), NeurMedix, Inc., a Delaware corporation (“Seller”), and Acuitas Group Holdings, LLC, a California limited liability company (“Guarantor”), solely for purposes of Section 10.16. Buyer, Seller and the Guarantor may be referred to herein, collectively, as the “Parties” and, individually, as a “Party.”

WHEREAS, Seller desires to sell, transfer and assign (or cause to be sold, transferred and assigned) to Buyer, and Buyer desires to purchase from Seller, the Acquired Assets, upon the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, for U.S. federal income tax purposes, it is intended that the purchase of the Acquired Assets, followed by the Seller Liquidation (as defined below), will qualify as a “reorganization” within the meaning of Section 368(a)(1)(D) of the Code, and that this Agreement will be, and hereby is, adopted as a “plan of reorganization” for purposes of the Code and the Treasury Regulations; and

NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties, covenants and agreements herein contained, and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I
SALE AND PURCHASE OF ASSETS; CLOSING

1.1       Sale and Purchase of Assets; Assumption of Assumed Liabilities.

(a)       Upon the terms and subject to the conditions hereof, at the Closing, Seller shall sell, assign, transfer and deliver (or cause to be sold, assigned, transferred and delivered) to Buyer, and Buyer shall purchase from Seller, all right, title and interest in, to and under the Acquired Assets, free and clear of all Liens (other than Permitted Liens) in exchange for (i) the Purchase Price, which shall be payable as set forth in Section 1.4(b) and Section 1.5, and (ii) the assumption by Buyer of the Assumed Liabilities.

(b)       Upon the terms and subject to the conditions hereof, at the Closing, Buyer shall assume and agree to pay, perform and discharge when due the Assumed Liabilities. Notwithstanding anything to the contrary in any Transaction Document, (i) Buyer shall not assume, and Seller shall remain primarily liable for, and shall pay, perform and discharge when due, the Retained Liabilities and (ii) Buyer shall not acquire any Excluded Assets.

(c)       Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign or transfer, and the Acquired Assets shall not include, any Contract or Permit, or any claim, right or benefit arising thereunder or resulting therefrom, if (i) an attempted assignment or transfer thereof, without the consent of a Third Party thereto or of the issuing Governmental Authority, as the case may be, would constitute a breach thereof and (ii) such consent is not obtained prior to the Closing (each, a “Deferred Item”). In such case, (A) such Deferred Item shall be withheld from sale pursuant to this Agreement without any reduction in the Purchase Price due pursuant to Section 1.1(a), (B) from and after the Closing, Seller and Buyer will cooperate and use commercially reasonable efforts to obtain such consent as soon as practicable after the Closing, and (C) until such consent is obtained, Seller and Buyer will cooperate with each other in any reasonable alternative arrangement (including subleasing or subcontracting, if permitted) to provide (or cause to be provided) to Buyer the economic benefits under such Deferred Item, including, to the extent permitted by applicable Law or the applicable Contract or Permit, enforcement for the benefit of Buyer of all claims or rights arising thereunder, and, if Buyer so receives such economic benefits, to relieve Seller of the burdens intended hereby to be assigned to and assumed by Buyer in respect of such Deferred Item.

1.2       Pre-Closing. No less than three (3) Business Days prior to the Closing Date, Seller shall deliver to Buyer wire transfer instructions for payment of the Initial Cash Payment to Seller by wire transfer.

1.3       Location and Date. The consummation of the transactions contemplated pursuant to this Agreement (the “Closing”) shall take place by remote exchange of documents and signatures on the second (2nd) Business Day following the date on which all conditions to the Closing set forth in Article VI shall have been satisfied or waived (other than those that by their terms are not contemplated to be satisfied until the time of the Closing, but subject to the fulfillment or waiver of such conditions at the time of the Closing), or on such other date and/or time as Buyer and Seller may mutually agree in writing. The date on which the Closing actually occurs is referred to herein as the “Closing Date.”

1.4       Closing Deliveries.

(a)       Deliveries by Seller. Upon the terms and subject to the conditions contained herein, at the Closing, Seller shall deliver (or cause to be delivered) to Buyer the following:

(i)       Conveyance Documents.

(A)       a Bill of Sale substantially in the form attached hereto as Exhibit A, duly executed by Seller;

(B)       one or more Patent Assignments substantially in the form attached hereto as Exhibit B, duly executed by Seller;

(C)       one or more Trademark Assignments substantially in the form attached hereto as Exhibit C, duly executed by Seller; and

(D)       one or more Copyright Assignments substantially in the form attached hereto as Exhibit D, duly executed by Seller;

(ii)       FDA Letter. Duly executed letters to the FDA transferring to Buyer the rights to the applicable Transferred Permits issued by the FDA, in substantially the form attached hereto as Exhibit E (the “Seller FDA Letter”);

(iii)      Instrument of Assumption. The Instrument of Assumption substantially in the form attached hereto as Exhibit F, duly executed by Seller;

(iv)      Registration Rights Agreement. The Registration Rights Agreement substantially in the form attached hereto as Exhibit G, duly executed by Seller (the “Registration Rights Agreement”);

(v)       Lien Releases. Duly executed written instruments releasing any Lien on any Acquired Asset (other than Permitted Liens) and authorizing the filing of UCC-3 termination statements (or other comparable documents) for all UCC-1 financing statements (or other comparable documents) filed in connection with any such Lien (other than Permitted Liens);

(vi)       Secretary’s Certificates. A certificate executed by the Secretary of Seller certifying that attached thereto are (A) true, complete and correct copies of the Charter Documents of Seller, as in effect on the Closing Date, and, in the case of Charter Documents publicly filed in the State of Delaware, certified by the Secretary of State thereof, (B) true, complete and correct copies of resolutions duly adopted by the Board of Directors of Seller and the Sole Shareholder, authorizing the execution, delivery and performance of the Transaction Documents and the transactions contemplated thereby, which resolutions have not been modified, rescinded or revoked, and (C) specimen signatures of the officers or other signatories of Seller authorized to sign the Transaction Documents on behalf of Seller;

(vii)     Closing Certificates. A certificate executed by the Chief Executive Officer and Chief Financial Officer of Seller providing the certifications required by Sections 6.1(a) and 6.1(b);

(viii)    Good Standing Certificates. Certificates issued by an appropriate authority of the State of Delaware and each other jurisdiction in which Seller is qualified to do business, certifying as of a date no more than five (5) Business Days prior to the Closing Date that Seller is in good standing under the Laws of such jurisdiction;

(ix)      IRS Form W-9. An IRS Form W-9 for the Sole Shareholder (or its sole owner, if the Sole Shareholder is classified as a disregarded entity for U.S. tax purposes);

(x)       Liquidation. Evidence of adoption by Seller of a Seller Plan of Liquidation, in a form reasonably satisfactory to Seller and Buyer, contingent on completion of Buyer’s acquisition of the Acquired Assets pursuant to this Agreement;

(xi)      Books and Records. Copies of all Product Books and Records; and

(xii)     Other Documents. All other consents, certificates, documents, instruments and other items required to be delivered by Seller pursuant to the Transaction Documents or that are reasonably necessary to give effect to the transactions contemplated hereby or to vest in Buyer good and valid title in and to the Acquired Assets free and clear of all Liens (other than Permitted Liens).

(b)       Deliveries by Buyer. Upon the terms and subject to the conditions contained herein, at the Closing, Buyer shall deliver:

(i)       Closing Consideration. The closing consideration shall be delivered at the Closing as follows:

(A)       Buyer shall pay to Seller, by wire transfer of immediately available funds, in accordance with (to the extent made available to Buyer) the wire transfer instructions delivered pursuant to Section 1.2, the Initial Cash Payment; and

(B)       Buyer shall deliver the Initial Stock Consideration issued in book entry form to Seller.

(ii)       FDA Letter. Duly executed letters to the FDA assuming responsibility for the applicable Transferred Permits issued by the FDA, in substantially the form attached hereto as Exhibit H (the “Buyer FDA Letter”);

(iii)      Instrument of Assumption. The Instrument of Assumption substantially in the form attached hereto as Exhibit F, duly executed by Buyer;

(iv)      Registration Rights Agreement. The Registration Rights Agreement substantially in the form attached hereto as Exhibit G, duly executed by Buyer; and

(v)       Closing Certificates. A certificate executed by an authorized officer of Buyer providing the certifications required by Sections 6.2(a) and 6.2(b).

1.5       Contingent Consideration. The Contingent Consideration shall be payable by Buyer as set forth in this Section 1.5.

(a)       Contingent Cash Amount. Subject to the terms and conditions of this Agreement, Buyer shall pay to the Seller Successor additional cash payments up to an aggregate of $7,261,224.21 (the “Contingent Cash Amount”) contingent upon the satisfaction of the following conditions: (i) a Pivotal Clinical Trial for NE3107 for the treatment of Alzheimer’s Disease meeting its primary endpoint(s); and (ii) Buyer having successfully raised (in one or more transactions) at least $50,000,000 in new capital after the date of this Agreement (together, the “Contingent Cash Conditions”). Subject to the satisfaction of the Contingent Cash Conditions, on the closing date for each capital raise completed by Buyer from and after the Closing (including the first capital raise upon completion of which the Contingent Cash Condition set forth in clause (ii) above has been satisfied, provided that the net proceeds of such capital raise exceed $75,000,000, and provided, further, that if the managing underwriter for such capital raise advises Buyer in writing that, in its reasonable view, marketing and execution factors require a reduction in the Contingent Cash Amount payable from such capital raise, then Buyer shall so inform the Seller Successor and the Contingent Cash Amount shall be so reduced), Buyer shall pay to the Seller Successor an amount in cash equal to 10% of the net proceeds of the applicable capital raise (up to the Contingent Cash Amount), by wire transfer of immediately available funds in accordance with wire transfer instructions delivered by the Seller Successor to Buyer at least two (2) Business Days prior to the closing date for such capital raise, until the Contingent Cash Amount has been paid in full.

(b)       Contingent Stock Consideration.

(i)       Upon the achievement of the milestones set forth in the table below (the “Milestones”) for any of the products set forth on Schedule 1.5(b) (the “Milestone Products”), Buyer shall issue to the Seller Successor shares of Buyer Common Stock (the “Contingent Stock Consideration”) having the aggregate value set forth with respect to the applicable Milestone in the table below, which shall be determined as set forth in clause (ii) below (it being understood, for the avoidance of doubt, that each Milestone may be achieved only once).

Milestone	Value of Buyer Common Stock
A. A Pivotal Clinical Trial for any Milestone Product meets its primary endpoint(s).	$350,000,000
B. The FDA accepts an NDA for any Milestone Product, provided that 50% of this Milestone shall be payable earlier upon the filing of a marketing authorization application for any Milestone Product with the European Medicines Agency.	$700,000,000
C. The FDA approves an NDA for any Milestone Product, provided that 50% of this Milestone shall be payable earlier upon the grant by the European Commission of marketing authorization for any Milestone Product.	$1,200,000,000
D. Net Sales for all Milestone Products together reach at least $1,000,000,000 during any fiscal year of the Buyer.	$750,000,000

(ii)       The number of shares of Buyer Common Stock to be issued by Buyer to the Seller Successor pursuant to this Section 1.5(b) upon the achievement of any Milestone shall be determined by dividing (x) the value of the Buyer Common Stock set forth with respect to the applicable Milestone in the table set forth in Section 1.5(b)(i) above by (y) the Buyer Trading Price for the ten (10) consecutive Business Days commencing on the third (3rd) Business Day following public announcement of the applicable Milestone, which, in the case of Milestones A, B and C in the table set forth in this Section 1.5(b), Buyer shall publicly announce on a Current Report on Form 8-K within four (4) Business Days of the occurrence of the applicable Milestone, and, in the case of Milestone D in the table set forth in this Section 1.5(b), Buyer shall publicly announce in its Annual Report on Form 10-K for the applicable fiscal year. Buyer shall issue the shares of Buyer Common Stock constituting the Contingent Stock Consideration with respect to any applicable Milestone to the Seller Successor within five (5) Business Days following the determination of the number of shares of Buyer Common Stock to be issued. Notwithstanding the foregoing, if, following the issuance by Buyer of the shares of Buyer Common Stock constituting the Contingent Stock Consideration following the achievement of a Milestone, the total ownership of the Seller Successor and its Affiliates of shares of Buyer Common Stock (including in the numerator of such calculation any shares of Buyer Common Stock Transferred by the Seller Successor or its Affiliates to a Third Party after the date of this Agreement) would exceed 89.9999% of the Buyer Outstanding Shares, Buyer shall reduce the number of shares of Buyer Common Stock issuable upon achievement of the applicable Milestone such that, following issuance of the applicable shares of Buyer Common Stock, the Seller Successor and its Affiliates would own 89.9999% of the Buyer Outstanding Shares (including in the numerator of such calculation any shares of Buyer Common Stock Transferred by the Seller Successor or its Affiliates to a Third Party after the date of this Agreement).

(c)       Upon consummation of any Fundamental Transaction, the applicable Successor Entity shall expressly assume Buyer’s obligations under this Section 1.5 and deliver to the Seller Successor confirmation in writing, duly executed by such Successor Entity, that (i) subject to the satisfaction of the Contingent Cash Condition set forth in clause (i) of the definition thereof, the Successor Entity shall pay (or cause to be paid) to the Seller Successor an amount equal to the Contingent Cash Amount, in the manner described in Section 1.5(a) (it being understood, for the avoidance of doubt, that the Contingent Cash Condition set forth in clause (ii) of the definition thereof shall be deemed to have been satisfied upon consummation of such Fundamental Transaction), and (ii) following achievement of any remaining Milestones after the consummation of such Fundamental Transaction, the Successor Entity shall pay or issue, as applicable (or cause to be paid or issued, as applicable), to the Seller Successor, in lieu of the shares of Buyer Common Stock constituting the Contingent Stock Consideration that would otherwise have been issuable to the Seller Successor pursuant to Section 1.5(b), at the Seller Successor’s election, either (A) an amount in cash equal to the value of Buyer Common Stock with respect to the applicable Milestone, as set forth in the table set forth in Section 1.5(b)(i), or (B) such shares of stock, securities, cash, assets or any other property whatsoever, if any, that the Seller Successor would have been entitled to receive upon the closing of such Fundamental Transaction had the shares of Buyer Common Stock constituting the Contingent Stock Consideration with respect to the applicable Milestone been issued immediately prior to the closing of such Fundamental Transaction (it being understood and agreed that, if the Buyer Common Stock no longer trades on a national securities exchange following such Fundamental Transaction, the price per share paid for Buyer Common Stock in such Fundamental Transaction shall be substituted for the Buyer Trading Price in calculating the number of shares of Buyer Common Stock constituting the Contingent Stock Consideration that the Seller Successor would have been entitled to receive upon the achievement of the applicable Milestone). No later than the closing date of any Fundamental Transaction, Buyer shall disclose to the Seller Successor all material information relating to such Fundamental Transaction (including the material terms and conditions thereof). The provisions of this Section 1.5(c) shall apply similarly and equally to all successive Fundamental Transactions.

(d)       Contingent Consideration Books and Records. Buyer shall keep, and cause its Affiliates and sublicensees to keep, complete and accurate Books and Records in sufficient detail to calculate and verify all Contingent Consideration payable under this Agreement. At the request of the Seller Successor, Buyer shall permit the Seller Successor or an independent, nationally recognized auditor designated by the Seller Successor and reasonably acceptable to Buyer, at reasonable times and upon reasonable notice, to audit the Books and Records maintained pursuant to this Section 1.5(d) to ensure the accuracy of all Contingent Consideration paid hereunder.

(e)       Preservation of 368(a) Reorganization. Prior to making any payment of cash or other property (other than Buyer Common Stock) pursuant under this Agreement (including the Initial Cash Payment and any portion of the Contingent Cash Amount), Buyer shall determine whether any such payment could reasonably be expected to cause the acquisition by Buyer of the Acquired Assets pursuant to this Agreement to fail to meet the “continuity of interest” requirement set forth in Section 1.368-1(e) of the Treasury Regulations (treating the required percentage of the “proprietary interests in the target” that must be preserved as 40%), and, if so determined, then Buyer shall, in lieu of making any such payment of such amount in the form of cash, make such payment in the form of shares of Buyer Common Stock to the extent necessary to cause such acquisition to satisfy the “continuity of interest” requirement set forth in Section 1.368-1(e) of the Treasury Regulations (it being understood and agreed that the number of shares of Buyer Common Stock to be issued pursuant to this Section 1.5(e) shall be determined by dividing (x) the amount of such cash payment by (y) the Buyer Trading Price for the ten (10) consecutive Business Days ending the third (3rd) Business Day before such cash payment would have otherwise been payable in accordance with Section 1.5(a) or Section 1.5(b), as applicable).

(f)       Offset; Withholding.

(i)       Notwithstanding any other provision in this Agreement to the contrary, prior to Buyer making a payment of the Contingent Cash Amount pursuant to Section 1.5(a) or delivering shares of Buyer Common Stock constituting Contingent Stock Consideration pursuant to Section 1.5(b) to the Seller Successor, Buyer may offset against such Contingent Consideration any amounts then owed by Seller or the Seller Successor to Buyer pursuant to this Agreement (it being understood and agreed that any shares of Buyer Common Stock so offset shall be valued by reference to the Buyer Trading Price for the applicable Milestone, as determined in accordance with Section 1.5(b)(ii)).

(ii)       Buyer or its agent shall be entitled to deduct and withhold, or cause to be deducted and withheld, from any amounts otherwise payable pursuant to this Agreement any amounts as are required to be deducted and withheld with respect to the making of such payment under the Code or any provision of any Tax Law with respect to the making of such payment. To the extent any amounts are so deducted or withheld and timely paid over to the appropriate Governmental Authority, the deducted or withheld amounts, as applicable, shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF SELLER

To induce Buyer to enter into the Transaction Documents and consummate the transactions contemplated thereby, Seller hereby makes the following representations and warranties to Buyer, as of the date of this Agreement, except as disclosed by Seller in the written Disclosure Schedule provided to Buyer dated the date of this Agreement (the “Seller Disclosure Schedule”), which shall be arranged in sections and subsections corresponding to the numbered and lettered sections and subsections contained in this Article II. The disclosure in any section or subsection of the Seller Disclosure Schedule corresponding to any section or subsection of this Article II shall qualify other sections and subsections in this Article II as indicated by cross-references to such other sections and subsections, and to the extent that it is readily apparent on the face of such disclosure that such disclosure qualifies any other sections or subsections.

2.1      Due Organization. Seller is a corporation duly organized, validly existing and in good standing (tax and otherwise) under the Laws of the State of Delaware. Seller is in good standing (tax and otherwise) in each jurisdiction in which the failure to be in good standing would have a Seller Material Adverse Change. Seller has all corporate power and authority necessary to carry on its business (including the Business) and to own and use the properties owned and used by it. Seller has delivered to Buyer true, correct and complete copies of its Charter Documents. Seller is not in violation of, in conflict with, or in default under, its Charter Documents, and there exists no condition or event which, after notice, lapse of time or both, would result in any such violation, conflict or default. Seller does not have any Subsidiaries.

2.2       Authorization; No Conflict.

(a)       Seller has full legal right and all requisite power and authority to execute and deliver each of the Transaction Documents to which it is a party and to perform its obligations and consummate the transactions contemplated thereby. The execution and delivery by Seller of each of the Transaction Documents to which it is a party, the performance of its obligations and the consummation of the transactions contemplated thereby have been duly and validly authorized by the Board of Directors of Seller and the Sole Shareholder, and all other necessary action on the part of Seller. This Agreement has been duly and validly executed and delivered by Seller and, assuming the due and valid execution hereof by Buyer, constitutes a valid and binding obligation of Seller, enforceable against it in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar Laws from time to time in effect which affect creditors’ rights generally, and by legal and equitable limitations on the enforceability of specific remedies. Each of the other Transaction Documents to which Seller is a party has been duly and validly executed and delivered by Seller or, when so executed and delivered, assuming the due and valid execution thereof by each other party thereto, will be duly and validly executed and delivered by Seller, enforceable against it in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar Laws from time to time in effect which affect creditors’ rights generally, and by legal and equitable limitations on the enforceability of specific remedies.

(b)       Except as set forth on Section 2.2(b) of the Seller Disclosure Schedule, the execution, delivery and performance of the Transaction Documents by Seller, and the consummation of the transactions contemplated thereby, do not and will not, with or without notice, lapse of time or both: (i) conflict with or result in a breach or violation of Seller’s Charter Documents or any resolution of the Governing Body or equity holders or members (or comparable Persons) of Seller; (ii) require on the part of Seller any consent, waiver, approval, declaration or authorization of, or notice to or filing with, any Governmental Authority; (iii) materially conflict with, result in a material default, material modification or termination under, give any Person a right of termination, cancellation, acceleration, suspension or revocation under, result in the loss of a material benefit or the imposition of any material obligation under, or require any material consent, waiver, approval, notice, filing, declaration or authorization under, any Assigned Contract or Transferred Permit; (iv) result in the creation or imposition of any material Lien on the Business or any Acquired Asset other than Permitted Liens; or (v) violate in any material respect any Law to which Seller, the Business or any of the Acquired Assets is subject or bound.

2.3       Financial Statements.

(a)       Attached to Section 2.3(a) of the Seller Disclosure Schedule are true, correct and complete copies of the following financial statements: (i) Seller’s unaudited balance sheets, as of December 31, 2020 and December 31, 2019, and Seller’s unaudited statements of operations, statements of changes in stockholder’s deficit and statements of cash flows for the years then ended, respectively, and (ii) Seller’s unaudited balance sheet as of March 31, 2021 (the “Base Balance Sheet”, and such date, the “Most Recent Balance Sheet Date”) and statements of operations, changes in stockholders’ deficit and cash flows for the three month period ended March 31, 2021. The unaudited financial statements have been prepared from Seller’s Books and Records and in accordance with U.S. GAAP applied on a consistent basis throughout the periods covered thereby, and fairly presents in all material respects the financial condition and results of operations of Seller and the Business as of the dates, and for the periods, indicated thereon, except that (x) the unaudited interim financial statements are subject to normal year-end adjustments, (y) the unaudited annual and interim financial statements do not contain footnote disclosure and (z) as set forth on Section 2.3(a) of the Seller Disclosure Schedule. Since the Most Recent Balance Sheet Date, there have been no material changes in the accounting policies of Seller (including any change in depreciation or amortization policies or rates, or policies with respect to reserves for uncollectible accounts receivable or excess or obsolete inventory) and no revaluation of Seller’s properties or assets.

(b)       Seller is not liable for or subject to any material Liability with respect to any of the Acquired Assets or the Business, except for (i) Liabilities reflected, reserved for or otherwise described on the Base Balance Sheet and not previously paid or discharged, (ii) Liabilities incurred since the Most Recent Balance Sheet Date in the Ordinary Course of Business, which Liabilities are not, individually or in the aggregate, material in amount or significance (and none of which arose from a breach of Contract or non-compliance with applicable Law), (iii) expressly contemplated by or under the Transaction Documents, or (iv) as set forth on Section 2.3(b) of the Seller Disclosure Schedule.

2.4       Absence of Changes. Except as set forth on Section 2.4 of the Seller Disclosure Schedule, since the Most Recent Balance Sheet Date, (a) Seller has conducted the Business in the Ordinary Course of Business, (b) there has not been any Seller Material Adverse Change and (c) there has not been any event, act or omission that, if such event, act or omission occurred following the execution of this Agreement, would have resulted in a breach of Section 4.1 of this Agreement (absent Buyer’s consent).

2.5       Assets. Except as set forth on Section 2.5 of the Seller Disclosure Schedule, Seller has good and valid title to or a valid leasehold interest in, all of the Acquired Assets, free and clear of all Liens other than Permitted Liens. No material assets that are used in the Business are owned or used by any Affiliate of Seller. Upon execution and delivery by Seller to Buyer of the instruments of conveyance referred to in Section 1.4(a)(i), Buyer will receive good and valid title to or a valid leasehold interest in, the Acquired Assets, free and clear of all Liens other than Permitted Liens.

2.6       Taxes.

(a)       Seller has paid on a timely basis all Taxes, whether or not shown on any Tax Return, that were due and payable with respect to the Business and the Acquired Assets.

(b)       No examination or audit or other action of or relating to any Tax Return of Seller related to the Business and the Acquired Assets by any Governmental Authority is currently in progress or, to Seller’s Knowledge, threatened or contemplated by any Governmental Authority. No material deficiencies for Taxes of Seller have been, or, to Seller’s Knowledge, are expected by Seller to be, claimed, proposed or assessed by any Governmental Authority with respect to Taxes related to the Business and the Acquired Assets.

(c)       There are no Liens with respect to Taxes upon any of the Acquired Assets, other than with respect to Taxes not yet due and payable.

(d)       Seller is not a member of an affiliated group that files a consolidated federal income tax return pursuant to Section 1502 of the Code and the Treasury Regulations promulgated thereunder.

(e)       Seller has not taken or agreed to take any action and is not aware of the existence of any fact or circumstance, that could reasonably be expected to impede or prevent Buyer’s acquisition of the Acquired Assets pursuant to this Agreement, taken together with the Seller Liquidation, from qualifying as a tax-free “reorganization” under Section 368(a)(1)(D) of the Code.

2.7       Employee Benefit Plans. With respect, as applicable, to Seller Benefit Plans and Seller Benefit Arrangements:

(a)       Each Seller Benefit Plan and each Seller Benefit Arrangement has been maintained in all material respects in accordance with its constituent documents and with all applicable provisions of domestic and foreign Laws, including applicable federal and state securities Laws and any applicable reporting and disclosure requirements; and no act or omission has occurred and no condition exists with respect to any Seller Benefit Plan or Seller Benefit Arrangement that could reasonably be expected to subject Seller or Buyer to any material fine, penalty, tax or Liability of any kind (except for claims for benefits in the Ordinary Course of Business).

(b)       There are no pending claims (other than routine benefit claims and proceedings with respect to qualified domestic relations orders) or lawsuits that have been asserted or instituted by, against or relating to, any Seller Benefit Plans or Seller Benefit Arrangements (including any such claim or lawsuit against any fiduciary of any such Seller Benefit Plan or Seller Benefit Arrangement), nor, to Seller’s Knowledge, is there any reasonable basis for any such claim or lawsuit.

2.8       Labor Matters.

(a)       Section 2.8(a) of the Seller Disclosure Schedule sets forth, as of the date hereof: (i) all employees of the Business; (ii) all officers, directors and managers of the Business; (iii) all employment agreements to which the Business is bound; and (iv) the annual compensation (and the portions thereof attributable to salary, bonus and other compensation, respectively) of each employee, officer, manager or director of the Business for 2020.

(b)       To Seller’s Knowledge, (i) since December 31, 2018, Seller has not, with respect to any employee of the Business, breached or violated in any material respect (A) any applicable Law respecting employment and employment practices, terms and conditions of employment and wages and hours, including any such Law respecting employment discrimination, employee classification, workers’ compensation, family and medical leave, the Immigration Reform and Control Act and occupational safety and health requirements, or (B) any employment agreement, and (ii) no material claims, controversies, investigations, audits or suits are pending or, to Seller’s Knowledge, threatened, with respect to such Laws or agreements, either by private individuals or by Governmental Authorities.

(c)       Seller is not, nor since December 31, 2018 has it been, with respect to any employee of the Business, engaged in any material unfair labor practice or the subject of any material unfair labor practice complaint pending or, to Seller’s Knowledge, threatened, before the National Labor Relations Board or any other comparable foreign or domestic authority or any workers’ council.

(d)       Seller is not, nor has it been since December 31, 2018, with respect to any employee of the Business, a party to or bound by any collective bargaining agreement, trade union agreement, works council, employee representative agreement or information or consultation agreement. Since December 31, 2018, there have been no labor unions or other organizations representing or, to Seller’s Knowledge, purporting or attempting to represent any employee of the Business. To Seller’s Knowledge, since December 31, 2018, no employee of the Business has attempted to organize a labor union or other organization to represent any employee of the Business. Since December 31, 2018, no material strike, slowdown, picketing, work stoppage, concerted refusal to work overtime or other similar labor activity with respect to any current employee of the Business has occurred or, to Seller’s Knowledge, been threatened.

(e)       Except as set forth on Section 2.8(e) of the Seller Disclosure Schedule, to Seller’s Knowledge, all persons currently performing services for the Business while classified as independent contractors have, in all material respects, satisfied the requirements of Law to be so classified, and Seller has fully and accurately reported compensation paid to them on IRS Forms 1099 or other applicable Tax forms for independent contractors when required to do so.

(f)       All current and former employees and officers of the Business involved in the research or development of any material Seller Owned Intellectual Property have entered into confidentiality and assignment of inventions agreements in favor of Seller that remain in effect and that are freely assignable by Seller to Buyer. No employee of the Business, to Seller’s Knowledge, is in violation of any term of any patent disclosure agreement, non-competition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by the Business because of the nature of the business conducted by Seller or to the use of trade secrets or proprietary information of others.

(g)       Each employee of the Business working in a country other than one of which such employee is a national has a valid work permit or visa enabling him or her to work lawfully in the country in which such individual is employed.

(h)       To Seller’s Knowledge, since December 31, 2018, Seller has not breached or violated in any material respect any applicable non-U.S. Law concerning employer contributions to any trade union, housing, unemployment, retirement, bonus and welfare funds and all other funds to which an employer is required by non-U.S. Law to contribute.

2.9       Compliance with Law; Permits; Governmental Consents.

(a)       Except as set forth on Section 2.9(a) of the Seller Disclosure Schedule, since December 31, 2015, Seller has conducted and is conducting the Business in compliance in all material respects with all applicable Laws. Except as set forth in Section 2.9(a) of the Seller Disclosure Schedule, to Seller’s Knowledge, since December 31, 2015, Seller has not received any written communication from any Governmental Authority or private party alleging material noncompliance with any applicable Law with respect to the Business or any Acquired Asset. With respect to the Business, since December 31, 2015, Seller has not conducted any internal investigation with respect to any actual, potential or alleged violation in any material respect of any Law by any manager, member or other equity holder, officer or employee of Seller or concerning actual or alleged fraud. The WARN Act is inapplicable to Seller given Seller’s current number of employees.

(b)       Seller owns or holds all Transferred Permits required to conduct the Business as presently conducted. Section 2.9(b) of the Seller Disclosure Schedule sets forth a true, correct and complete list of all Transferred Permits. All fees required to have been paid in connection with the Transferred Permits have been paid. The Transferred Permits are valid and subsisting, and no Governmental Authority intends to modify, limit, cancel, terminate or not renew any Transferred Permit. No Person other than Seller owns or has any proprietary, financial or other interest (direct or indirect) in any of the Transferred Permits. Seller has conducted and is conducting the Business in compliance in all material respects with the requirements, standards, criteria and conditions set forth in the Transferred Permits. Subject to the approval of the applicable Governmental Authorities, as well as the filing of the Seller FDA Letter and the Buyer FDA Letter with the FDA, all Transferred Permits are freely transferrable to Buyer at the Closing, will be transferred to Buyer at the Closing and will be in full force and effect as of the Closing. Seller has made available to Buyer true, complete and correct copies of all Transferred Permits.

(c)       Seller is in compliance in all material respects with the Foreign Corrupt Practices Act, 15 U.S.C. §§ 78dd-1, et seq., the Organization for Economic Cooperation and Development Convention Against Bribery of Foreign Public Officials in International Business Transactions and legislation implementing such convention, all other international anti-bribery conventions and all applicable anti-corruption or bribery Laws in any jurisdiction in which Seller has conducted the Business (collectively, “Anti-Bribery Laws”). Seller has not received any written communication from any Governmental Authority that alleges that Seller, or, to Seller’s Knowledge, any current or former Representative thereof, is or may be in violation of, or has, or may have, any liability under, any Anti-Bribery Laws, and no such potential violation of Anti-Bribery Laws has been discovered by or brought to the attention of Seller. Seller has not made nor does it anticipate making any disclosures to any Governmental Authority for potential violations of Anti-Bribery Laws. To Seller’s Knowledge, none of Seller’s current or former Representatives is currently an officer, agent or employee of a Governmental Authority. Neither Seller nor, to Seller’s Knowledge, any of its current or former Representatives has directly or indirectly, offered, given, reimbursed, paid or promised to pay, or authorized the payment of, any money or other thing of value (including any fee, gift, sample, travel expense or entertainment) or any commission payment payable to (a) any Person who is an official, officer, agent, employee or representative of any Governmental Authority or of any existing or prospective customer (whether or not owned by a Governmental Authority), (b) any political party or official thereof, (c) any candidate for political or political party office or (d) any other Person affiliated with any such customer, political party or official or political office, in each case while knowing or having reason to believe that all or any portion of such money or thing of value would be offered, given, reimbursed, paid or promised, directly or indirectly, for purposes not allowable under the Anti- Bribery Laws, to any such official, officer, agent, employee, representative, political party, political party official, candidate, individual, or other Person affiliated with any such customer, political party or official or political office.

2.10     Legal Proceedings. Except as set forth on Section 2.10 of the Seller Disclosure Schedule, there is no, and during the last five (5) years there has been no, pending or, to Seller’s Knowledge, threatened material Legal Proceeding with respect to, against or affecting the Business or any Acquired Assets, or any current or former officer, director or employee of Seller in its, his or her capacity as such or with respect to the Business or any Acquired Asset, or seeking to prevent or delay the transactions contemplated hereby, and, to Seller’s Knowledge, no notice of any material Legal Proceeding, whether pending or threatened, has been received by Seller. There are no material judgments, orders, injunctions, decrees, stipulations or awards (whether rendered by a court, administrative agency or other Governmental Authority, by arbitration or otherwise) against or involving the Business or any Acquired Asset. There is no action, suit or proceeding by Seller pending, or which Seller has commenced preparations to initiate, against any other Person, related to the Business of the Acquired Assets.

2.11     Contracts and Commitments.

(a)       Section 2.11(a) of the Seller Disclosure Schedule sets forth a true, correct and complete list of each Assigned Contract existing as of the date of this Agreement. Other than the Assigned Contracts set forth on Section 2.11(a) of the Seller Disclosure Schedule, Seller is not a party to any material Contract that is primarily related to the Products, the Business or the Acquired Assets. Seller has delivered to or made available to Buyer true and complete copies of each Assigned Contract. Section 2.11(a) of the Seller Disclosure Schedule sets forth, as of the date hereof, each Assigned Contract that contains any non-competition, non-solicitation, exclusivity or “most favored nation” provision that restricts Seller (or, following the Closing, would restrict Buyer) in relation to the Business, the use of the Acquired Assets, operations in any geographic location, or the manufacture, use, development, promotion, marketing, sale, offer to sell or distribution of the Products to any customer or potential customer.

(b)       Each Assigned Contract is in full force and effect and is a legal, valid, binding and enforceable obligation of Seller and, to Seller’s Knowledge, each of the other parties thereto, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar Laws from time to time in effect which affect creditors’ rights generally, and by legal and equitable limitations on the enforceability of specific remedies. Except for violations, breaches or defaults which have been cured and for which Seller does not have any material Liability, neither Seller nor, to Seller’s Knowledge, any other party to any Assigned Contract, has breached or defaulted under, or has improperly terminated, revoked or accelerated, any Assigned Contract, and there exists no condition or event which, after notice, lapse of time or both, would constitute any such breach, default, termination, revocation or acceleration. Seller has not received notice of material default under any Assigned Contract.

(c)       Except for the Assigned Contracts and as set forth on Section 2.11(c) of the Seller Disclosure Schedule, as of the date hereof, Seller is not a party to any material Contract, transaction or other arrangement with respect to the Business or the Acquired Assets with any current or former officers, directors, stockholders, employees or Affiliates of Seller or, to Seller’s Knowledge, any current or former Affiliate of any such Persons.

2.12     Intellectual Property.

(a)       Seller Registrations. Section 2.12(a) of the Seller Disclosure Schedule sets forth a true, correct and complete list of all Intellectual Property Registrations primarily used in, intended to be primarily used in or otherwise primarily related to the Business that are registered or filed in the name of Seller, alone or jointly with others (the “Seller Registrations”), in each case, enumerating specifically the applicable filing or registration number, title, jurisdiction in which filing was made or from which registration issued, date of filing, date of issuance and names of all current applicant(s) and registered owner(s), as applicable. All assignments of Intellectual Property Registrations to Seller have been properly executed and recorded to the extent required in the applicable jurisdiction under applicable Law. Seller is the owner of record of all Intellectual Property Registrations. To Seller’s Knowledge, all Seller Registrations are valid and enforceable and all issuance, renewal, maintenance and other payments for each jurisdiction in which such Seller Registrations have been issued or are pending have been timely paid.

(b)       Prosecution Matters. There are no inventorship challenges, or opposition, reexamination, nullity or interference proceedings commenced or, to Seller’s Knowledge, threatened in writing, with respect to any Patent Rights included in the Seller Registrations. To Seller’s Knowledge, Seller has complied with all of its obligations and duties to the respective patent offices, including the duty of candor and disclosure to the U.S. Patent and Trademark Office, with respect to all patent and trademark applications filed by or on behalf of Seller.

(c)       Ownership and Sufficiency. Except as set forth on Section 2.12(c) of the Seller Disclosure Schedule, each material item of Seller Intellectual Property will, immediately following the Closing, be owned, or available for use (under a Seller Inbound IP License), by Buyer on substantially identical terms and conditions as it was to Seller immediately prior to the Closing, without restriction and without payment of any kind to any Third Party (other than amounts that would have been payable by Seller even if the transactions contemplated hereby did not occur). Seller is the owner of all right, title and interest in, to and under the Seller Owned Intellectual Property, free and clear of any Liens other than Permitted Liens. A true, complete and correct list of all Products is set forth in Section 2.12(c) of the Seller Disclosure Schedule.

(d)       Protection Measures. Seller has taken reasonable measures to maintain in confidence all trade secrets and confidential information in Seller’s possession, custody or control. Seller in the past three (3) years has complied in all material respects with all contractual and legal requirements pertaining to information privacy and security. To Seller’s Knowledge, there has been no: (i) unauthorized disclosure of any material Third Party proprietary or confidential information or trade secrets in the possession, custody or control of Seller, or (ii) material breach of Seller’s security procedures wherein any such confidential information or trade secrets have been disclosed to a Third Party.

(e)       Infringement by Seller. Except as set forth on Section 2.12(e) of the Seller Disclosure Schedule, no material Legal Proceedings are pending or, to Seller’s Knowledge, threatened in writing, against Seller alleging that the past or current Exploitation of the Products by Seller in the Territory or any other activity of Seller in the Territory with respect to the conduct of the Business has infringed or violated, or constituted a misappropriation of, any material Intellectual Property right of any Third Party. In the past six (6) years, none of Seller’s past or current Exploitation of any Products by Seller, or any other activity undertaken by it with respect to the conduct of the Business infringes or violates, or constitutes a misappropriation of, in any material respect, any Intellectual Property rights of any Third Party.

(f)       Infringement of Seller Rights. To Seller’s Knowledge, no Person (including any current or former employee or consultant of Seller) is infringing, violating or misappropriating, in any materials respect, (i) any of the Seller Owned Intellectual Property or (ii) any Seller Licensed Intellectual Property.

(g)       Outbound IP Licenses. Section 2.12(g) of the Seller Disclosure Schedule sets forth a true, correct and complete list of all Seller Outbound IP Licenses. None of the Seller Outbound IP Licenses grants any exclusive rights to Third Parties in any Seller Intellectual Property. Except as set forth on Section 2.12(g) of the Seller Disclosure Schedule, Seller has not agreed to indemnify any Person against any infringement, violation or misappropriation of any Intellectual Property rights with respect to any Seller Outbound IP Licenses. Seller is not a member of or party to any patent pool, industry standards body, trade association or other organization pursuant to the rules of which it is obligated to license any existing or future Intellectual Property to any Person.

(h)       Seller Inbound IP Licenses. Section 2.12(h) of the Seller Disclosure Schedule sets forth a true, correct and complete list of all Seller Inbound IP Licenses.

2.13     Insurance. Section 2.13 of the Seller Disclosure Schedule sets forth a true, correct and complete list of all insurance policies carried by Seller that are currently in effect for the benefit of the Business or any Acquired Asset (the “Insurance Policies”), the amounts and types of insurance coverage available thereunder and all insurance loss runs and workers’ compensation claims received for the past three (3) policy years. Seller has made available to Buyer true, complete and correct copies of all Insurance Policies. Each such Insurance Policy (i) is legal, valid, binding and enforceable in accordance with its terms and, except for Insurance Policies that have expired under their terms in the Ordinary Course of Business, is in full force and effect and (ii) is occurrence based. Seller is not in breach or default (including any breach or default with respect to the giving of notice), and no event has occurred which, after notice or the lapse of time or both, would constitute a breach or default or permit termination or modification under such Insurance Policy. All premiums payable under all such Insurance Policies have been timely paid, and Seller is in compliance in all material respects with the terms of such Insurance Policies. To Seller’s Knowledge, there have been no threatened terminations of, or material premium increases with respect to, any such Insurance Policies.

2.14     Inventory. All Inventories of the Products are set forth on Section 2.14 of the Seller Disclosure Schedule. To Seller’s Knowledge, (a) each such Inventory complies in all material respects with all applicable specifications and all applicable Law, including cGMP, (b) is not, in any material respect, adulterated or misbranded within the meaning of the FDCA, and (c) its shelf life has not expired.

2.15     Regulatory Matters.

(a)       Seller is developing, researching, testing, labeling, packaging, manufacturing, using, marketing, distributing, transporting, importing, exporting and storing, and at all times since Seller acquired its rights in the Products, has developed, researched, tested, labeled, packaged, manufactured, used, marketed, distributed, transported, imported, exported and stored the Products in compliance in all material respects with (i) the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. §301 et seq. (the “FDCA”) and applicable implementing regulations and guidances issued by the FDA, including, as applicable, those requirements relating to the FDA’s cGMP and quality system practices, Good Laboratory Practices, Good Clinical Practices and investigational use, (ii) as and to the extent applicable, the medicinal products laws of the European Union and applicable implementing regulations and guidelines issued by applicable Governmental Authorities in the European Union, including the European Medicines Agency, and (iii) all other applicable Laws.

(b)       All preclinical studies and clinical trials and other studies and tests of the Products conducted by or on behalf of Seller have been, and if still pending are being, conducted in material compliance, to the extent applicable, with the applicable protocol for such study or trial, Good Laboratory Practices, Good Clinical Practices and all applicable Laws, including the FDCA, the Animal Welfare Act, and the respective counterparts thereof outside the United States. Except as set forth in Section 2.15(b) of the Seller Disclosure Schedule, no clinical trial conducted by or on behalf of Seller has been terminated or suspended prior to scheduled completion, and neither the FDA nor any other applicable Governmental Authority, institution or clinical investigator that has participated or is participating in, or institutional review board that has or has had jurisdiction over, a clinical trial conducted by or on behalf of Seller has initiated, or, to Seller’s Knowledge, threatened to initiate, any action to place a clinical hold order on, or otherwise terminate, restrict, or suspend any proposed or ongoing clinical investigation of any Product conducted or proposed to be conducted by or on behalf of Seller.

(c)       Neither the Seller, nor, to Seller’s Knowledge, any of its officers, directors, managers, employees, or contractors, nor any clinical investigator who has conducted or, if still pending, is conducting any nonclinical study or clinical trial sponsored by or on behalf of Seller in connection with any of the Products has been disqualified or debarred by the FDA or any other Governmental Authority, has received any written notice from the FDA or any other Governmental Authority of an intent to initiate such disqualification proceedings or disbarment, or, to Seller’s knowledge, has been convicted of any crime or engaged in any conduct that could result in such disqualification or debarment.

(d)       All documents filed by Seller with the FDA or any other Governmental Authority with respect to any of the Products, including the manufacturing, handling, storage or shipment of any of the Products, were at the time of filing true, complete and accurate in all material respects, and no adverse event information has come to the attention of Seller that is materially different in terms of the incidence, severity or nature of such adverse events than any which were filed as safety updates to the documents filed by Seller with the FDA or any other Governmental Authority with respect to any of the Products.

(e)       Seller either owns or has full rights of access to and possession of all scientific data, results and findings, including laboratory and clinical data and raw data created by Seller, its Licensors or any Third Party on behalf of Seller or any Licensor with respect to the Products.

(f)       Except as set forth in Section 2.15(f) of the Seller Disclosure Schedule, Seller has not received any notice of and has not been subject to FDA regulatory actions against Seller, its Licensors, or any contractor acting on behalf of Seller or its Licensors with respect to any of the Products, including notice of adverse findings, untitled or warning letters, mandatory recalls, non-routine investigation or audit, request for information, or any other notice from any other Governmental Authority alleging or asserting material noncompliance with the FDCA or any other applicable Law. Seller has not received an FDA Form 483 or notice of inspectional observations from any other Governmental Authority related to or affecting any of the Products, which has not been closed out by the FDA or relevant Governmental Authority.

(g)       All manufacturing operations conducted by or on behalf of Seller with respect to the Products have been and are being conducted in material compliance with applicable Laws, including, to the extent applicable, 21 U.S.C. § 351(a)(2)(B) and cGMP. Seller has maintained documentation demonstrating that the Inventories included in the Acquired Assets were manufactured in accordance with applicable specifications for each Product. No Product has been voluntarily recalled or discontinued by the Seller at the request of the FDA or other Governmental Authority, nor has Seller received any notice from FDA or any other Governmental Authority that it has commenced or threatened to initiate any action to enjoin or restrict the production of the Products.

(h)       Seller has not received written notice of any pending or threatened claim, suit, proceeding, hearing, enforcement, audit, investigation, arbitration or other action from the FDA or any other Governmental Authority alleging that any operation or activity by Seller with respect to the Products in the Territory is in material violation of the FDCA or similar applicable Laws promulgated by applicable state Governmental Authorities or Governmental Authorities outside the United States. No civil, criminal or administrative action, suit, demand, claim, complaint, hearing, investigation, notice, demand letter, inquiry, proceeding or request for information is pending or, to Seller’s Knowledge, threatened against Seller with respect to any of the Products, and Seller has no liability (whether actual or contingent) for failure to comply with the FDCA or other applicable Laws.

(i)       Neither the Seller, nor, to Seller’s Knowledge, any of its officers, directors, managers, employees, or contractors, has committed any act, made any statement or failed to make any statement with respect to any of the Products that would reasonably be expected to provide a basis for the FDA or any other Governmental Authority to invoke its policy with respect to “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” or any similar policies set forth in any applicable Laws. Neither Seller nor, to Seller’s Knowledge, any of Seller’s officers, employees or agents, has been convicted of any crime or engaged in any conduct with respect to any of the Products that has resulted, or would reasonably be expected to result, in debarment or exclusion under applicable Law, including 21 U.S.C. § 335a. To Seller’s Knowledge, no claims, actions, proceedings or investigations with respect to any of the Products that would reasonably be expected to result in debarment or exclusion of Seller are pending or threatened against Seller or any of its officers, employees or agents.

(j)       Neither Seller nor, to Seller’s Knowledge, any officer, employee or agent of Seller has been convicted of any crime or engaged in any conduct with respect to any of the Products for which such Person or entity could be excluded from participating in the Federal health care programs under Section 1128 of the Social Security Act of 1935, as amended, or any similar Laws. Seller is not a party to any corporate integrity agreement, monitoring agreement, consent decree, settlement order, or similar agreement with or imposed by any Governmental Authority with respect to any of the Products.

(k)       To Seller’s Knowledge, except as set forth in Section 2.15(k) of the Seller Disclosure Schedule, there are no material investigations, adverse third party allegations or actions, or claims against Seller, including any pending or threatened action against Seller, in any court or by or before any Governmental Authority, with respect to any of the Products, or Seller’s obligations set forth herein, including any which may adversely affect Seller’s ability to perform its obligations under this Agreement. Seller is not subject to any investigation related to any of the Products that is pending and of which Seller has been notified in writing or, to Seller’s Knowledge, which has been threatened, in each case by (i) the FDA or (ii) the Department of Health and Human Services Office of Inspector General or Department of Justice pursuant to the Federal Healthcare Program Anti-Kickback Statute (42 U.S.C. §1320a-7b(b)) or the Federal False Claims Act (31 U.S.C. §3729).

2.16    Affiliate Transactions. Except as set forth in Section 2.16 of the Seller Disclosure Schedule, other than in his or her capacity as a director, officer or employee of Seller or a direct or indirect equityholder of Seller, no Affiliate of Seller (a) has or has had any interest or ownership in any Acquired Asset or any material asset, right or property (tangible or intangible) related to any of the Products or (b) has any claim or cause of action against Seller related to any Acquired Asset or any of the Products.

2.17     Brokers and Agents. No broker or finder has acted for Seller in connection with the Transaction Documents or the transactions contemplated thereby, and no broker or finder is entitled to any brokerage or finder’s fee or other commissions in respect of such transactions based upon agreements, arrangements or understandings made by or on behalf of Seller.

2.18     Purchase for Own Account; Sophistication. Seller acknowledges and agrees that the shares of Buyer Common Stock to be acquired by Seller pursuant to this Agreement will be acquired for investment for Seller’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Seller has no present intention of selling, granting any participation in, or otherwise distributing the same. Seller acknowledges and agrees that Seller does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any Third Party, with respect to any of the shares of Buyer Common Stock to be received by it pursuant to this Agreement. Seller represents and warrants that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of owning the shares of Buyer Common Stock to be received by it pursuant to this Agreement. Seller has the ability to bear the economic risk of the investment in shares of Buyer Common Stock, including complete loss of such investment. Notwithstanding the foregoing, following the Closing, Seller intends to liquidate and wind-up its affairs and distribute the shares of Buyer Common Stock to be acquired by Seller pursuant to this Agreement to the Sole Shareholder and/or the equity holders of the Sole Shareholder or their Affiliates, in each case, in accordance with the applicable distribution provisions set forth in the Charter Documents of Seller and the Sole Shareholder and applicable Laws, including applicable securities Laws.

2.19     Access to Information. Seller acknowledges that (a) it has been afforded (i) access to information about Buyer and its financial conditions, results of operations, businesses, properties and prospects sufficient to enable Seller to evaluate its investment in the Buyer Common Stock; and (ii) the opportunity to obtain such additional information that Buyer possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment in the Buyer Common Stock and any such additional information has been provided to Seller’s reasonable satisfaction, and (b) it has sought such professional advice as it has considered necessary to make an informed decision with respect to its acquisition of the Buyer Common Stock.

2.20     Restricted Securities; Legends.

(a)       Seller understands that the shares of Buyer Common Stock to be received by it in connection with the transactions contemplated by this Agreement have not been registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Seller’s representations and warranties as expressed herein. Seller understands that such shares of Buyer Common Stock will be “restricted securities” under applicable securities Laws and that, pursuant to these Laws, Seller must hold such shares indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available.

(b)       Seller understands that the shares of Buyer Common Stock to be received by it in connection with the transactions contemplated by this Agreement may be notated with one or more of the following legends (collectively, the “Restrictive Legends”):

(i)       “THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED”; and

(ii)       any legend required by applicable securities Laws to the extent such Laws are applicable to the shares represented by the certificate, instrument, or book entry so legended.

2.21    Accredited Investor. Seller, the Sole Shareholder and each of the equity holders of the Sole Shareholder (or any of their Affiliates) that may receive a distribution of shares of Buyer Common Stock from Seller and/or the Sole Shareholder is an “accredited investor” (as defined in Regulation D promulgated under the Securities Act).

2.22    No Other Representations or Warranties. Except as expressly provided in this Agreement and the Transaction Documents, Seller does not make any representation or warranty, express or implied, oral or written, about the Products, the Acquired Assets, the Assumed Liabilities or the Business, whatsoever. WITHOUT LIMITING THE FOREGOING, EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT AND THE TRANSACTION DOCUMENTS, (A) THE ACQUIRED ASSETS ARE BEING TRANSFERRED “AS IS”, (B) SELLER MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, OF ANY KIND OR AS BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND (C) SELLER SPECIFICALLY DISCLAIMS ANY AND ALL IMPLIED OR STATUTORY WARRANTIES WITH RESPECT TO THE ACQUIRED ASSETS, INCLUDING ANY WARRANTY OF MERCHANTABILITY, WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE OR WARRANTY OF NONINFRINGEMENT.

2.23    Non-Reliance. Seller acknowledges, agrees, represents and warrants that neither Buyer, nor any of its agents or representatives, nor any other Person acting on behalf of or in concert with Buyer, has made or provided any representations, warranties, facts or information of any kind or nature, express or implied, oral or written, relating to Buyer or to its future or historical financial condition, performance, results, operations, assets, liabilities or prospects, or otherwise relating in any way to the subject matter of this Agreement, except as specifically set forth in Article III. Seller also acknowledges, agrees, represents and warrants that it is not relying, and has not relied, on any representations, warranties, facts or information whatsoever except as specifically set forth in Article III, in its decision to enter into this Agreement and to proceed with the transactions contemplated by this Agreement.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF BUYER

To induce Seller to enter into the Transactions Documents and consummate the transactions contemplated thereby, Buyer hereby makes the following representations and warranties to Seller, as of the date of this Agreement, except as disclosed in the Buyer SEC Reports (but excluding any predictive, cautionary or forward-looking disclosures contained under the caption “Risk Factors”, “Forward Looking Statements” or any similar predictive, cautionary or forward-looking statement) filed or furnished at least two (2) Business Days prior to the date of this Agreement, to the extent such Buyer SEC Reports are publicly available on the SEC’s Electronic Data Gathering Analysis and Retrieval System, and any exhibits to such Buyer SEC Reports.

3.1      Due Organization. Buyer is a corporation duly organized, validly existing and in good standing (tax and otherwise) under the Laws of the State of Nevada. Buyer is in good standing (tax and otherwise) in each jurisdiction in which it is qualified to do business. Buyer has full corporate power and authority necessary to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. Buyer has delivered to Seller true, correct and complete copies of its Charter Documents. Buyer is not in violation of, in conflict with, or in default under its Charter Documents, and there exists no condition or event which, after notice, lapse of time or both, would result in any such violation conflict or default.

3.2      Authorization; No Conflict.

(a)       Buyer has full legal right and all requisite corporate power and authority to execute and deliver each of the Transaction Documents to which it is a party and to perform its obligations and consummate the transactions contemplated thereby. The execution and delivery by Buyer of the Transaction Documents to which it is a party, the performance of its obligations and the consummation of the transactions contemplated thereby have been duly and validly authorized by all necessary action on the part of Buyer. This Agreement has been duly and validly executed and delivered by Buyer and, assuming the due and valid execution and delivery hereof by Seller, constitutes a valid and binding obligation of Buyer, enforceable against it in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar Laws from time to time in effect which affect creditors’ rights generally, and by legal and equitable limitations on the enforceability of specific remedies. Each of the other Transaction Documents to which Buyer is a party has been duly and validly executed and delivered by Buyer or, when so executed and delivered, assuming the due and valid execution and delivery thereof by each other party thereto, will be duly and validly executed and delivered by Buyer, enforceable against it in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar Laws from time to time in effect which affect creditors’ rights generally, and by legal and equitable limitations on the enforceability of specific remedies.

(b)       The execution, delivery and performance of the Transaction Documents by Buyer, and the consummation of the transactions contemplated thereby, do not and will not, with or without notice, lapse of time or both: (i) conflict with or result in a breach or violation of Buyer’s Charter Documents or any resolution of the Governing Body of Buyer; (ii) except for the Buyer Stockholder Approval, require on the part of Buyer any consent, waiver, approval, declaration or authorization of, or notice to or filing with, any Governmental Authority; (iii) materially conflict with, result in a material default, material modification or termination under, give any Person a right of termination, cancellation, acceleration, suspension or revocation under, result in the loss of a material benefit or the imposition of any material obligation under, or require any material consent, waiver, approval, notice, filing, declaration or authorization under, any Buyer Material Contract or Permit applicable to the Buyer Group, or (iv) violate in any material respect any Law to which the Buyer Group or its properties, rights or assets are subject or bound.

3.3      Sufficient Funds. Buyer has, and, at the Closing, will have, sufficient funds available as and when needed to consummate the transactions contemplated hereby and to perform its obligations hereunder.

3.4      Capitalization. The authorized capital stock of Buyer consists of 800,000,000 shares of Buyer Common Stock and 10,000,000 shares of preferred stock. As of the close of business on the Business Day prior to the date of this Agreement, there were (a) 13,958,516 shares of Buyer Common Stock and no shares of preferred stock outstanding and (b) no shares of Buyer Common Stock or preferred stock held in treasury.

3.5      Buyer Common Stock. The shares of Buyer Common Stock subject to issuance pursuant to Article I of this Agreement have been reserved for issuance and, upon issuance on the terms and conditions specified herein, will be duly authorized, validly issued, fully paid and non-assessable, free and clear of all Liens (other than restrictions on transfer imposed under applicable securities Laws and restrictions on transfer thereof as provided for herein or Liens imposed as a result of any action or inaction of Seller), and not subject to or issued in violation of any applicable federal or state securities laws or any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Nevada Revised Statutes, Buyer’s Charter Documents or any agreement to which Buyer is a party or is otherwise bound. The shares of Buyer Common Stock subject to issuance pursuant to Article I shall have the rights, powers and preferences set forth in Buyer’s Charter Documents, copies of which have been made available to Seller. Other than the shares of Buyer Common Stock subject to issuance pursuant to Article I of this Agreement and shares reserved for issuance upon the exercise of options or other equity awards pursuant to equity incentive plans of Buyer, there are no shares of Buyer Common Stock reserved for issuance. There are no capital appreciation rights, phantom stock plans, securities with participation rights or features or similar obligations and commitments of Buyer. As of the Closing Date, except for this Agreement and restrictions imposed by applicable Laws, there will be no voting trusts, stockholder agreements, proxies or other rights or agreements in effect with respect to the voting, transfer or dividend rights of the shares of Buyer Common Stock subject to issuance pursuant to Article I of this Agreement.

3.6      SEC Filings; Financial Statements; Absence of Changes.

(a)       Buyer has timely filed all registration statements, forms, reports, schedules, prospectuses, proxy statements, certifications and other documents required to be filed by Buyer with the SEC in the past twenty-four (24) months. All such registration statements, forms, reports and other documents (including those that Buyer may file after the date hereof until the Closing and together with all exhibits and schedules thereto and documents incorporated by reference therein) are referred to herein as the “Buyer SEC Reports.” All of the Buyer SEC Reports (i) were or will be filed on a timely basis, (ii) at the time filed, complied, or will comply when filed, as to form in all material respects with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002, and rules and regulations promulgated thereunder applicable to such Buyer SEC Reports and (iii) did not, or will not, at the time they were or are filed (or, if amended, as of the date of such amendment) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Buyer SEC Reports or necessary in order to make the statements in such Buyer SEC Reports, in the light of the circumstances under which they were made, not misleading.

(b)       Since the date of Buyer’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q through the date hereof, (a) Buyer has conducted its business in the Ordinary Course of Business and (b) there has not been any Buyer Material Adverse Change.

3.7      Listing; Investment Company. The Buyer Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and Buyer has not received any written notification that the SEC is contemplating terminating such registration. Buyer has not, in the past twenty-four (24) months, received written notice from the Nasdaq Stock Market to the effect that Buyer is not in compliance with the listing or maintenance requirements of such market or exchange. Buyer is not, and immediately after the Closing will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

3.8      Taxes. Buyer and each of its Subsidiaries has properly filed on a timely basis all material Tax Returns required to be filed by Buyer and its Subsidiaries, and all such Tax Returns are true, correct and complete in all material respects and were prepared in compliance in all material respects with all applicable Laws and regulations. Buyer and each of its Subsidiaries has paid on a timely basis all Taxes, whether or not shown on any Tax Return, that were due and payable. Buyer (and any of its Affiliates) has not taken or agreed to take any action, and is not aware of the existence of any fact or circumstance, that could reasonably be expected to impede or prevent the acquisition of the Acquired Assets pursuant to this Agreement, taken together with the Seller Liquidation, from qualifying as a tax-free “reorganization” under Section 368(a)(1)(D) of the Code.

3.9     Compliance with Law. Each member of the Buyer Group and their respective predecessors have conducted in the past twenty-four (24) months, and are conducting, their business in compliance in all material respects with all applicable Laws. During the twenty-four (24) months preceding the date hereof, no member of the Buyer Group has received any written communication (or, to Buyer’s Knowledge, any other communication) from any Governmental Authority or private party alleging material noncompliance with any applicable Law with respect to the Buyer’s business.

3.10     Unlawful Payments. The Buyer Group is in compliance in all material respects with the Anti-Bribery Laws.

3.11     Legal Proceedings. There is no pending or, to Buyer’s Knowledge, threatened material Legal Proceeding with respect to, against or affecting Buyer’s business, or any current or former officer, director or employee of any member of the Buyer Group in its, his or her capacity as such, or seeking to prevent or delay the transactions contemplated hereby, and no notice of any material Legal Proceeding, whether pending or threatened, has been received by any member of the Buyer Group. There are no material judgments, orders, injunctions, decrees, stipulations or awards (whether rendered by a court, administrative agency or other Governmental Authority, by arbitration or otherwise) against or involving Buyer’s business.

3.12     Contracts and Commitments. Each Contract to which a member of the Buyer Group is a party that is required to be disclosed in the Buyer SEC Reports pursuant to Item 601 of Regulation S-K under the Securities Act (each a “Buyer Material Contract”) has been timely disclosed and attached as an exhibit to the Buyer SEC Reports. Other than as disclosed in the Buyer SEC Reports, each Buyer Material Contract is in full force and effect and is a legal, valid, binding and enforceable obligation of a member of the Buyer Group and, to Buyer’s Knowledge, each of the other parties thereto, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar Laws from time to time in effect which affect creditors’ rights generally, and by legal and equitable limitations on the enforceability of specific remedies.

3.13     Brokers and Agents. No broker or finder has acted for any member of the Buyer Group in connection with the Transaction Documents or the transactions contemplated thereby, and no broker or finder is entitled to any brokerage or finder’s fee or other commissions in respect of such transactions based upon agreements, arrangements or understandings made by or on behalf of any member of the Buyer Group, in each case except for circumstances where Seller would not incur any liability.

3.14     Information Statement Disclosure. The information included in the Information Statement will not, as of the date of the Information Statement, (a) contain any statement that is inaccurate or misleading with respect to any material facts or (b) omit to state any material fact necessary in order to make such information, in the light of the circumstances under which such information will be provided, not false or misleading (it being understood that the representations and warranties set forth in this Section 3.14 shall not apply to any information supplied by Seller for inclusion in the Information Statement).

3.15     No Other Representations or Warranties. Except as expressly provided in this Agreement and the Transaction Documents, Buyer does not make any representation or warranty, express or implied, oral or written, about the Buyer Common Stock, whatsoever. WITHOUT LIMITING THE FOREGOING, EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT AND THE TRANSACTION DOCUMENTS, (A) BUYER MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, OR AS BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND (B) BUYER SPECIFICALLY DISCLAIMS ANY AND ALL IMPLIED OR STATUTORY WARRANTIES, INCLUDING ANY WARRANTY OF MERCHANTABILITY, WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE OR WARRANTY OF NONINFRINGEMENT.

3.16     Non-Reliance. Buyer acknowledges, agrees, represents and warrants that neither Seller, nor any of its agents or representatives, nor any other Person acting on behalf of or in concert with Seller, has made or provided any representations, warranties, facts or information of any kind or nature, express or implied, oral or written, relating to Seller, the Products, the Acquired Assets or the Business or to its future or historical financial condition, performance, results, operations, assets, liabilities or prospects, or otherwise relating in any way to the subject matter of this Agreement, except as specifically set forth in Article II. Buyer also acknowledges, agrees, represents and warrants that it is not relying, and has not relied, on any representations, warranties, facts or information whatsoever except as specifically set forth in Article II, in its decision to enter into this Agreement and to proceed with the transactions contemplated by this Agreement.

ARTICLE IV
PRE-CLOSING COVENANTS

4.1      Conduct of Seller Business Pending Closing. Between the date of this Agreement and the earlier to occur of the Closing and the termination of this Agreement in accordance with Article VII (the “Interim Period”) (except as (A) set forth in Section 4.1 of the Seller Disclosure Schedule, (B) contemplated by this Agreement or (C) expressly consented to in writing by Buyer, which consent shall not be unreasonably withheld, delayed or conditioned), Seller shall (x) conduct the Business in the Ordinary Course of Business, (y) use reasonable best efforts to maintain and preserve the Business and its organization intact, retain its present officers and employees and maintain and preserve its relationships with its officers and employees, suppliers, vendors, customers, licensors, licensees, distributors, regulatory authorities, creditors and others having business relations with it, and (z) maintain the tangible Acquired Assets, including those held under leases, in good working order and condition, ordinary wear and tear excepted. Notwithstanding the foregoing or any other provision of the Transaction Documents, during the Interim Period (except as (A) set forth in Section 4.1 of the Seller Disclosure Schedule, (B) contemplated by this Agreement or (C) expressly consented to in writing by the Board of Directors of Buyer, which consent shall not be unreasonably withheld, delayed or conditioned), Seller shall not:

(a)       make or agree to make any expenditures in excess of $50,000 individually or $100,000 in the aggregate;

(b)       sell, assign, lease, sublease, license, sublicense, pledge or otherwise transfer or dispose of or grant any option or rights in, to or under, any Acquired Assets, other than the manufacture, packaging, labeling, shipment, transport, or distribution of Inventory;

(c)       waive or release any material right, or cancel, compromise, release or assign any material obligations owed to Seller, related to or arising under the Acquired Assets;

(d)       amend, modify or waive any material right of Seller under or terminate or enter into any Assigned Contract, or amend, modify or waive any material right under any Transferred Permit;

(e)       fail to take commercially reasonable efforts to preserve and maintain all Transferred Permits required for the conduct of the Business in all material respects as currently conducted or the ownership and use of the Acquired Assets;

(f)       enter into any other material transaction, agreement or arrangement that is not negotiated at arm’s length and that would constitute an Assigned Contract;

(g)       enter into any transaction with a direct or indirect equity holder of the Seller or any Affiliate thereof;

(h)       amend its Charter Documents;

(i)       commence a lawsuit or settle any material claim or litigation that relates to an Acquired Asset, an Assumed Liability or the Business (other than a lawsuit or claim by or against Buyer with respect to this Agreement);

(j)       make any material change in accounting principles, other than as required by GAAP (or any interpretation thereof), including pursuant to standards, guidelines and interpretations of the Financial Accounting Standards Board or any similar organization;

(k)       revalue any of the Acquired Assets, including writing down or writing off the value of Inventory or writing off notes or accounts receivable other than in the Ordinary Course of Business;

(l)        effect any recapitalization, reclassification, stock split or similar change in capitalization or dissolve or liquidate Seller;

(m)      acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or Person or division thereof;

(n)       sell, lease or otherwise dispose of any of its assets, rights or properties that are used in the Business that have a value in excess of $25,000 in the aggregate, except inventory and obsolete or excess equipment sold in the Ordinary Course of Business;

(o)       sell, assign, transfer, exclusively license, abandon or otherwise dispose of any of the Seller Intellectual Property;

(p)       issue, sell, grant or deliver Seller’s equity securities, or issue, sell, grant or deliver any securities convertible into, or options with respect to, or warrants to purchase or rights to subscribe for, any such equity securities;

(q)      make any redemption or purchase of Seller’s equity interests;

(r)       establish, adopt, terminate, supplement or amend in any material respect any Benefit Plan (or any plan that would be a Benefit Plan if adopted) except (A) as required pursuant to the terms of any Benefit Plan made available to Buyer prior to the date hereof or (B) in the Ordinary Course of Business;

(s)       (i) grant any material increase in compensation or benefits or grant or pay any material bonus, retention, change in control, severance, or similar benefits, or (ii) take any action to accelerate any material rights or benefits under any Benefit Plan, including any action to accelerate the vesting or funding or payment of any Benefit Plan;

(t)       incur or assume, guarantee, or become obligated with respect to any material Liability, or assume, guarantee or endorse or otherwise become responsible for, whether directly, contingently or otherwise, any material Liability of any Person, other than (i) instruments of Liability existing as of the date hereof, or (ii) other Liability in an aggregate amount not to exceed $25,000;

(u)      subject any portion of the Acquired Assets to any Lien, except for Permitted Liens;

(v)      fail to maintain in full force and effect the Seller’s material insurance policies in a form and amount consistent with past practices;

(w)      initiate any new or modify any ongoing preclinical study or clinical trial or other studies or tests of any of the Products other than in the Ordinary Course of Business or as required by the FDA or other applicable Governmental Authority or applicable Law; or

(x)       take, or agree (in writing or otherwise) to take, any of the actions described in this Section 4.1.

4.2      Information.

(a)       During the Interim Period, Seller shall, subject to applicable Laws, afford to the authorized Representatives of Buyer, upon reasonable request and during normal business hours, access to (i) all of the Acquired Assets and Product Books and Records and (ii) such additional financial and operating data and other information relating to the Business and the Acquired Assets as Buyer may from time to time reasonably request, including access upon reasonable request and during normal business hours to the employees of Seller.

(b)       No later than twenty (20) days following the end of each calendar month prior to the Closing, Seller shall provide to Buyer the unaudited balance sheet of Seller as of the end of the most recently completed calendar month and the related unaudited statements of income and members’ equity and cash flows for the period from the beginning of Seller’s then-current fiscal year until the end of such month.

(c)       Seller and Buyer acknowledge and agree that the Confidentiality Agreement remains in full force and effect and that information provided by Seller or any of Seller’s Affiliates to Buyer, or by Buyer or any of Buyer’s Affiliates to Seller, pursuant to this Agreement prior to the Closing shall be treated in accordance with the Confidentiality Agreement. If this Agreement is terminated prior to the Closing, the Confidentiality Agreement shall remain in full force and effect in accordance with its terms. If the Closing occurs, the Confidentiality Agreement, insofar as it covers information provided to Buyer or its Affiliates relating to the Business, shall terminate effective as of the Closing, but shall remain in effect insofar as it covers other information provided by or on behalf of Seller to Buyer thereunder and insofar as it imposes non-solicitation and standstill restrictions on Seller.

4.3      Exclusivity. During the Interim Period:

(a)       Seller shall not and shall cause its Representatives and Affiliates not to, directly or indirectly: (i) initiate, solicit, encourage or otherwise knowingly facilitate any inquiry, proposal, offer or discussion with any party (other than Seller’s Representatives, Buyer or its Representatives) concerning any Acquisition Transaction, (ii) except as may be required by applicable Law, furnish any non-public information concerning the Business (or any portion thereof) or the Acquired Assets to any Person (other than Seller’s Representatives, Buyer and its Representatives) or (iii) engage in discussions or negotiations with any party (other than Seller’s Representatives, Buyer and its Representatives) concerning any Acquisition Transaction.

(b)       Seller shall, and shall cause its Representatives and Affiliates to, (i) immediately cease any discussions or negotiations of the nature described in Section 4.3(a) that were pending, (ii) immediately notify any party with which such discussions or negotiations were being held of such termination, (iii) immediately request in writing that all Persons to whom nonpublic information concerning Seller has been distributed on or prior to the date of this Agreement return or destroy such information to Seller as soon as possible, and (iv) refrain from entering into any Acquisition Transaction.

(c)       Seller shall and shall cause its Representatives and Affiliates to: (i) promptly advise Buyer in writing of the receipt, directly or indirectly, of any inquiry, proposal or other materials, and of any discussions, negotiations or proposals relating to, an Acquisition Transaction received after the date hereof, (ii) promptly identify the offeror and (iii) promptly provide Buyer copies of all material correspondence (including any indications of interest) and proposed written agreements, arrangements or understandings with respect to any Acquisition Transaction (and a description of any proposed oral agreements with respect thereto). Seller shall promptly advise Buyer of all subsequent communications relating to such proposal.

4.4      Notification of Certain Matters.

(a)       Seller shall promptly (and, in any event, within two (2) Business Days) give notice to Buyer of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would or would be reasonably likely to cause any representation or warranty of Seller contained herein to be untrue or inaccurate in any material respect at any time at or prior to the Closing, or which would constitute a Seller Material Adverse Change, (ii) any event which would reasonably be expected to cause any of the conditions in Article VI not to be fulfilled, or (iii) any material failure of Seller to comply with or satisfy in a timely manner any covenant, condition or agreement to be complied with or satisfied by Seller hereunder.

(b)       Buyer shall promptly (and, in any event, within two (2) Business Days) give notice to Seller of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would or would be reasonably likely to cause any representation or warranty of Buyer contained herein to be untrue or inaccurate in any material respect at any time at or prior to the Closing, or which would constitute a Buyer Material Adverse Change, (ii) any event which would reasonably be expected to cause any of the conditions in Article VI not to be fulfilled, or (iii) any material failure of Buyer to comply with or satisfy in a timely manner any covenant, condition or agreement to be complied with or satisfied by Buyer hereunder.

4.5      Cause Conditions to be Satisfied. Subject to Section 4.6, each party shall (a) use reasonable best efforts to cause each of the conditions set forth in Article VI to be satisfied at or prior to the Closing and (b) cooperate in filing all notices and obtaining all consents and approvals required in connection with the transactions contemplated by this Agreement.

4.6      Governmental Consents and Filing of Notices. Subject to the terms and conditions herein provided, each of the Seller and Buyer shall use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable Laws to consummate and make effective as promptly as practicable the transactions contemplated hereby (including (i) the satisfaction, but not waiver, of the closing conditions set forth in Article VI, (ii) obtaining consents of all Governmental Authorities or other Persons necessary to consummate the transactions contemplated hereby and (iii) the execution and delivery of such instruments, and the taking of such other actions, as the other party may reasonably require in order to carry out the intent of this Agreement).

4.7      Buyer Stockholder Approval.

(a)       Immediately following the execution and delivery of this Agreement and in lieu of calling a meeting of Buyer’s stockholders, Buyer shall (i) submit the Stockholder Written Consent, in the form attached hereto as Exhibit I (the “Stockholder Written Consent”), to Acuitas Group Holdings, LLC (the “Principal Stockholder”) and (ii) use its reasonable best efforts to obtain the Stockholder Written Consent, duly executed by the Principal Stockholder and duly delivered to Buyer in accordance with the Nevada Revised Statutes, from the Principal Stockholder before 9:00 a.m. New York time, on the day immediately following the date of this Agreement. The Parties agree and acknowledge that the Stockholder Written Consent shall be void and of no further effect if this Agreement is terminated in accordance with the terms and conditions hereof.

(b)       Within five (5) Business Days after the date of this Agreement, Buyer shall file with the SEC a preliminary information statement in accordance with Regulation 14C promulgated under of the Exchange Act (such preliminary information statement and any revised or definitive information statement, the “Information Statement”) relating to the Buyer Stockholder Approval. Seller shall reasonably cooperate with Buyer in the preparation of the preliminary Information Statement, the definitive Information Statement and any amendments or supplements thereto and shall promptly furnish to Buyer the information relating to Seller required by the Exchange Act for inclusion therein. Prior to filing with the SEC, Buyer shall provide Seller and its counsel a reasonable opportunity to review and comment on the Information Statement and shall consider in good faith for inclusion in the Information Statement any comments made by Seller or its counsel that are provided in a timely manner. Buyer shall use reasonable best efforts to respond as promptly as practicable to any comments of the SEC with respect to the Information Statement and to cause the Information Statement in definitive form to be mailed to the holders of shares of Buyer Common Stock entitled thereto as promptly as reasonably practicable after (i) the tenth (10th) calendar day after the initial filing of the preliminary Information Statement with the SEC if by such date the SEC has not informed Buyer that it intends to review the Information Statement or (ii) if the SEC has, by the tenth (10th) calendar day after the filing of the initial preliminary Information Statement with the SEC, informed Buyer that it intends to review the Information Statement, the date on which the SEC confirms that it has no further comments on the Information Statement. Buyer shall notify Seller promptly of (and in any event no more than one (1) Business Day after) the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for any amendments or supplements to the preliminary Information Statement or the definitive Information Statement, and if required, Buyer shall mail to the holders of shares of Buyer Common Stock entitled thereto, as promptly as reasonably practicable, such amendment or supplement. Prior to filing with the SEC, Buyer shall provide Seller and its counsel a reasonable opportunity to review and comment on any such amendments or supplements to the Information Statement and shall reasonably consider in good faith for inclusion in any amendments or supplements any comments made by Seller or its counsel that are provided in a timely manner. If at any time prior to the Closing any event shall occur, or fact or information shall be discovered, that should be set forth in an amendment or supplement to the Information Statement so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, the Party that discovers such information shall as promptly as practicable notify the other Party hereto and Buyer shall prepare and file with the SEC such amendment or supplement, in consultation with and subject to review by Seller and its counsel as promptly as practicable and, to the extent required by Law, cause such amendment or supplement to be disseminated to the holders of shares of Buyer Common Stock entitled thereto. Notwithstanding the foregoing, in the event that this Agreement is terminated in accordance with the terms and conditions hereof, Buyer shall not be required, after the date of termination, to prepare, file and mail the Information Statement pursuant to this Section 4.7(b).

4.8      Bulk Transfers Law. Each of Buyer and Seller hereby waives compliance with the provisions of the bulk transfer laws of any jurisdiction in connection with the transactions contemplated by this Agreement.

ARTICLE V
OTHER COVENANTS

5.1      Cooperation in Litigation. In the event that a claim is asserted against any Party or any of its Subsidiaries or Affiliates with respect to any of the transactions contemplated hereby, the other Parties shall reasonably cooperate in the defense of such claim. Each Party shall reasonably consult with the other Parties regarding the defense of any proceedings or litigation relating to any of the transactions contemplated hereby.

5.2      Tax Matters.

(a)       Any personal property or similar Taxes applicable to the Acquired Assets for a Straddle Period shall be paid by Buyer or Seller, as applicable, and such Taxes shall be apportioned on a pro rata basis between Seller and Buyer. The amount of such Taxes for a Straddle Period that relate to the Pre-Closing Tax Period shall be the amount of such Tax for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days in the portion of the Straddle Period ending on the Closing Date and the denominator of which is the number of days in the Straddle Period (with the remaining amount of such Taxes for such Straddle Period allocable to the Post-Closing Tax Period). Seller shall pay Buyer an amount equal to any such Taxes payable by Buyer which are attributable to the Pre-Closing Tax Period, and Buyer shall pay Seller an amount equal to any such Taxes payable by Seller which are not attributable to the Pre-Closing Tax Period. Such payments shall be made on or prior to the Closing Date or, if later, on the date such Taxes are due (or thereafter, promptly after request by Buyer or Seller if such Taxes are not identified by Buyer or Seller on or prior to the Closing Date). All other Taxes (if any) for a Pre-Closing Tax Period shall be determined based on an interim closing of the books as of the close of business on the Closing Date. Buyer shall prepare and file any Tax Return for a Straddle Period.

(b)       All transfer, sales, and use Taxes, deed excise stamps and similar charges related to the transfer of the Acquired Assets contemplated by this Agreement shall be borne equally by Buyer and Seller. Buyer will file all necessary Tax Returns and other documentation with respect to all such Taxes and, if required by applicable Law, Seller will, and will cause its Subsidiaries to, join in the execution of any such Tax Returns and other documentation.

(c)       Buyer and Seller agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information and assistance relating to the Acquired Assets (including access to books and records) as is reasonably necessary for the filing of all Tax Returns, the making of any election relating to Taxes, the preparation for any audit by any Governmental Authority, and the prosecution or defense of any claim, suit or proceeding relating to any Tax. Seller and Buyer shall cooperate with each other in the conduct of any audit or other proceeding relating to Taxes involving (i) the qualification of the transactions contemplated by this Agreement as a reorganization within the meaning of Section 368(a) of the Code, (ii) the Acquired Assets with respect to any Pre-Closing Tax Period, and (iii) any audit or proceeding relating to a Pre-Closing Tax Period for which Buyer (as transferee, successor or otherwise) is liable for the relevant Taxes. Buyer shall keep Seller reasonably informed of the status of any such Tax audit or proceeding (including providing Seller with copies of all written correspondence regarding such matter), and shall not settle any such proceedings without Seller’s written consent (not to be unreasonably withheld or delayed).

(d)       The Parties intend that Buyer’s acquisition of the Acquired Assets pursuant to this Agreement, taken together with the Seller Liquidation, be treated, and each of them shall use its reasonable best efforts to cause the transactions to be treated, for federal income tax purposes as a “reorganization” under Section 368(a)(1)(D) of the Code, and each Party shall file all Tax Returns consistent with, and take no position inconsistent with, such treatment unless there is a determination within the meaning of Section 1313(a) of the Code that such transactions do not qualify as a reorganization described in Section 368(a)(1)(D) of the Code. No Party shall take any action, cause any action to be taken, fail to take any action or fail to cause any action to be taken (including any action or failure to act otherwise permitted by this Agreement) that would prevent Buyer’s acquisition of the Acquired Assets pursuant to this Agreement, taken together with the Seller Liquidation, from being treated, and each of them shall use its reasonable best efforts to cause such transactions to be treated, for federal income tax purposes, as a “reorganization” under Section 368(a)(1)(D) of the Code.

(e)       Consistent with the Seller Plan of Liquidation, as promptly as reasonably practicable after the Closing, Seller will distribute all of its assets (including the shares of Buyer Common Stock constituting the Initial Stock Consideration, other than money or other property in a reasonable amount to pay outstanding debts of Seller, to Seller’s shareholders in pursuance of the liquidation of Seller (the “Seller Liquidation”).

(f)       The Parties hereby adopt this Agreement as a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a).

5.3      Non-Solicitation and Confidentiality.

(a)       Prohibited Activities. As further consideration for the purchase and sale of the Acquired Assets and the other transactions contemplated hereby, Seller covenants and agrees with Buyer that it shall not, and shall cause its Affiliates not to, until the fifth (5th) anniversary of the Closing Date (the “Non-Solicitation Term”), directly or indirectly, for such Person or on behalf of or in conjunction with any other Person, (A) employ or hire away from Buyer any Restricted Person or (B) solicit or communicate with any Restricted Person for the purpose or with the intent of enticing, or in a manner reasonably likely to entice, such Restricted Person away from Buyer; provided that this Section 5.3(a) shall not at any time prohibit the placement of advertisements in publications of general circulation not directed at any Restricted Person. The Non-Solicitation Term shall be automatically extended by the number of days that Seller is found to have been in violation of the provisions of this Section 5.3(a). For purposes of this Section 5.3(a), the term “Buyer” means Buyer and any present or future Affiliate of Buyer during the Non-Solicitation Term.

(b)       Confidentiality. Seller recognizes that by reason of (i) its ownership of the Business and (ii) the information provided by or on behalf of Buyer or any of its Affiliates to Seller in connection with the transactions contemplated hereby, Seller has acquired and/or will acquire Confidential Information, the use or disclosure of which in violation of this Section 5.3(b) could cause the Business, Buyer and/or its Affiliates substantial loss and damages that could not be readily calculated and for which no remedy at law would be adequate. Accordingly, Seller covenants and agrees with Buyer that Seller will not, and will cause its Affiliates not to, at any time, directly or indirectly, use, disclose or publish, any Confidential Information, unless (A) such information becomes generally known to the public through no breach of this Section 5.3(b) by Seller or any of its Affiliates, (B) such information is developed independently by Seller without the use of any Confidential Information or (C) the disclosing Party is advised in writing by counsel that disclosure is required by Law or the order of any Governmental Authority of competent jurisdiction under color of Law; provided that prior to disclosing any information pursuant to clause (C) above, such Person shall, to the extent legally permissible, give prior written notice thereof to Buyer and provide Buyer with the opportunity to contest such disclosure and shall, at Buyer’s expense, reasonably cooperate with efforts to prevent such disclosure.

(c)       Reasonable Restraint. Seller acknowledges, in connection with the prohibited activities restrictions herein that: (i) the covenants in this Section 5.3 impose a reasonable restraint in light of the activities the Business on the date of this Agreement and the current plans of Buyer, Seller and the Business; (ii) it is the intention of the Parties that the entire goodwill of the Business be transferred to Buyer as part of the transactions contemplated hereby; (iii) that Seller and Buyer explicitly considered the value of the goodwill to be transferred and that such goodwill is valued as a component of the consideration to be paid by Buyer pursuant to the terms hereof; and (iv) that the covenants set forth in this Section 5.3 are a material and substantial part of the transactions contemplated hereby (supported by adequate consideration), and Buyer’s failure to receive the entire goodwill contemplated hereby would have the effect of significantly reducing the value of the Business to Buyer.

(d)       Reformation. If the courts of any one or more jurisdictions hold any of the covenants or agreements contained in this Section 5.3 to be unenforceable by reason of its extending for too long a period of time or over too large a geographical area or by reason of its being too extensive in any other respect, it shall be interpreted to extend only over the longest period of time for which it may be enforceable, and/or over the largest geographical area as to which it may be enforceable and/or to the maximum extent in all other respects as to which it may be enforceable, all to the fullest extent which such courts deems reasonable and the Agreement shall thereby be reformed. If the courts of any one or more of such jurisdictions hold any of such covenants or agreements wholly unenforceable by reason of the breach of their scope or otherwise, it is the intention of the Parties that such determination not bar or in any way affect any Party’s right to relief provided in the courts of any other jurisdiction within the geographical scope of such covenants or agreements, with breaches of such covenants or agreements in such other jurisdiction being, for this purpose, severable into diverse and independent covenants.

(e)       Specific Performance. Seller acknowledges that Buyer will be irreparably harmed and that remedies at law would be inadequate for any actual or threatened breach (for the avoidance of doubt, “threatened breach” as used in this paragraph shall mean the anticipatory repudiation by a Party of its obligations under this Section 5.3) by Seller of any of the covenants or agreements contained in this Section 5.3. It is accordingly agreed that, in addition to any other remedies which may be available upon the actual or threatened breach of any such covenants or agreements, Buyer shall have the right to equitable relief (including in the form of injunctions and orders for specific performance (in each case, without the proof of actual damages) to restrain a breach or threatened breach of, or otherwise to obtain specific performance of, Seller’s covenants and agreements contained in this Section 5.3, in any court having jurisdiction over the Parties and the matter. Seller agrees to waive any requirement for the security or the posting of any bond in connection with any such remedy or relief.

(f)       Independent Covenant. All of the covenants in this Section 5.3 shall be construed as an agreement independent of any other provision in the Transaction Documents, and the existence of any claim or cause of action of Seller against Buyer, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Buyer of such covenants. The Parties expressly acknowledge that the terms and conditions of this Section 5.3 are independent of the terms and conditions of any other agreements including any employment agreements entered into in connection with this Agreement. The covenants contained in Section 5.3 shall not be affected by any breach of any other provision hereof by any Party.

5.4      Further Assurances.

(a)       From time to time after the Closing Date, upon request of any Party, each Party shall execute, acknowledge and deliver all such other instruments and documents and shall take all such other actions required to consummate and make effective the transactions contemplated by the Transaction Documents, to put Buyer in possession and control of all of the Acquired Assets of a tangible nature and to vest Buyer with responsibility for all Assumed Liabilities; provided that Buyer shall not be required to pay any further consideration or amounts therefor (other than the Contingent Consideration, if, when and to the extent payable hereunder).

(b)       If at any time or from time to time after the Closing, Seller or any of its Affiliates, on the one hand, or Buyer or any of its Affiliates, on the other hand, shall receive or otherwise possess any asset or right (including cash) that constitutes an Acquired Asset or an Excluded Asset, as the case may be, pursuant to this Agreement, Seller or Buyer (as the case may be) shall promptly transfer, or cause to be transferred, such asset or right to the Person so entitled thereto. Prior to any such transfer in accordance with this Section 5.4(b), the Person receiving or possessing such asset shall hold such asset in trust for such other Person. Without limitation of the foregoing, in the event Seller or any of its Affiliates receives any payment in respect of any Acquired Asset or Buyer or any of its Affiliates receives any payment in respect of an Excluded Asset, Seller or Buyer (as applicable) shall promptly deliver such payment to an account designated in writing by Buyer or Seller (as applicable) by wire transfer of immediately available funds.

(c)       Buyer acknowledges that Seller intends to sell, transfer, assign or convey all or part of its rights to Contingent Consideration under Section 1.5 of this Agreement to the Sole Shareholder and/or its other Affiliates. Buyer hereby consents to any such sale(s), transfer(s), assignment(s) or conveyance(s) and agrees, in connection therewith, to, from time to time after the Closing Date upon the reasonable request of Seller and/or the Sole Shareholder, (i) to provide access to Seller, the Sole Shareholder and/or their respective Affiliates to such financial and operating data and other information relating to the Business, as Seller and/or the Sole Shareholder may from time to time reasonably request, (ii) to waive any requirement to deliver an opinion of counsel in connection with such transactions and (iii) to execute, acknowledge and deliver all such other instruments and documents and take all such other actions required to consummate and make effective such transactions.

5.5      Sharing of Data. Buyer shall have the right for a period of seven (7) years following the Closing Date to have reasonable access to those books, records and accounts, including financial and accounting records (including the work papers of Seller’s independent accountants), Tax records, correspondence, production records, employment records and other records that are retained by Seller pursuant to the terms of this Agreement to the extent that any of the foregoing is needed by Buyer for the purpose of conducting the Business after the Closing and complying with its obligations under applicable securities, Tax, environmental, employment or other Laws. Seller shall not destroy any such books, records or accounts retained by it without first providing Buyer with the opportunity to obtain or copy such books, records, or accounts at Buyer’s expense. Promptly upon request by Buyer made at any time following the Closing Date, Seller shall authorize the release to Buyer of all files pertaining to the Acquired Assets or the Business held by any federal, state, county or local authorities, agencies or instrumentalities.

5.6      Use of Business Name. Seller shall not use, and shall not permit any Affiliate to use, the Business Name after the Closing Date in connection with any business related to, competitive with, or an outgrowth of, the Business. Within ten (10) Business Days after the Closing Date, Seller shall amend its Charter Documents and other corporate records, if necessary, to comply with this provision, unless earlier liquidated.

5.7      Public Announcements and Communications. No Party shall issue any press release or public announcement relating to the subject matter of this Agreement except as may be mutually agreed upon by the Parties; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable Law or stock market rule (in which case the disclosing party shall use reasonable best efforts to advise (a) Seller in the event that the disclosing party is Buyer or (b) Buyer in the event the disclosing party is Seller, and provide the applicable advised party with a copy of the proposed disclosure prior to making the disclosure).

5.8      Additional Post-Closing Covenants Regarding Adverse Event Reporting. From and after the Closing and at no cost to Buyer, Seller shall promptly forward or cause to be promptly forwarded to Buyer any adverse drug event calls or reports with respect to any of the Products.

ARTICLE VI
CONDITIONS PRECEDENT

6.1      Conditions Precedent to Obligations of Buyer. The obligation of Buyer to effect the Closing is subject to the satisfaction or waiver, at or before the Closing, of the following conditions:

(a)       Accuracy of Representations and Warranties. (i) Each of (A) the Seller Fundamental Representations and (B) the other representations and warranties of Seller contained in this Agreement that are qualified by any Seller Material Adverse Change or other materiality (or equivalent) qualification contained in any such representation or warranty shall be true and correct as of the date of this Agreement and as of the Closing as if made as of the Closing (except for representations and warranties made as of a specific date, which shall be true and correct as of such date), (ii) each of the other representations and warranties of Seller contained in this Agreement (other than the Seller Fundamental Representations) that are not qualified by any Seller Material Adverse Change or other materiality (or equivalent) qualification contained in such representation or warranty, shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as if made as of the Closing (except for representations and warranties made as of a specific date, which shall be true and correct in all material respects as of such date), and (iii) Buyer shall have received a certificate signed by the Chief Executive Officer and Chief Financial Officer of Seller, dated as of the Closing, to such effect.

(b)       Compliance with Covenants. Seller shall have performed or complied in all material respects with all obligations, agreements and covenants contained in this Agreement to be performed or complied with by Seller prior to the Closing; and Buyer shall have received a certificate signed by the Chief Executive Officer and Chief Financial Officer of Seller, dated as of the Closing, to such effect.

(c)       No Violation of Law. No Law shall be in effect that does or seeks to challenge, prohibit, make illegal, enjoin, restrain or prevent the consummation of the transactions contemplated hereby.

(d)       No Seller Material Adverse Change. There shall have occurred no result, occurrence, fact, change, event or effect that, individually or taken together with all other results, occurrences, facts, changes, events or effects, has had, or would reasonably be expected to have, a Seller Material Adverse Change.

(e)       Buyer Stockholder Approval; Information Statement. The Buyer Stockholder Approval shall have been obtained and the definitive Information Statement shall have been mailed to Buyer’s stockholders entitled thereto in accordance with Section 4.7(b) at least twenty (20) calendar days prior to the Closing Date and the consummation of the transactions contemplated hereby shall be permitted by Regulation 14C of the Exchange Act (including Rule 14c-2 promulgated under the Exchange Act).

(f)       Regulatory Matters. With respect to any of the Products in the United States, (i) no Governmental Authority shall have permanently prohibited the further clinical use or terminated the IND (including under 21 CFR 312.44 on grounds of safety) and (ii) no IND shall have been definitively converted to “inactive status” under 21 CFR 312.45 as a result of a clinical hold imposed by the FDA on grounds of safety.

(g)       Other Deliveries. Seller shall have made all of the deliveries set forth in Section 1.4(a).

6.2      Conditions Precedent To Obligations of Seller. The obligation of Seller to effect the Closing is subject to the satisfaction or waiver, at or before the Closing, of the following conditions:

(a)       Accuracy of Representations and Warranties. (i) Each of (A) the Buyer Fundamental Representations or (B) the other representations and warranties of Buyer contained in this Agreement that are qualified by any Buyer Material Adverse Change or other materiality (or equivalent) qualification contained in any such representation or warranty shall be true and correct as of the date of this Agreement and as of the Closing as if made as of the Closing (except for representations and warranties made as of a specific date, which shall be true and correct as of such date), (ii) each of the other representations and warranties of Buyer contained in this Agreement (other than the Buyer Fundamental Representations) that are not qualified by any Buyer Material Adverse Change or other materiality (or equivalent) qualification contained in such representation or warranty shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as if made as of the Closing (except for representations and warranties made as of a specific date, which shall be true and correct in all material respects as of such date), and (iii) Seller shall have received a certificate signed by the Chief Executive Officer and Chief Financial Officer of Buyer, dated as of the Closing, to such effect.

(b)       Compliance with Covenants. Buyer shall have performed or complied in all material respects with all obligations, agreements and covenants contained in this Agreement to be performed or complied with by Buyer prior to the Closing; and Seller shall have received a certificate signed by the Chief Executive Officer and Chief Financial Officer of Buyer, dated as of the Closing, to such effect.

(c)       No Violation of Law. No Law shall be in effect that does or seeks to challenge, prohibit, make illegal, enjoin, restrain or prevent the consummation of the transactions contemplated hereby.

(d)       No Buyer Material Adverse Change. There shall have occurred no result, occurrence, fact, change, event or effect that, individually or taken together with all other results, occurrences, facts, changes, events or effects, has had, or would reasonably be expected to have, a Buyer Material Adverse Change.

(e)       Information Statement. The definitive Information Statement shall have been mailed to Buyer’s stockholders entitled thereto in accordance with Section 4.7(b) at least twenty (20) calendar days prior to the Closing Date and the consummation of the transactions contemplated hereby shall be permitted by Regulation 14C of the Exchange Act (including Rule 14c-2 promulgated under the Exchange Act).

(f)       Other Deliveries. Buyer shall have made all of the deliveries set forth in Section 1.4(b).

ARTICLE VII
TERMINATION

7.1      Termination. This Agreement may be terminated at any time prior to the Closing solely:

(a)       by mutual written consent of Buyer and Seller;

(b)      by either Buyer or Seller, if the Closing shall not have occurred by the Termination Date; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(b) shall not be available to any Party whose breach of any provision of this Agreement results in or causes the failure of any of the conditions precedent set forth in Section 6.1 or Section 6.2 to be satisfied or the failure of the transactions contemplated hereby to be consummated;

(c)       by either Buyer or Seller, if any Governmental Authority shall have issued a final, non-appealable order, decree or ruling, or there shall exist any Law, in each case that prohibits, makes illegal, enjoins or prevents the consummation of the transactions contemplated hereby;

(d)       by Buyer (if it is not in material breach of its representations, warranties, covenants and obligations under the Transaction Documents), if there has been a breach of, or inaccuracy in, any representation, warranty, covenant or agreement of Seller set forth in the Transaction Documents, which breach or inaccuracy would cause any condition set forth in Section 6.1 not to be satisfied if it remained uncured as of the Termination Date (and such breach or inaccuracy has not been cured or such condition has not been satisfied within twenty (20) Business Days after the receipt of written notice thereof); or

(e)       by Seller (if it is not in material breach of its representations, warranties, covenants and obligations under the Transaction Documents), if there has been a breach of, or inaccuracy in, any representation, warranty, covenant or agreement of Buyer set forth in the Transaction Documents, which breach or inaccuracy would cause any condition set forth in Section 6.2 not to be satisfied if it remained uncured as of the Termination Date (and such breach or inaccuracy has not been cured or such condition has not been satisfied within twenty (20) Business Days after the receipt of written notice thereof).

7.2      Effect of Termination. In the event of any termination of this Agreement pursuant to Section 7.1, this Agreement forthwith shall become void and of no further force or effect, and no Party (or any of its Affiliates or Representatives) shall have any liability or obligation hereunder, except (a) the provisions of Article IX (definitions) and the following Sections shall survive any such termination: 4.2(c) (continued effect of Confidentiality Agreement), 7.2 (effect of termination), 10.1 (notices), 10.2 (entire agreement), 10.3 (successors and assigns), 10.4 (counterparts; facsimile signatures), 10.5 (expenses and fees), 10.6 (governing law), 10.7 (submission to jurisdiction), 10.8 (dispute resolution), 10.10 (amendment; waiver), 10.11 (absence of third party beneficiary rights) and 10.12 (mutual drafting), and (b) nothing herein shall relieve any Party from liability for fraud or willful breach of the Transaction Documents prior to such termination.

ARTICLE VIII
REMEDIES

8.1      Indemnification by Seller. If the Closing occurs, Seller covenants and agrees to defend and indemnify Buyer and its Affiliates and each of Buyer’s and its Affiliates’ respective Representatives (individually, a “Buyer Indemnified Party” and collectively, the “Buyer Indemnified Parties”) in respect of, and hold the Buyer Indemnified Parties harmless against and will compensate and reimburse the Buyer Indemnified Parties for, any and all Losses incurred or suffered by any Buyer Indemnified Party (regardless of whether such Losses relate to any Third Party Claim) resulting from, relating to or constituting:

(a)       any breach of or inaccuracy in any representation or warranty of Seller set forth in this Agreement or in the certificate delivered at the Closing under Section 6.1(a);

(b)       any nonfulfillment or breach of any covenant or agreement on the part of Seller set forth in this Agreement; and

(c)       any Retained Liabilities.

8.2      Indemnification by Buyer. If the Closing occurs, Buyer covenants and agrees to defend and indemnify Seller and its Affiliates and each of Seller’s and its Affiliates’ respective Representatives (individually, a “Seller Indemnified Party” and collectively, the “Seller Indemnified Parties”) in respect of, and hold the Seller Indemnified Parties harmless against and will compensate and reimburse the Seller Indemnified Parties for, any and all Losses incurred or suffered by any Seller Indemnified Party (regardless of whether such Losses relate to any Third Party Claim) resulting from, relating to or constituting:

(a)       any breach of or inaccuracy in any representation or warranty of Buyer set forth in this Agreement or in the certificate delivered at the Closing under Section 6.2(a);

(b)       any nonfulfillment or breach of any covenant or agreement on the part of Buyer set forth in this Agreement; and

(c)       any Assumed Liabilities.

8.3      Limitations on Indemnification Obligations.

(a)       Notwithstanding Section 8.1, there shall be no liability for indemnification under Section 8.1(a) unless (i) the aggregate amount of all Losses for which indemnification is to be provided thereunder exceeds $1,000,000 (the “Indemnification Threshold”), at which time Seller will be obligated to indemnify the Buyer Indemnified Parties with respect to the aggregate amount of all such Losses in excess of the Indemnification Threshold, and (ii) the amount of Losses with respect to any single Claim, or any aggregated Claims arising out of the same or related facts, events or circumstances, for which indemnification is to be provided under Section 8.1(a) exceeds $25,000 (the “Per-Claim Indemnification Threshold”); provided that the Indemnification Threshold and the Per-Claim Indemnification Threshold shall not apply in the case of (A) Fraud, (B) any breach of or inaccuracy in any representation or warranty made by Seller in any of the following Sections: 2.1 (due organization), 2.2(a) (authorization), 2.5 (assets) and 2.17 (brokers and agents) (collectively, the “Seller Fundamental Representations”), (C) any breach of or inaccuracy in any representation or warranty made by Seller in Section 2.6 (taxes) or (D) any Taxes that constitute Retained Liabilities.

(b)       Notwithstanding Section 8.2, there shall be no liability for indemnification under Section 8.2(a) unless (i) the aggregate amount of Losses for which indemnification is to be provided thereunder exceeds the Indemnification Threshold, at which time Buyer will be obligated to indemnify the Seller Indemnified Parties with respect to the aggregate amount of all Losses described in Section 8.2(a) in excess of the Indemnification Threshold, and (ii) the amount of Losses with respect to any single Claim, or any aggregated Claims arising out of the same or related facts, events or circumstances, for which indemnification is to be provided under Section 8.2(a) exceeds the Per-Claim Indemnification Threshold; provided that the Indemnification Threshold and the Per-Claim Indemnification Threshold shall not apply in the case of (A) Fraud, (B) any breach of or inaccuracy in any representation or warranty made by Buyer in any of the following Sections: 3.1 (due organization), 3.2(a) (authorization), 3.4 (capitalization), 3.5 (buyer common stock) and 3.13 (brokers and agents) (collectively, the “Buyer Fundamental Representations”) or (C) any breach of or inaccuracy in any representation or warranty made by Buyer in Section 3.8 (taxes).

(c)       The indemnification obligations of Seller under Section 8.1(a) shall be limited in the aggregate to an amount equal to the Cap, provided, however, that the Cap shall not apply to Seller’s indemnification obligations under Section 8.1(a) in the case of (i) Fraud, (ii) any breaches of or inaccuracies in any Seller Fundamental Representations, (iii) any breaches of or inaccuracies in any of Seller’s representations or warranties set forth in Section 2.6 (taxes) or (iv) any Taxes that constitute Retained Liabilities, which obligations (when aggregated with Seller’s other indemnification obligations under Section 8.1(a)) shall be limited to an amount equal to the Maximum Liability Amount. Notwithstanding anything to the contrary in this Agreement, except in the case of Fraud, the maximum aggregate liability of Seller (for indemnification or otherwise) with respect to any matter under this Agreement (including with respect to any breaches of or inaccuracies in any Seller Fundamental Representations, any of Seller’s representations or warranties set forth in Section 2.6 (taxes) or pursuant to any of the other indemnities set forth in Section 8.1) shall be the Maximum Liability Amount.

(d)      The indemnification obligations of Buyer under Section 8.2(a) shall be limited in the aggregate to an amount equal to the Cap, provided, however, that the Cap shall not apply to Buyer’s indemnification obligations under Section 8.2(a) in the case of (i) Fraud, (ii) any breaches of or inaccuracies in any Buyer Fundamental Representations or (iii) any breaches of or inaccuracies in any of Buyer’s representations or warranties set forth in Section 3.8 (taxes), which obligations (when aggregated with Buyer’s other indemnification obligations under Section 8.2(a))) shall be limited to an amount equal to the Maximum Liability Amount. Notwithstanding anything to the contrary in this Agreement, except in the case of Fraud, the maximum aggregate liability of Buyer (for indemnification or otherwise) with respect to any matter under this Agreement (including with respect to any breaches of or inaccuracies in any Buyer Fundamental Representations, any of Buyer’s representations or warranties set forth in Section 3.8 (taxes) or pursuant to any of the other indemnities set forth in Section 8.2) shall be the Maximum Liability Amount.

(e)       Notwithstanding anything to the contrary in this Agreement: (i) no Indemnified Party shall have any obligations under Section 8.1 or Section 8.2, as applicable, with respect to any matter for which any Indemnified Party is or would be entitled to indemnification under Section 8.1 or Section 8.2 (without giving effect to any limitations, including as to time, survival periods, deductibles, thresholds, caps, knowledge or materiality qualifiers); and (ii) if a Party is entitled to bring a claim under more than one provision of Section 8.1 or 8.2, as the case may be, such Party may choose in its sole and absolute discretion the provision or provisions under which it seeks indemnification.

(f)       The amount of Losses recoverable by the Indemnified Party under this Article VIII shall be reduced, on a dollar-for-dollar basis, by the amount of (i) any insurance proceeds received by the Indemnified Party in connection with a Claim under this Article VIII (net of any costs of obtaining such recovery and increases in premiums resulting from such Losses which are borne by the Indemnified Party) and (ii) any amounts collected from any other third parties in respect of such Losses (net of any costs of obtaining such recovery).

(g)       Notwithstanding anything to the contrary in this Agreement, for purposes of determining (i) whether there has been a breach of or inaccuracy in a representation or warranty requiring a Party to indemnify as provided in Section 8.1(a) or Section 8.2(a), as applicable, and (ii) the amount of Losses arising from any such breach, each representation or warranty made by such Party (other than Section 2.4(b) (absence of changes); 3.6(a) (SEC filings; financial statements; information provided) and Section 3.6(b) (absence of changes)) shall be deemed to have been made without any qualifications or limitations as to materiality (including any qualifications or limitations made by reference to a Seller Material Adverse Change or Buyer Material Adverse Change).

8.4      Survival and Expiration of Representations, Warranties, Covenants and Agreements. With respect to any claim that any Party may have against any other Party that is permitted pursuant to the terms of this Agreement, the survival periods set forth and agreed to in this Section 8.4 shall govern when any such claim may be brought.

(a)       The representations and warranties of Seller set forth in this Agreement or any certificate delivered by or on behalf of Seller in connection herewith shall survive the Closing and, except in the case of Fraud, shall expire on the applicable dates specified in clause (i), (ii) or (iii) of this Section 8.4(a):

(i)        except as set forth in clause (ii) or (iii) of this Section 8.4(a), eighteen (18) months after the Closing Date;

(ii)       with respect to the Seller Fundamental Representations, indefinitely; and

(iii)      with respect to the representations and warranties contained in Section 2.6 (taxes), on the date that is thirty (30) days after the expiration of the federal, state, local or foreign statute of limitations applicable to the underlying claim;

provided, however, that any Claim in respect of which a Claim Notice has been timely given in accordance with this Agreement prior to the expiration of the applicable survival period provided for above shall survive such expiry until such Claim has been finally resolved.

(b)      The representations and warranties of Buyer set forth in this Agreement or any certificate delivered by or on behalf of Buyer in connection herewith shall survive the Closing and, except in the case of Fraud, shall expire on the applicable dates specified in clause (i), (ii) or (iii) of this Section 8.4(b):

(i)        except as set forth in clause (ii) or (iii) of this Section 8.4(b), eighteen (18) months after the Closing Date;

(ii)       with respect to the Buyer Fundamental Representations, indefinitely; and

(iii)      with respect to the representations and warranties contained in Section 3.8 (taxes), on the date that is thirty (30) days after the expiration of the federal, state, local or foreign statute of limitations applicable to the underlying claim;

provided, however, that any Claim in respect of which a Claim Notice has been timely given in accordance with this Agreement prior to the expiration of the applicable survival period provided for above shall survive such expiry until such Claim has been finally resolved.

(c)      All covenants and agreements of the Parties contained in this Agreement required to be performed or complied with prior to the Closing shall survive the Closing for eighteen (18) months after the Closing Date, and all other covenants and agreements of the Parties contained in this Agreement (including the obligations set forth in Sections 8.1 and 8.2), as well as any covenants required to be performed or complied with prior to the Closing, to the extent they also contemplate performance following the Closing, shall survive the Closing and continue in effect in accordance with their respective terms, provided that any claims for a breach of any such covenant or other agreement may only be brought during a period not to exceed the applicable statute of limitations.

8.5      Indemnification Procedures. All claims for indemnification under this Article VIII (“Claims”) shall be asserted and resolved as follows:

(a)      In the event that any Person entitled to indemnification hereunder (the “Indemnified Party”) has a Claim against any Party obligated to provide indemnification pursuant to Section 8.1 or 8.2, as applicable (the “Indemnifying Party”), which Claim has been asserted against an Indemnified Party by a Third Party (a “Third Party Claim”), the following provisions shall apply:

(i)       The Indemnified Party shall with reasonable promptness notify the Indemnifying Party of such Third Party Claim, specifying the nature of such Third Party Claim and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such Third Party Claim) (the “Claim Notice”). The Indemnified Party’s failure to give reasonably prompt notice as required by this Section 8.5 of any Third Party Claim which may give rise to a right of indemnification hereunder shall not relieve the Indemnifying Party of any Liability which the Indemnifying Party may have to the Indemnified Party, except to the extent the failure to give such notice materially prejudiced the Indemnifying Party.

(ii)       If any Indemnified Party asserts a Claim involving a Third Party Claim, the Indemnifying Party shall, within fifteen (15) days from delivery of the Claim Notice (the “Notice Period”), notify the Indemnified Party (A) whether or not such Indemnifying Party disputes the Liability to the Indemnified Party hereunder with respect to such Third Party Claim and (B) if such Indemnifying Party does not dispute such Liability, whether or not the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend against such Third Party Claim, provided that the Indemnified Party is hereby authorized (but not obligated) prior to and during the Notice Period to file any motion, answer or other pleading and to take any other action which the Indemnified Party shall deem necessary or appropriate to protect the Indemnified Party’s interests. If, and for so long as, (x) the Indemnifying Party notifies the Indemnified Party within the Notice Period that the Indemnifying Party does not dispute the Indemnifying Party’s obligation to indemnify hereunder and desires to defend the Indemnified Party against such Third Party Claim, and (y) the Third Party Claim does not (1) involve criminal liability or any admission of wrongdoing, (2) seek equitable relief or any other non-monetary remedy against the Indemnified Party, (3) involve any Governmental Authority as a party thereto or (4) involve an ad damnum that, taken together with the estimated costs of defense thereof, the claimed amount with respect to any unresolved claims for indemnification then pending, is greater than the Cap, then except as hereinafter provided, such Indemnifying Party shall have the right to defend against such Third Party Claim by appropriate proceedings with legal counsel reasonably acceptable to the Indemnified Party, which proceedings shall be diligently prosecuted by such Party to a final conclusion; provided that, unless the Indemnified Party otherwise agrees in writing, the Indemnifying Party may not settle any matter (in whole or in part) unless such settlement (I) includes a complete and unconditional release of the Indemnified Party and its Affiliates in respect of the Third Party Claim, (II) involves no admission of wrongdoing by the Indemnified Party or its Affiliates and (III) excludes any injunctive or non-monetary relief applicable to the Indemnified Party or its Affiliates. If the Indemnified Party desires to participate in, but not control, any such defense or settlement the Indemnified Party may do so at its sole cost and expense.

(iii)       If (A) the Indemnifying Party elects not to defend the Indemnified Party against such Third Party Claim, or fails to diligently defend such Claims, or (B) the terms of this Agreement do not permit the Indemnifying Party to defend the Indemnified Party against such Third Party Claim, or (C) the Indemnified Party advises that there are issues that raise actual or potential conflicts of interest between the Indemnifying Party and the Indemnified Party, or (D) the Indemnified Party has different or additional defenses available to it, then the Indemnified Party, without waiving any rights against the Indemnifying Party, may settle or defend against any such Third Party Claim in the Indemnified Party’s sole and absolute discretion and the Indemnified Party shall be entitled to recover from the Indemnifying Party the amount of any settlement or judgment and, on an ongoing basis, all Losses of the Indemnified Party with respect thereto, including interest from the date such Losses were incurred.

(b)      Notwithstanding anything to the contrary herein, an Indemnified Party may make a Claim hereunder even where the full amount of any Losses is not yet known, provided the Claim Notice sets forth the specific basis for any such Claim to the extent then feasible.

8.6      Exclusive Remedy. Absent Fraud, after the Closing, the Parties’ sole and exclusive remedy for any and all claims arising under, out of or related to this Agreement or with respect to the transactions contemplated hereby shall be indemnification provided in this Article VIII. Notwithstanding anything to the contrary, and without limiting the preceding sentence, in the event of Fraud by any Party, no limitations contained in this Article VIII shall apply to any Claims against such Party with respect to the matter that is the subject of such Fraud. Nothing in this Section 8.6 or elsewhere in this Agreement shall affect the Parties’ rights to specific performance pursuant to Section 10.15 or other equitable remedies with respect to the covenants referred to in this Agreement to be performed after the Closing). Seller and Buyer each hereby waive any provision of any applicable Law to the extent that it would limit or restrict the agreement contained in this Section 8.6.

8.7      Payments. Once any Losses are agreed to by the Indemnifying Party or finally adjudicated to be payable pursuant to this Article VIII, the Indemnifying Party shall satisfy its indemnification obligations with respect to such Losses within fifteen (15) Business Days of such agreement or final, non-appealable adjudication, by wire transfer of immediately available funds. The Parties agree that should an Indemnifying Party not make full payment of any such obligations within such fifteen (15) Business Day period, any amount payable shall accrue interest from and including the date of agreement of the Indemnifying Party or final, non-appealable adjudication to but excluding the date such payment has been made at a rate per annum equal to ten percent (10%). Such interest shall be calculated daily on the basis of a 365-day year and the actual number of days elapsed.

8.8      Tax Treatment. All indemnification payments made hereunder shall be treated by all parties as adjustments to the Purchase Price for Tax purposes unless otherwise required by Law.

ARTICLE IX
DEFINITIONS

9.1      Specific Definitions.

(a)      “Acquired Assets” means, collectively, solely the assets set forth below, to the extent owned or licensed by Seller (except as provided in Section 1.1(c)):

(i)       the Products;

(ii)       all Inventories, wherever located, including consignment Inventory and Inventory held on order or in transit;

(iii)      all Seller Intellectual Property;

(iv)     all rights under each of the Assigned Contracts;

(v)      all world-wide regulatory filings, marketing authorizations, permits, licenses, registrations, regulatory clearances, approvals, concessions, qualifications, registrations, certifications and similar items (“Permits”) that cover or are related to any of the Products or the Business, including those related to market, pricing or reimbursement approval of the Products in the Territory (the “Transferred Permits”), all of which as of the date hereof are set forth on Schedule 1;

(vi)      all Product Books and Records;

(vii)     all Product Materials and Data;

(viii)   all goodwill and going concern value primarily related to the Products, the Business and the other Acquired Assets;

(ix)      the Business Name and all goodwill associated therewith; and

(x)       the tangible assets set forth on Schedule 1.

(b)      “Acquisition Transaction” means (i) any merger, liquidation, recapitalization, consolidation or other business combination, or acquisition or sale of a majority of Seller’s outstanding securities or assets, or any combination of the foregoing, involving Seller, the Business, any of the Products or any Acquired Asset (excluding the transactions contemplated hereby), and (ii) any agreement, arrangement or understanding requiring Seller to abandon, terminate or fail to consummate any of the transactions contemplated hereby.

(c)       “Affiliate” means, with respect to any specified Person, any Person that, directly or indirectly through one or more entities, controls or is controlled by, or is under common control with, such specified Person. As used herein, “controls”, “control” and “controlled” means the possession, direct or indirect, of the power to direct the management and policies of a Person, whether through the ownership of the voting interests of such Person, through Contract or otherwise. For purposes of this Agreement, neither Seller nor the Sole Shareholder shall be considered “Affiliates” of Buyer.

(d)       “Assigned Contract” means any Contract that relates primarily to the Products, the Business or the Acquired Assets.

(e)       “Assumed Liabilities” means the following (and only the following) liabilities of Seller, in each case to the extent relating to the Products, the Acquired Assets or the conduct of the Business after the Closing Date, and in each case solely to the extent not a Retained Liability: (i) all Liabilities of Seller arising after the Closing under the Assigned Contracts; provided that this clause (i) shall not encompass any such Liabilities which relate to any breach of contract, breach of warranty, tort, infringement or violation of Law or which arose out of any charge, complaint, action, suit, proceeding, hearing, investigation, claim or demand arising at or prior to the Closing; and (ii) all Liabilities arising after the Closing to the extent related to the conduct by Buyer and its Affiliates of the Business, including the manufacturing, using, developing, promoting, marketing, distributing, selling or offering to sell the Products. Notwithstanding anything to the contrary in this Agreement, all Taxes relating to the Business or the Acquired Assets for a Post-Closing Tax Period (as determined in accordance with Section 5.2(b)) shall constitute Assumed Liabilities.

(f)       “Benefit Arrangement” means any benefit arrangement, obligation, custom or practice, whether or not legally enforceable, to provide benefits, other than salary or under a Benefit Plan, as compensation for services rendered, including employment or individual consulting agreements, severance agreements, stay or retention bonuses or compensation, executive or incentive compensation programs or arrangements, incentive programs or arrangements, sick leave, vacation pay, plant closing benefits, patent award programs, salary continuation for disability, consulting, or other compensation arrangements, retirement, deferred compensation, bonus, stock option or purchase plans or programs, hospitalization, medical insurance, life insurance, tuition reimbursement or scholarship programs, employee discount programs, meals, travel, or vehicle allowances, any plans subject to Section 125 of the Code and any plans providing benefits or payments in the event of a change of control, change in ownership or effective control, or sale of a substantial portion (including all or substantially all) of the assets of any business or portion thereof.

(g)       “Benefit Plan” has the meaning given in ERISA Section 3(3), together with plans or arrangements that would be so defined if they were not (i) otherwise exempt from ERISA by that or another section, (ii) maintained outside the United States or (iii) individually negotiated or applicable only to one person.

(h)       “Books and Records” means business records, financial books and records, regulatory correspondence and databases, sales order files, supplier lists, customer lists, dealer lists, studies, surveys, analyses, strategies, plans, forms, designs, diagrams, drawings, specifications, technical data and production and quality control records and formulations.

(i)       “Business” means the research, development, testing or manufacture of any of the Products in the Territory, and the Exploitation of assets related thereto, as now or previously conducted, or currently proposed to be conducted by Seller.

(j)       “Business Day” means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions located in New York, New York are permitted or required by Law, executive order or governmental decree to remain closed.

(k)       “Business Name” means the name “NeurMedix” and the other business names, brand names, marketing names, trade names, trademarks, service marks and domain names primarily related to or used in connection with the Business and any and all other derivatives thereof, including any registrations and/or applications for registration of the foregoing.

(l)       “Buyer Common Stock” means the Class A common stock, $0.0001 par value per share, of Buyer.

(m)       “Buyer Group” means the Buyer and its Subsidiaries.

(n)       “Buyer Material Adverse Change” means any result, occurrence, fact, change, event or effect that, individually or in the aggregate with any other results, occurrences, facts, changes, events and/or effects, has had or would reasonably be expected to have a material adverse effect on (i) any member of the Buyer Group, their respective businesses, conditions, assets and liabilities, or (ii) the ability of Buyer to consummate the transactions contemplated hereby or to perform its obligations hereunder; provided, however, that, for purposes of clause (i), none of the following, to the extent arising after the date hereof, shall be deemed in itself, or in any combination with another item listed below as an exception, to constitute, and none of the following, to the extent arising after the date hereof, shall be taken into account in determining whether there has been or will be, a Buyer Material Adverse Change: (a) any changes in the United States or global economy generally or the U.S. or global capital, credit or financial markets generally, including changes in commercial bank loan interest risks or currency exchange rates; (b) any fluctuations in prices of commodities used or purchased by Buyer; (c) any changes generally affecting the industry in which Buyer participates; (d) any changes required by GAAP; (e) any changes in, or required by, applicable Laws; (f) any effect of earthquakes, hurricanes, floods or other natural disasters; (g) any effect attributable to the announcement or pendency of the transactions contemplated by this Agreement or the identity of the Parties or their Affiliates; (h) any effect of acts of war (whether or not declared), armed hostilities, sabotage or terrorism; (i) any failure of any member of the Buyer Group to meet any projections, estimates or budgets for any period; and (j) any changes (in and of itself) in the market price or trading volume of the Buyer Common Stock, except, in the case of clauses (a) through (f) and (h), to the extent Buyer is disproportionately adversely affected thereby as compared to other companies in the industry in which Buyer operates.

(o)       “Buyer’s Knowledge” means the actual knowledge after reasonable inquiry of each Person named on Schedule 2 as to any matter in question.

(p)       “Buyer Outstanding Shares” means the sum of (i) the number of shares of Buyer Common Stock outstanding on the date of this Agreement, plus (ii) any shares of Buyer Common Stock issued pursuant to equity incentive plans to directors, officers, employees and consultants of Buyer, plus (iii) any shares of Buyer Common Stock issued in capital raising transactions, plus (iv) any shares of Buyer Common Stock issued pursuant to this Agreement.

(q)       “Buyer Stockholder Approval” means the approval by the stockholders of Buyer of the issuance of Buyer Common Stock pursuant to this Agreement by a majority of the votes cast on the proposal in accordance with Rule 5635 of the Nasdaq Listing Rules.

(r)       “Buyer Trading Price” means the volume weighted average price per share (calculated to the nearest one-hundredth of one cent) of Buyer Common Stock on the Nasdaq Stock Market or other national securities exchange on which the Buyer Common Stock is then traded, as calculated by Bloomberg Financial LP under the function “VWAP” for the applicable period.

(s)        “Cap” means an amount equal to the sum of (i) an amount equal to 10% of the Initial Cash Payment, plus (ii) an amount equal to 10% of the value of the Initial Stock Consideration, with the value of the Initial Stock Consideration for purposes of this Section 8.3(c) being equal to the number of shares of Buyer Common Stock constituting the Initial Stock Consideration multiplied by the Buyer Trading Price for the ten (10) consecutive Business Days ending the Business Day immediately before the Closing Date, plus (iii) an amount equal to 10% of the Contingent Cash Amount to the extent paid by Buyer pursuant to Section 1.5(a), plus (iv) an amount equal to 10% of the value of the Contingent Stock Consideration to the extent delivered by Buyer pursuant to Section 1.5(b), with the value of such Contingent Stock Consideration for purposes of this Section 8.3(c) being equal to the amount set forth under “Value of Buyer Common Stock” in the table included in Section 1.5(b)(i).

(t)        “cGMP” means the then-current good manufacturing practices required by the FDA, as set forth in 21 C.F.R. Parts 210 and 211 and related guidance.

(u)       “Charter Documents” means: (i) the articles or certificate of incorporation and the bylaws of a corporation; (ii) the partnership agreement and any statement of partnership of a general partnership; (iii) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (iv) the limited liability company agreement, operating agreement and the certificate of organization of a limited liability company; (v) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (vi) any amendment to any of the foregoing.

(v)       “Code” means the Internal Revenue Code of 1986.

(w)       “Confidentiality Agreement” means the confidentiality agreement, dated March 25, 2021, by and between Seller and Buyer.

(x)        “Confidential Information” means, as to any Person, any information not generally known outside such Person that may be of value to such Person including information that has not been disclosed to the public or to the trade with respect to such Person’s present or future business, operations, services, products, research, inventions, discoveries, drawings, designs, plans, processes, models, technical information, facilities, methods, trade secrets, copyrights, software, source code, systems, patents, procedures, manuals, specifications, any other intellectual property, confidential reports, price lists, pricing formulas, customer lists, financial information (including the revenues, costs or profits associated with any of such Person’s products or services), business plans, lease structures, projections, prospects, opportunities or strategies, acquisitions or mergers, advertising or promotions, personnel matters, legal matters, any other confidential and proprietary information, but excludes any information already properly in the public domain. “Confidential Information” also includes confidential and proprietary information and trade secrets that Third Parties entrust to such Person in confidence.

(y)       “Contingent Consideration” means, collectively, (i) the Contingent Cash Amount and (ii) the Contingent Stock Consideration.

(z)       “Contract” means any contract, plan, undertaking, arrangement, concession, understanding, agreement, agreement in principle, franchise, permit, instrument, license, lease, sublease, note, bond, indenture, deed of trust, mortgage, loan agreement or other commitment, whether written or oral.

(aa)     “ERISA” means the Employee Retirement Income Security Act of 1974.

(bb)     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(cc)     “Excluded Assets” means all assets of Seller other than the Acquired Assets.

(dd)     “Exploit”, including with correlative meaning the term “Exploitation”, means research, develop, design, test, modify, make, use, sell, have made, used and sold, import, market, promote, package, label, distribute, commercialize, transport, store, display, reproduce, support, maintain, modify and create derivative works.

(ee)     “FDA” means the U.S. Food and Drug Administration.

(ff)       “Fraud” means common law fraud under the Laws of the State of Delaware.

(gg)     “Fundamental Transaction” means (i) any merger, consolidation or similar business combination pursuant to which more than fifty percent (50%) of the outstanding Buyer Common Stock would be converted into cash or securities of such person or group; (ii) the acquisition by any Third Party of more than fifty percent (50%) of the Buyer Common Stock or all or substantially all assets of Buyer (including by merger, consolidation or similar business combination); (iii) the sale, assignment, transfer, conveyance or other disposition of all or substantially all of the Milestone Products to a Third Party; or (iv) the stockholders of Buyer approve a plan of complete liquidation of Buyer.

(hh)     “GAAP” means U.S. generally accepted accounting principles.

(ii)       “Good Clinical Practices” means all applicable current good clinical practice requirements for the design, conduct, performance, monitoring, auditing, recording, analyses and reporting of clinical trials, including, as applicable, (i) as set forth in the International Conference on Harmonisation of Technical Requirements for Registration of Pharmaceuticals for Human Use E6 and any other guidelines for good clinical practice for trials on medicinal products in the Territory, (ii) the Declaration of Helsinki (2000) as last amended at the 52nd World Medical Association in October 2000 and any further amendments or clarifications thereto, (iii) 21 C.F.R. Parts 50, 54, 56, 312 and 314, as may be amended from time to time, and (iv) the equivalent applicable Laws in any relevant country, each as may be amended and applicable from time to time and in each case, that provide for, among other things, assurance that the clinical data and reported results are credible and accurate and protect the rights, integrity, and confidentiality of trial subjects.

(jj)       “Good Laboratory Practices” means the then-current requirements for laboratory activities for pharmaceuticals, as set forth in the FDA’s Good Laboratory Practice regulations as defined in 21 C.F.R. Part 58, and such standards of good laboratory practice as are required by the European Union and other organizations and Governmental Authority in countries in which a Product is intended to be sold, to the extent such standards are not less stringent than United States Good Laboratory Practice.

(kk)      “Governing Body” means the board of directors, manager, member, member representative, general partner or other governing body of a Person that is not a natural person.

(ll)       “Governmental Authority” means (i) any federal, state, local or foreign governmental or quasi-governmental authority, (ii) any executive or legislative or judicial branch thereof, (iii) any municipality or subdivision thereof, (iv) any authority, department, commission, board, bureau, agency, court, tribunal or instrumentality thereof, or (v) any applicable self-regulatory organization.

(mm)   “IND” means an investigational new drug application filed with the FDA pursuant to 21 C.F.R., Part 312.

(nn)     “Initial Cash Payment” means an amount in cash equal to the aggregate amount of Seller’s direct and documented cash expenditures to advance the licensed programs from March 1, 2021 through the Closing, which amount does not include any of Seller’s fees for legal or similar professional services, including without limitation for Seller’s aborted Regulation A securities offering.

(oo)     “Initial Stock Consideration” means 8,361,308 newly issued shares of Buyer Common Stock.

(pp)     “Intellectual Property” means the following subsisting throughout the world: (i) patents, patent applications, utility models, design registrations and certificates of invention and other governmental grants for the protection of inventions or industrial designs (including all related continuations, continuations-in-part, divisionals, reissues and reexaminations) (collectively, “Patent Rights”); (ii) registered trademarks and service marks, logos, Internet domain names, corporate names, domain names and doing business designations and all registrations and applications for registration of the foregoing, common law trademarks and service marks and trade dress (collectively, “Trademarks”), and all goodwill in the foregoing; (iii) copyrights, designs, data and database rights and registrations and applications for registration thereof, including moral rights of authors; (iv) inventions, invention disclosures, statutory invention registrations, discoveries, trade secrets, technical information, know-how, processes, techniques, technologies, formulations, specifications, research and development information, scientific data and other data and results, whether patentable or non-patentable, whether copyrightable or non-copyrightable and whether or not reduced to practice; and (v) other proprietary rights relating to any of the foregoing (including the right to bring suit and collect damages for past, present and future infringement and collect damages and all other remedies against infringement thereof and rights of protection of interest therein under the Laws of all jurisdictions).

(qq)     “Intellectual Property Registrations” means Patent Rights, registered Trademarks, registered copyrights and designs and applications for each of the foregoing, in each case primarily relating to the Products and owned or purported to be owned by Seller.

(rr)       “Inventory” means all inventories of products, work-in-process, finished goods, raw materials, supplies, equipment, parts, labels and packaging, in each case, relating primarily to the Products.

(ss)      “IRS” means the U.S. Internal Revenue Service.

(tt)       “Law” means each applicable law, order, judgment, rule, code, statute, regulation, requirement, variance, decree, writ, injunction, award, ruling or ordinance of any Governmental Authority, including the common law.

(uu)     “Legal Proceeding” means any civil, criminal or administrative action, suit, arbitration, demand, claim, complaint, hearing, inquiry, demand letter, warning letter, proceeding, notice of violation, investigation or information request of or before any Governmental Authority or before any arbitrator.

(vv)     “Liability” means any direct or indirect liability, indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, whether accrued, absolute, contingent, mature, unmature or otherwise and whether known or unknown, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured.

(ww)    “Licensor” means any licensor of Seller Licensed Intellectual Property.

(xx)      “Lien” means any adverse claim, mortgage, security interest, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge, preference, priority or other security agreement, option, warrant, attachment, right of first refusal, preemption, conversion, put, call or other claim or right, restriction on transfer, or preferential arrangement of any kind or nature whatsoever (including any restriction on the transfer of any assets), any conditional sale or other title retention agreement and any financing lease involving substantially the same economic effect as any of the foregoing.

(yy)     “Losses” means all liabilities, losses, claims, damages, costs and expenses (including amounts paid in settlement, interest, court costs, reasonable fees and expenses of attorneys, accountants, financial advisors and other experts, and other expenses of litigation); provided, however, that in no event shall “Losses” include any indirect, consequential, incidental, special or punitive damages, except in any such case to the extent actually paid or payable to a Third Party.

(zz)      “Maximum Liability Amount” means an amount equal to the sum of (i) the Initial Cash Payment, (ii) the value of the Initial Stock Consideration on the Closing Date, (iii) the Contingent Cash Amount to the extent actually paid by Buyer pursuant to Section 1.5(a), and (iv) the value of the Contingent Stock Consideration to the extent actually delivered by Buyer pursuant to Section 1.5(b), with the value of such Contingent Stock Consideration for purposes of this definition being equal to the amount set forth under “Value of Buyer Common Stock” in the table included in Section 1.5(b)(i).

(aaa)    “NDA” means a new drug application filed with the FDA pursuant to 21 C.F.R. Part 314 to market a new drug.

(bbb)   “Net Sales” means, with respect to any Product for any period, the amount invoiced by Buyer, its Affiliates and their sublicensees with respect to the sale of the Product, less the following deductions, which shall be calculated by Buyer in accordance with GAAP, consistently applied; provided, that the cumulative amount of the following deductions may not exceed nineteen percent (19%) of gross amounts collected with respect to the sale of the Product: (i) normal, customary trade discounts (including volume discounts), credits, chargebacks, reductions and rebates; (ii) actual adjustments for rejections, recalls, outdated products or returns (in each event whether voluntary or required); (iii) credits actually given for wastage replacement, Medicare/Medicaid or other governmental rebates, (iv) annual fees due under Section 9008 of the United States Patient Protection and Affordable Care Act of 2010 (Pub. L. No. 111-48) (or any successor legislation) allocable to sales of such Product; and (v) normal and customary service fees paid to Third Party distributors and wholesalers for maintaining agreed inventory levels and providing other bona fide services. In addition, Products utilized in clinical trials and Products provided at no cost pursuant to indigent patient, compassionate use and similar programs will not be counted as Net Sales.

(ccc)    “Ordinary Course of Business” means the ordinary course of business consistent with past custom and practice.

(ddd)   “Permitted Liens” means (i) any Lien for Taxes that are not yet due and payable, (ii) any landlord’s, mechanic’s, carrier’s, workmen’s, repairmen’s or other similar statutory Lien arising or incurred in the Ordinary Course of Business, (iii) in the case of real property, any minor imperfection of title, condition, easement and reservation of rights (including any easement and reservation of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes), encroachment, covenant or restriction, (iv) Liens securing rental payments under any lease arrangements that are secured by the personal property being rented thereby, (v) non-exclusive licenses to Intellectual Property granted to Third Parties in the ordinary course of business or (vi) any other Liens that do not materially detract from the use of the property encumbered thereby.

(eee)    “Person” means any natural person, corporation, general partnership, limited partnership, limited liability company, limited liability partnership, proprietorship, trust, union, association, court, tribunal, agency, government, department, commission, self-regulatory organization, arbitrator, board, bureau, instrumentality, Governmental Authority or other entity, enterprise, authority or business organization.

(fff)      “Pivotal Clinical Trial” means a human clinical trial of a Milestone Product, the results of which are, based on written guidance received from the FDA or otherwise, sufficient to support submission of an NDA of such Milestone Product for the applicable indication in the United States.

(ggg) “Post-Closing Tax Period” means (i) any Tax period beginning after the Closing Date and (ii) with respect to any Straddle Period, the portion of such Straddle Period beginning after the Closing Date.

(hhh)   “Pre-Closing Tax Period” means (i) any Tax period ending on or before the Closing Date and (ii) with respect to any Straddle Period, the portion of such Straddle Period ending on the Closing Date.

(iii)       “Products” means, collectively, (i) NE3107, NE3291, NE3413, NE3789 and any other pharmaceutical compositions owned or controlled by Seller (including all forms of such pharmaceutical compositions under research or in development) in existence as of the date of this Agreement or as of the Closing Date and (ii) any improvements, modifications, derivatives, formulations, combination products and line extensions of such pharmaceutical compositions.

(jjj)       “Product Books and Records” means the Books and Records of Seller relating primarily to the Products, the Business or the Acquired Assets.

(kkk)    “Product Materials and Data” means, to the extent relating primarily to the Products, (i) all advertising, promotional, selling, marketing and market research materials; (ii) all data and internal databases used by commercial analytics; (iii) all medical affairs plans and materials; (iv) all employee training materials for the sales force for the Products; (v) documentation regarding any sales force automation systems implemented for the Products (to the extent transferable); (vi) all patient education materials relating to the Products; (vii) all technical and quality documentation with respect to the manufacturing, storage and distribution of the Products, including the Inventories; (viii) all clinical study protocols and investigator brochures for the Products; in each of the foregoing cases ((i) through (viii), (A) in their existing form or format and (B) to the extent existing and controlled by Seller as of the Closing.

(lll)       “Purchase Price” means, collectively, (i) the Initial Cash Payment, (ii) the Initial Stock Consideration and (iii) the right to receive the Contingent Consideration, if, as and to the extent payable pursuant to Section 1.5.

(mmm) “Representatives” means, with respect to any Person, such Person’s officers and directors (or persons holding comparable positions), employees, consultants, independent contractors, subcontractors, leased employees, volunteers, temporary workers, equity holders, accountants, legal and other representatives, agents, executors, heirs, successors and permitted assigns.

(nnn)   “Restricted Person” means any Person who is, at that time, an employee, contractor, subcontractor, consultant or sales representative of Buyer, in each case, within the Territory.

(ooo)   “Restricted Period” means the period commencing on the Closing Date and ending on the date that is six (6) months following the Closing Date.

(ppp) “Retained Liabilities” means any and all Liabilities (whether known or unknown, absolute or contingent, liquidated or unliquidated, due or to become due and accrued or unaccrued, and whether claims with respect thereto are asserted before or after the Closing) of Seller, including all Liabilities arising out of or relating to the operation of the Business prior to the Closing (but excluding any such Liabilities that are Retained Liabilities). Notwithstanding anything to the contrary in this Agreement, “Retained Liabilities” (i) shall exclude all Taxes relating to the Business or the Acquired Assets for a Post-Closing Tax Period (as determined in accordance with Section 5.2(b)), and (ii) shall include (A) all Taxes relating to the Business or the Acquired Assets for a Pre-Closing Tax Period (as determined in accordance with Section 5.2(b)) and (B) all Taxes of Seller, including any Taxes attributable to any failure of the transactions contemplated by this Agreement to qualify as a reorganization pursuant to Section 368(a) of the Code.

(qqq)   “SEC” means the U.S. Securities and Exchange Commission.

(rrr)      “Securities Act” means the Securities Act of 1933, as amended.

(sss)    “Seller Benefit Arrangement” means any Benefit Arrangement sponsored or maintained by Seller or with respect to which Seller has or may have any current or future Liability (whether actual, contingent, with respect to any of its assets or otherwise), in each case with respect to any present or former directors, managers, employees, officers, agents or service providers of the Business.

(ttt)      “Seller Benefit Plan” means any Benefit Plan for which Seller is the “plan sponsor” (as defined in Section 3(16)(B) of ERISA) or any Benefit Plan Seller maintains to which it is obligated to make payments or has or may have any current or future Liability, in each case with respect to any present or former employees of the Business and any Seller Benefit Plan that meets, purports to meet or is intended to meet the requirements of Section 401(a) of the Code.

(uuu)    “Seller Inbound IP Licenses” means, collectively, each license or agreement pursuant to which Seller Exploits each item of Seller Licensed Intellectual Property (excluding currently-available, off-the-shelf software programs that are part of the Seller Internal Systems and are licensed by Seller pursuant to “shrink wrap” licenses, the annual fees associated with which are less than $15,000).

(vvv)    “Seller Intellectual Property” means all Intellectual Property used in (i) Seller’s Exploitation of any of the Products and (ii) Seller’s conduct of the Business in all material respects in the manner currently conducted, including all Seller Licensed Intellectual Property and all Seller Owned Intellectual Property.

(www)  “Seller Internal Systems” means, with respect to any Person, the software, laboratory equipment, materials and test, calibration and measurement apparatus used by Seller in the Business or to develop, manufacture, fabricate, assemble, provide, distribute, support, maintain or test any of the Products, whether located on the premises of Seller or a third party site.

(xxx)      “Seller Licensed Intellectual Property” means all Intellectual Property that is licensed to Seller by any Third Party and that is used or intended to be used in the conduct of, or otherwise primarily related to, the Business.

(yyy)    “Seller Material Adverse Change” means any result, occurrence, fact, change, event or effect that, individually or in the aggregate with any other results, occurrences, facts, changes, events and/or effects, has had or would reasonably be expected to have a material adverse effect on (i) the Business or the Acquired Assets, taken as a whole, or (ii) the ability of Seller to consummate the transactions contemplated hereby or to perform its obligations hereunder; provided, however, that, for purposes of clause (i), none of the following, to the extent arising after the date hereof, shall be deemed in itself, or in any combination with another item listed below as an exception, to constitute, and none of the following, to the extent arising after the date hereof, shall be taken into account in determining whether there has been or will be, a Seller Material Adverse Change: (a) any changes in the United States or global economy generally or the U.S. or global capital, credit or financial markets generally, including changes in commercial bank loan interest risks or currency exchange rates; (b) any fluctuations in prices of commodities used or purchased by Seller; (c) any changes generally affecting the industry in which Seller participates; (d) any changes required by GAAP; (e) any changes in applicable Laws; (f) any effect of earthquakes, hurricanes, floods or other natural disasters; (g) any effect attributable to the announcement or pendency of the transactions contemplated by this Agreement or the identity of the Parties or their Affiliates; (h) any effect of acts of war (whether or not declared), armed hostilities, sabotage or terrorism; and (i) any failure by Seller or the Business to meet any projections, estimates or budgets for any period, except, in the case of clauses (a) through (f) and clause (h), to the extent Seller is disproportionately adversely affected thereby as compared to other companies in the industry in which Seller operates.

(zzz)      “Seller Outbound IP Licenses” means, collectively, each license, covenant or other agreement pursuant to which Seller has assigned, transferred, licensed, distributed or otherwise granted any right or access to any Person, or covenanted not to assert any right, with respect to any past, existing or future Seller Owned Intellectual Property, excluding any non-exclusive license entered in the Ordinary Course of Business.

(aaaa)   “Seller Owned Intellectual Property” means all Intellectual Property owned or purported to be owned by Seller, in whole or in part, used in the conduct of, or otherwise primarily related to, the Business.

(bbbb)  “Seller Plan of Liquidation” means a plan of liquidation and dissolution of Seller, pursuant to which Seller will satisfy its liabilities and distribute all of its remaining assets (including the shares of Buyer Common Stock to be issued hereunder) to its equity holder and formally dissolve under applicable Delaware law.

(cccc)   “Seller’s Knowledge” means the actual knowledge after reasonable inquiry of each Person named on Schedule 3 as to any matter in question.

(dddd)  “Seller Successor” means Seller or, following the liquidation or dissolution of Seller or the assignment of Seller’s rights and obligations under this Agreement pursuant to Section 10.3, Seller’s successor or assign hereunder.

(eeee)   “Sole Shareholder” means NeurMedix, LLC, a Delaware limited liability company, or any other Affiliate of Seller to which all of the issued and outstanding shares of capital stock of Seller are transferred prior to the Closing, as the case may be.

(ffff)      “Straddle Period” means any Tax period that includes but does not end on the Closing Date.

(gggg)  “Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership or other organization, whether incorporated or unincorporated, (i) of which such Person or one or more of its Subsidiaries owns or controls, directly or indirectly, outstanding shares of capital stock, or other equity interests representing (A) fifty percent (50%) or more of the voting power of all outstanding stock or ownership interests of such entity, (B) the right to receive fifty percent (50%) or more of the dividends or income distributed to the holders of outstanding capital stock or other ownership interests of such entity or (C) the right to receive fifty percent (50%) or more of the net assets of such entity available for distribution to the holders of outstanding stock or ownership interests upon a liquidation or dissolution of such entity, (ii) of which such Person or any other Subsidiary of such Person is a general partner (or otherwise serves in a capacity of comparable authority) or (iii) of which such Person has power to appoint the governing body or over which such Person otherwise has control or approval rights.

(hhhh)  “Successor Entity” means the Person (or, if such Person’s common stock or equivalent equity security is not quoted or listed on a national securities exchange, such Person’s ultimate parent entity) formed by, resulting from or surviving any Fundamental Transaction or the Person with which such Fundamental Transaction shall have been entered into.

(iiii)       “Tax” (including with correlative meaning the terms “Taxes” and “Taxable”) means any and all taxes, including income, gross receipts, ad valorem, premium, value-added, net worth, capital stock, capital gains, documentary, recapture, alternative or add- on minimum, excise, real property, personal property, sales, use, transfer, withholding, employment, unemployment, insurance, social security, environmental, workers compensation, payroll, profits, severance, stamp, occupation, windfall profits, franchise, customs duties, escheat, estimated and other charges of any kind whatsoever in the nature of tax and any interest, fines, penalties, assessments or additions to tax imposed with respect to such items or any contest or dispute thereof.

(jjjj)       “Tax Return” means any and all reports, returns (including information returns), declarations, or statements relating to Taxes, including any schedule or attachment thereto, including any amendment thereof filed with or submitted to any Governmental Authority in connection with the determination, assessment, collection or payment of Taxes or in connection with the administration, implementation or enforcement of or compliance with any legal requirement relating to any Tax.

(kkkk)   “Termination Date” means August 31, 2021.

(llll)       “Territory” means the entire world; provided, however, that notwithstanding the foregoing, solely for purposes of the representations and warranties of Seller set forth in Article II, the term “Territory” shall be limited to those jurisdictions in which the Transferred Permits listed in Schedule 1 exist as of Closing.

(mmmm) “Third Party” means any Person other than Seller or any Affiliate of Seller or Buyer or any Affiliate of Buyer.

(nnnn)  “Transfer” means any direct or indirect sale, transfer, gift, donation, assignment, establishment or increase of a put equivalent position or liquidation with respect to, entry into any swap or other arrangement that transfers to another in whole or in part any of the economic consequences of ownership of any security whether any such transaction is to be settled by delivery of such securities (in cash or otherwise), or other disposition, whether similar or dissimilar to those previously enumerated, whether voluntary or involuntary, and including, but not limited to, any disposition by operation of law, by court order, by judicial process, or by foreclosure, levy or attachment.

(oooo)  “Transaction Documents” means this Agreement and each of the other agreements and instruments contemplated hereby to be executed on the date hereof or on the Closing Date by Seller, Buyer and/or any of their respective Affiliates. The Transaction Documents include the instruments of conveyance described in Section 1.4(a)(i), the Instrument of Assumption described in Section 1.4(b)(iii), the Seller FDA Letter, the Buyer FDA Letter and the Registration Rights Agreement.

(pppp)  “United States” means the United States of America and its territories and possessions.

(qqqq)  “WARN Act” means the Worker Adjustment and Retraining Notification Act of 1988.

9.2      Accounting Terms. Except as otherwise expressly provided in this Agreement, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered hereunder shall be prepared, in accordance with GAAP.

9.3      Usage. The defined terms herein shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references herein to “Articles”, “Sections” and “Exhibits” shall be deemed to be references to Articles and Sections of and Exhibits to this Agreement unless the context shall otherwise require. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “predecessor” shall, when used with respect to any Person, mean such Person’s predecessors and any other Person for whose conduct such Person is or may be responsible. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise expressly provided herein, any statute defined or referred to herein or in any agreement or instrument that is referred to herein means such statute as from time to time amended, modified or supplemented, including succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. When reference is made in this Agreement to information that has been “made available” to Buyer, that shall consist of only the information that was (a) contained in Seller’s electronic data room no later than 5:00 p.m., Eastern time, on the second (2nd) Business Day prior to the date of this Agreement or (b) delivered to Buyer or its counsel. Unless otherwise expressly provided, wherever the consent of any Person is required or permitted herein, such consent may be withheld in such Person’s sole and absolute discretion.

ARTICLE X
GENERAL

10.1    Notices. Any notice, request, claim, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given if delivered personally or sent by electronic mail or by nationally recognized overnight courier service, as follows:

(a)       If to Buyer:

BioVie Inc.

2120 Colorado Avenue, Suite 230

Santa Monica, CA 90404

Attention: Corporate Secretary

(b)       If to Seller:

NeurMedix, Inc.

6165 Greenwich Drive, Suite 150

San Diego, CA 92122

Attention: Corporate Secretary

or to such other address as the person to whom notice is to be given may have specified in a notice duly given to the sender as provided herein. Such notice, request, claim, demand, waiver, consent, approval or other communication shall be deemed to have been given (i) as of the date so delivered or emailed, (ii) one (1) Business Day after it is sent for next Business Day delivery via a reputable nationwide overnight courier service and (iii) if given by any other means, shall be deemed given only when actually received by the addressees.

10.2    Entire Agreement. This Agreement (which includes the Seller Disclosure Schedule, the other Schedules hereto and the Exhibits hereto), the other Transaction Documents, the Confidentiality Agreement and all other agreements contemplated hereby sets forth the entire understanding of the Parties with respect to the transactions contemplated hereby. Any and all previous agreements and understandings between or among the Parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement. Each of the Seller Disclosure Schedule, the other Schedules and the Exhibits is incorporated herein by this reference and expressly made a part hereof, and all terms used in the Seller Disclosure Schedule, or any Schedule or Exhibit shall have the meaning ascribed to such term in this Agreement.

10.3    Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. Except as set forth in Section 5.4(c) and this Section 10.3, this Agreement and the rights of the Parties hereunder may not be assigned by either Party without the prior written consent of the other Party (except by operation of Law); provided that, notwithstanding the foregoing, Buyer may assign any or all of its rights, obligations or Liabilities hereunder to any Person that merges with or acquires all or substantially all of the stock of Buyer or substantially all of the assets of Buyer; provided further that any such assignment by Buyer shall not relieve Buyer of its obligations under this Agreement. In addition, notwithstanding anything to the contrary in this Agreement, Seller may assign any or all of its rights under this Agreement with respect to any obligations of Buyer required to be performed after the Closing (including with respect to the Contingent Consideration or any other payments that may be due to Seller from and after the Closing in accordance with this Agreement (including the rights to receive such payments and/or to enforce the terms hereof relating to such payments) to any of its Affiliates (which Affiliate shall thereafter be deemed to be a Seller Successor for all purposes hereunder). Any attempted assignment in violation of the provisions hereof shall be null and void and have no effect.

10.4    Counterparts; Facsimile Signatures. This Agreement may be executed in multiple counterparts and any Party may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. For purposes of this Agreement, facsimile signatures shall be deemed originals, and the Parties agree to exchange original signatures as promptly as possible.

10.5    Expenses and Fees. Except as otherwise expressly provided herein, whether or not the transactions contemplated hereby are consummated, all fees and expenses incurred in connection with this Agreement or any of the transactions contemplated by this Agreement shall be paid by the party incurring or required to incur such fees or expenses.

10.6    Governing Law. This Agreement (and any claims or disputes arising out of or related hereto or the transactions contemplated hereby or to the inducement of any party to enter herein, whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise) shall be governed in all respects, including validity, interpretation, and effect, by and construed in accordance with the internal Laws of the State of Delaware (including in respect of the statute of limitations or other limitations period applicable to any claim, controversy or dispute) without giving effect to any choice or conflict of Law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdictions other than those of the State of Delaware.

10.7    Submission to Jurisdiction. Each of the Parties to this Agreement (a) consents to submit itself to the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware, New Castle County, or, if that court does not have jurisdiction, a federal court sitting in Wilmington, Delaware in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (c) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (d) agrees not to bring any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement in any other court, and (e) waives any right it may have to a trial by jury with respect to any action or proceeding arising out of or relating to this Agreement. Each of the Parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other Party with respect thereto. Any Party hereto may make service on another Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 10.1. Nothing in this Section 10.7, however, shall affect the right of any Party to serve legal process in any other manner permitted by Law.

10.8    Dispute Resolution. Except as otherwise expressly provided in Section 5.3(e), in the event of any dispute, claim or controversy (a “Dispute”) relating to this Agreement or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this Section 10.8, the Parties shall submit such Dispute to JAMS for mediation. The location of the mediation shall be New York, New York. Each Party shall provide to JAMS and the other Party a written request for mediation, setting forth the subject of the dispute and the relief requested. The Parties will cooperate with JAMS and with one another in selecting a mediator from JAMS panel of neutrals, and in scheduling the mediation proceedings. The Parties covenant that they will participate in the mediation in good faith, and that they will share equally in its costs. If no mediator has been agreed upon by all the disputing Parties within ten (10) days submission of the Dispute to JAMS for mediation, then either Party may request that JAMS appoint a mediator. All communications made in connection with this clause shall be confidential and shall not be referred to, or admissible for any purpose, in any subsequent proceedings. If the Dispute has not been resolved within ninety (90) days after receipt by a Party of the notice in accordance with this Section 10.8, then, on the request of any Party, the Dispute shall be referred to litigation in a court of competent jurisdiction in accordance with Section 10.6 and Section 10.7.

10.9    Severability. If any provision of this Agreement (including those contained in Section 5.3) or the application thereof to any Person or circumstances is held invalid or unenforceable in any jurisdiction, the remainder hereof, and the application of such provision to such Person or circumstances in any other jurisdiction, shall not be affected thereby, and to this end the provisions of this Agreement shall be severable.

10.10   Amendment; Waiver. This Agreement may be amended by the Parties at any time by execution of an instrument in writing signed on behalf of each of the Parties. Any extension or waiver by any Party of any provision hereto shall be valid only if set forth in an instrument in writing signed on behalf of such Party.

10.11   Absence of Third-Party Beneficiary Rights. No provision of this Agreement is intended, nor will be interpreted, to provide or to create any third party beneficiary rights or any other rights of any kind in any client, customer, Affiliate, stockholder, officer, director, employee or partner of any Party or any other Person, other than the Parties, the Buyer Indemnified Parties, the Seller Indemnified Parties and the Seller Successor, as set forth in Section 10.3.

10.12   Mutual Drafting. This Agreement is the mutual product of the Parties, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of each of the Parties, and shall not be construed for or against any Party.

10.13   Further Representations. Each Party acknowledges and represents that it has been represented by its own legal counsel in connection with the transactions contemplated hereby, with the opportunity to seek advice as to its legal rights from such counsel. Each Party further represents that it is being independently advised as to the tax consequences of the transactions contemplated hereby and is not relying on any representation or statements made by any other Party as to such tax consequences.

10.14   Currency. Whenever any payment hereunder is to be paid in “cash”, payment shall be made in the legal tender of the United States and the method for payment shall be by wire transfer of immediately available funds. In the event there is any need to convert U.S. dollars into any foreign currency, or vice versa, for any purpose under this Agreement the exchange rate shall be that published by the Wall Street Journal on the date an obligation is paid (or if the Wall Street Journal is not published on such date, the first date thereafter on which the Wall Street Journal is published).

10.15   Specific Performance. Except as set forth in Section 8.6, the rights and remedies of the Parties shall be cumulative (and not alternative). The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions of this Agreement in addition to any other remedy to which they are entitled to at law or in equity, in each case without the requirement of posting any bond or other type of security.

10.16   Guaranty. Guarantor hereby guarantees to Buyer and its successors and assigns the prompt payment of all payment obligations of Seller arising under this Agreement (collectively, the “Guaranteed Obligations”), in full when due, in accordance with their terms (the “Guaranty”). Guarantor hereby further agrees that if any of the Guaranteed Obligations requiring payment are not paid in full when due by Seller, Guarantor will promptly pay the same, without any demand or notice whatsoever. This Guaranty is a guarantee of payment and not of collection.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Asset Purchase Agreement as of the day and year first written above.

BioVie Inc.

By:	/s/ Michael Sherman
Name: Michael Sherman
Title: Director

NeurMedix, Inc.

By:	/s/ Terren Peizer
Name: Terren Peizer
Title: Chief Executive Officer

Acuitas Group Holdings, LLC, solely for purposes of Section 10.16

By:	/s/ Terren Peizer
Name: Terren Peizer
Title: Managing Member

Schedule 1

Acquired Assets

Transferred Permits

1.	IND 77399, which is inactive but still open.
2.	IND 150805
3.	IND 127381, which was used for the pre-IND and will be used for the anticipated IND.

Tangible Assets

Furniture, office equipment and other material assets owned by Seller located at 6165 Greenwich Drive, Suite 150, San Diego, CA 92122

Schedule 1.5(b)

Milestone Products

1.	NE3107

2.	NE3291

3.	NE3413

4.	NE3789

Schedule 2

Buyer’s Knowledge

Terren S. Peizer

Jonathan Adams

Wendy Kim

Penelope Markham

Schedule 3

Seller’s Knowledge

Terren S. Peizer

Clarence Ahlem

Wendy Kim

Dr. Chris Reading

ANNEX A-2

AMENDMENT NO. 1 TO

ASSET PURCHASE AGREEMENT

THIS AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT (this “Amendment”) is made and entered into as of May 9, 2021 by and among BioVie Inc., a Nevada corporation (“Buyer”), NeurMedix, Inc., a Delaware corporation (“Seller”), and Acuitas Group Holdings, LLC, a California limited liability company (“Guarantor”), solely for purposes of Section 10.16 of the Agreement (as defined below). Buyer, Seller and the Guarantor may be referred to herein, collectively, as the “Parties” and, individually, as a “Party.”

WHEREAS, the Parties entered into that certain Asset Purchase Agreement, dated as of April 27, 2021 (the “Agreement”), pursuant to which Seller has agreed to sell, transfer and assign (or cause to be sold, transferred and assigned) to Buyer, and Buyer has agreed to purchase from Seller, the Acquired Assets, upon the terms and subject to the conditions set forth in the Agreement; and

WHEREAS, pursuant to Section 10.10 of the Agreement, any provision of the Agreement may be amended by an instrument in writing signed on behalf of each of the Parties; and

WHEREAS, the Parties desire to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties, covenants and agreements herein contained, and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Parties, intending to be legally bound, hereby agree as follows:

AGREEMENT

1.1        Undefined Terms. Any undefined capitalized terms used in this Amendment have the meanings ascribed to such terms in the Agreement.

1.2        Amendment with Respect to the Contingent Stock Consideration.

(a)         Section 1.5(b) of the Agreement is hereby amended and restated in its entirety as follows:

“(b) Contingent Stock Consideration.

(i)       Upon the achievement of the milestones set forth in the table below (the “Milestones”) for any of the products set forth on Schedule 1.5(b) (the “Milestone Products”), Buyer shall issue to the Seller Successor the number of shares of Buyer Common Stock (the “Contingent Stock Consideration”) set forth with respect to the applicable Milestone in the table below (it being understood, for the avoidance of doubt, that each Milestone may be achieved only once), subject to adjustment for stock splits, combinations, reclassifications or similar transactions.

Milestone	Number of Shares of Buyer Common Stock
A. A Pivotal Clinical Trial for any Milestone Product meets its primary endpoint(s).	4,500,000
B. The FDA accepts an NDA for any Milestone Product, provided that 50% of this Milestone shall be payable earlier upon the filing of a marketing authorization application for any Milestone Product with the European Medicines Agency.	4,500,000
C. The FDA approves an NDA for any Milestone Product, provided that 50% of this Milestone shall be payable earlier upon the grant by the European Commission of marketing authorization for any Milestone Product.	4,500,000
D. Net Sales for all Milestone Products together reach at least $1,000,000,000 during any fiscal year of the Buyer.	4,500,000

(ii)       Buyer shall issue the shares of Buyer Common Stock constituting the Contingent Stock Consideration with respect to each of Milestones A, B and C in the table set forth in this Section 1.5(b) to the Seller Successor within five (5) Business Days following the occurrence of the applicable Milestone, and Buyer shall issue the shares of Buyer Common Stock constituting the Contingent Stock Consideration with respect to Milestone D in the table set forth in this Section 1.5(b) within five (5) Business Days following the filing of Buyer’s Annual Report on Form 10-K for the applicable fiscal year in which Milestone D is satisfied. Notwithstanding the foregoing, if, following the issuance by Buyer of the shares of Buyer Common Stock constituting the Contingent Stock Consideration following the achievement of a Milestone, the total ownership of the Seller Successor and its Affiliates of shares of Buyer Common Stock (including in the numerator of such calculation any shares of Buyer Common Stock Transferred by the Seller Successor or its Affiliates to a Third Party after the date of this Agreement) would exceed 87.5% of the Buyer Outstanding Shares, Buyer shall reduce the number of shares of Buyer Common Stock issuable upon achievement of the applicable Milestone such that, following issuance of the applicable shares of Buyer Common Stock, the Seller Successor and its Affiliates would own 87.5% of the Buyer Outstanding Shares (including in the numerator of such calculation any shares of Buyer Common Stock Transferred by the Seller Successor or its Affiliates to a Third Party after the date of this Agreement).”

(b)         Section 1.5(c) of the Agreement is hereby amended and restated in its entirety as follows:

“(c) Upon consummation of any Fundamental Transaction, the applicable Successor Entity shall expressly assume Buyer’s obligations under this Section 1.5 and deliver to the Seller Successor confirmation in writing, duly executed by such Successor Entity, that (i) subject to the satisfaction of the Contingent Cash Condition set forth in clause (i) of the definition thereof, the Successor Entity shall pay (or cause to be paid) to the Seller Successor an amount equal to the Contingent Cash Amount, in the manner described in Section 1.5(a) (it being understood, for the avoidance of doubt, that the Contingent Cash Condition set forth in clause (ii) of the definition thereof shall be deemed to have been satisfied upon consummation of such Fundamental Transaction), and (ii) following achievement of any remaining Milestones after the consummation of such Fundamental Transaction, the Successor Entity shall pay or issue, as applicable (or cause to be paid or issued, as applicable), to the Seller Successor, in lieu of the shares of Buyer Common Stock constituting the Contingent Stock Consideration that would otherwise have been issuable to the Seller Successor pursuant to Section 1.5(b), at the Seller Successor’s election, either (A) an amount in cash equal to the number of shares of Buyer Common Stock set forth in the table set forth in Section 1.5(b)(i) multiplied by the value of the per share consideration received for each share of Buyer Common Stock in such Fundamental Transaction or (B) such shares of stock, securities, cash, assets or any other property whatsoever, if any, that the Seller Successor would have

 A2-2

been entitled to receive upon the closing of such Fundamental Transaction had the shares of Buyer Common Stock constituting the Contingent Stock Consideration with respect to the applicable Milestone been issued immediately prior to the closing of such Fundamental Transaction. No later than the closing date of any Fundamental Transaction, Buyer shall disclose to the Seller Successor all material information relating to such Fundamental Transaction (including the material terms and conditions thereof). The provisions of this Section 1.5(c) shall apply similarly and equally to all successive Fundamental Transactions.”

(c)         Section 1.5(f)(i) of the Agreement is hereby amended and restated in its entirety as follows:

“(i) Notwithstanding any other provision in this Agreement to the contrary, prior to Buyer making a payment of the Contingent Cash Amount pursuant to Section 1.5(a) or delivering shares of Buyer Common Stock constituting Contingent Stock Consideration pursuant to Section 1.5(b) to the Seller Successor, Buyer may offset against such Contingent Consideration any amounts then owed by Seller or the Seller Successor to Buyer pursuant to this Agreement (it being understood and agreed that any shares of Buyer Common Stock so offset shall be valued by reference to the Buyer Trading Price for the ten (10) consecutive Business Days ending on the Business Day immediately before the offset of such amounts).”

(d)         The definition of “Cap” in Section 9.1(s) of the Agreement is hereby amended and restated in its entirety as follows:

“(s) “Cap” means an amount equal to the sum of (i) an amount equal to 10% of the Initial Cash Payment, plus (ii) an amount equal to 10% of the value of the Initial Stock Consideration, with the value of the Initial Stock Consideration for purposes of this definition being equal to the number of shares of Buyer Common Stock constituting the Initial Stock Consideration multiplied by the Buyer Trading Price for the ten (10) consecutive Business Days ending on the Business Day immediately before the Closing Date, plus (iii) an amount equal to 10% of the Contingent Cash Amount to the extent paid by Buyer pursuant to Section 1.5(a), plus (iv) an amount equal to 10% of the value of the Contingent Stock Consideration to the extent delivered by Buyer pursuant to Section 1.5(b), with the value of such Contingent Stock Consideration for purposes of this definition being equal to the number of shares of Buyer Common Stock so delivered multiplied by the Buyer Trading Price for the ten (10) consecutive Business Days ending on the Business Day immediately before the issuance of such Contingent Stock Consideration.”

(e)         The definition of “Maximum Liability Amount” in Section 9.1(zz) of the Agreement is hereby amended and restated in its entirety as follows:

“(zz) “Maximum Liability Amount” means an amount equal to the sum of (i) the Initial Cash Payment, (ii) the value of the Initial Stock Consideration on the Closing Date, with the value of the Initial Stock Consideration for purposes of this definition being equal to the number of shares of Buyer Common Stock constituting the Initial Stock Consideration multiplied by the Buyer Trading Price for the ten (10) consecutive Business Days ending on the Business Day immediately before the Closing Date, (iii) the Contingent Cash Amount to the extent actually paid by Buyer pursuant to Section 1.5(a), and (iv) the value of the Contingent Stock Consideration to the extent actually delivered by Buyer pursuant to Section 1.5(b), with the value of such Contingent Stock Consideration for purposes of this definition being equal to the number of shares of Buyer Common Stock so delivered multiplied by the Buyer Trading Price for the ten (10) consecutive Business Days ending on the Business Day immediately before the issuance of such Contingent Stock Consideration.”

 A2-3

1.3        Buyer Stockholder Approval. Immediately following the execution and delivery of this Amendment, and in lieu of calling a meeting of Buyer’s stockholders, Buyer shall (a) submit the Stockholder Written Consent, in the form attached as Exhibit I to this Amendment (the “Stockholder Written Consent”), to the Principal Stockholder and (b) use its reasonable best efforts to obtain the Stockholder Written Consent, duly executed by the Principal Stockholder and duly delivered to Buyer in accordance with the Nevada Revised Statutes, from the Principal Stockholder before 9:00 a.m. New York time, on the day immediately following the date of this Amendment. The Parties agree and acknowledge that the Stockholder Written Consent shall be void and of no further effect if the Agreement is terminated in accordance with the terms and conditions hereof. Within two (2) Business Days after the date of this Amendment, Buyer shall file with the SEC a revised preliminary Information Statement relating to the Buyer Stockholder Approval.

1.4        No additional Changes. Except as specifically set forth in this Amendment, the terms and provisions of the Agreement shall remain unmodified. From and after the date of this Amendment, all references to the Agreement shall mean the original Agreement as amended by this Amendment.

1.5        Counterparts; Facsimile Signatures. This Amendment may be executed in multiple counterparts and any Party may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. For purposes of this Amendment, facsimile signatures shall be deemed originals, and the Parties agree to exchange original signatures as promptly as possible.

[Signature page follows]

 A2-4

IN WITNESS WHEREOF, the Parties have executed this Amendment No. 1 to Asset Purchase Agreement as of the day and year first written above.

BioVie Inc.

By: /s/ Michael Sherman

Name: Michael Sherman

Title: Director

NeurMedix, Inc.

By: /s/ Terren Peizer

Name: Terren Peizer

Title: Chief Executive Officer

Acuitas Group Holdings, LLC, solely for purposes of Section 10.16 of the Agreement

By: /s/ Terren Peizer

Name: Terren Peizer

Title: Managing Member

[Signature page to Amendment No. 1 to Asset Purchase Agreement]

 A2-5

ANNEX B

OPINION OF MOELIS & COMPANY LLC

399 PARK AVENUE 5TH FLOOR NEW YORK, NEW YORK 10022
T 212.883.3800 F 212.880.2460

April 27, 2021

The Committee of Independent Directors of the Board of Directors of

BioVie Inc.

2120 Colorado Avenue Suite 230

Santa Monica, CA 90404

Ladies and Gentlemen:

You have requested our opinion as to the fairness, from a financial point of view, to BioVie Inc. (the “Company”) of the Aggregate Consideration (as defined below) to be paid by the Company pursuant to the Asset Purchase Agreement (the “Agreement”) to be entered into by and among the Company, NeurMedix, Inc. (the “Seller”) and Acuitas Group Holdings, LLC. As more fully described in the Agreement, the Company will acquire certain biopharmaceutical assets (the “Product Candidates”) relating to the Products (as defined in the Agreement) from the Seller through (i) the acquisition from the Seller of the Acquired Assets (as defined in the Agreement), and (ii) the assumption of the Assumed Liabilities (as defined in the Agreement) (collectively, the “Transaction”) for aggregate consideration of (i) cash in an estimated amount of $2,924,726, (ii) 8,361,308 shares of Class A common stock, par value $0.0001 per share, of the Company (“Company Common Stock”), (iii) the right to receive the Contingent Consideration (as defined in the Agreement) consisting of (a) contingent cash payments up to an aggregate amount of $7,261,224.21 and (b) additional shares of Company Common Stock in aggregate value up to $3,000,000,000, the receipt of such Contingent Consideration being subject to and dependent upon the achievement of certain conditions and milestones as described in the Agreement (the amounts set forth in (i) through (iii) collectively, the “Aggregate Consideration”).

In arriving at our opinion, we have, among other things: (i) reviewed certain publicly available business and financial information for the Company and the Product Candidates; (ii) reviewed certain internal information relating to the earnings, cash flow, assets, liabilities and prospects of the Product Candidates, furnished to us by the Company, including financial forecasts related to the Product Candidates provided to or discussed with us by the management of the Company; (iii) conducted discussions with members of the senior management and representatives of the Company concerning the information described in clauses (i) through (ii) of this paragraph, as well as the prospects of the Product Candidates and the Company generally; (iv) reviewed publicly available financial and stock market data of certain other companies in lines of business that we deemed relevant; (v) reviewed the financial terms of certain other transactions that we deemed relevant; (vi) reviewed a draft, dated April 27, 2021, of the Agreement; (vii) participated in certain discussions and negotiations among representatives of the Company and the Seller and their advisors; and (viii) conducted such other financial studies and analyses and took into account such other information as we deemed appropriate. As you are aware, management of the Company has informed us that it does not have available forward-looking information relating to the business, earnings, cash flow, assets, liabilities and prospects of the Company. Accordingly, with your consent, in reaching our conclusions hereunder, we did not perform any discounted cash flow analysis relating to the Company or the Company Common Stock.

B-1

In connection with our review, we have, with your consent, relied on the information supplied to, discussed with or reviewed by us for purposes of this opinion being complete and accurate in all material respects. We have not assumed any responsibility for independent verification of (and have not independently verified) any of such information. With your consent, we have relied upon, without independent verification, the assessment of the Company and its legal, tax, regulatory and accounting advisors with respect to legal, tax, regulatory and accounting matters. With respect to the financial forecasts relating to the Product Candidates referred to above, we have assumed, at your direction, that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future performance of the Product Candidates, and that the Acquired Assets are sufficient to execute the business plan for the Product Candidates reflected in such financial forecasts (subject to the availability of sufficient capital to fund the business plan). In particular, management of the Company has advised us, and we have assumed, that management’s expectations relating to (i) the costs associated with the development of the Products (including risks associated with receipt of regulatory approvals for the Products), (ii) the probability of the successful receipt of regulatory approvals for the Products, and (iii) the potential for, and timing of, the commercial opportunities for the Products, assuming receipt of regulatory approvals, have been reasonably developed, in good faith, on bases reflecting the best currently available estimates and judgments of such management as to such matters, and we express no opinion with respect to such matters or any assumptions on which they are based. Additionally, with respect to the costs associated with the development of the Products (including risks associated with receipt of regulatory approvals for the Products), at the direction of the management of the Company and with your consent, we have used the midpoint of any forecasted ranges of such costs for purposes of our analyses and opinion.

For purposes of our analyses and opinion, we have (i) analyzed the Aggregate Consideration based on the amount of Contingent Consideration, as reflected in the financial forecasts furnished to us by the Company, which forecasts contemplate payment of the maximum possible amount under the Agreement and (ii) assumed that no Fundamental Transaction (as defined in the Agreement) will occur that may affect the timing of the payment of any installments of the Contingent Consideration. In addition, at your direction, we have relied on the assessments of the management of the Company as to the Company’s ability to retain key personnel necessary to execute the business plan. We express no views as to the reasonableness of any financial forecasts or the assumptions on which they are based. In addition, with your consent, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet, or otherwise) of the Seller, including any such assets or liabilities included in the Product Candidates, or the Company, nor have we been furnished with any such evaluation or appraisal, other than a third-party evaluation of the development process for the Products.

Our opinion does not address the Company’s underlying business decision to effect the Transaction or the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available to the Company and does not address any legal, regulatory, tax or accounting matters. In particular, our opinion does not address any aspect or implication of any possible financing alternatives or financing methods which may be used to finance the future development of the Products, including but not limited to, the viability of any such financing alternatives or methods, the possible terms of any such financings or the impact on the Company or any of its security holders. At your direction, we have not been asked to, nor do we, offer any opinion as to any terms of the Agreement or any aspect or implication of the Transaction, except for the fairness of the Aggregate Consideration from a financial point of view to the Company. With your consent, we express no opinion as to what the value of Company Common Stock actually will be when issued pursuant to the Transaction or the prices at which Company Common Stock may trade at any time. In rendering this opinion, we have assumed, with your consent, that the final executed form of the Agreement will not differ in any material respect from the draft that we have reviewed, that the Transaction will be consummated in accordance with its terms without any waiver or modification that could be material to our analysis, and that the parties to the Agreement will comply with all the material terms of the Agreement. We have assumed, with your consent, that all governmental, regulatory or other consents and approvals necessary for the completion of the Transaction will be obtained except to the extent that could not be material to our analysis. In addition, representatives of the Company have advised us, and we have assumed, with your consent, that the Transaction, together with the liquidation of the Seller anticipated to occur following the consummation of the Transaction, will qualify as a tax-free reorganization for federal income tax purposes.

B-2

Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof, and we assume to responsibility to update this opinion for developments after the date hereof.

We have acted as your financial advisor in connection with the Transaction and will receive a fee for our services, the principal portion of which is contingent upon the consummation of the Transaction. We will also receive a fee upon delivery of this opinion. Our affiliates, employees, officers and partners may at any time own securities (long or short) of the Company and/or affiliates of the Company and the Seller. In the future, we may provide investment banking and other services to the Company or its affiliates and may receive compensation for such services. In the past two years prior to the date hereof, we have not been engaged by (and have not received any fees from) the Company or the Seller or any of their respective affiliates.

This opinion is for the use and benefit of the Committee of Independent Directors of the Board of Directors of the Company (solely in its capacity as such) in its evaluation of the Transaction. This opinion does not constitute a recommendation as to how any holder of securities should act with respect to the Transaction or any other matter. This opinion does not address the fairness of the Transaction or any aspect or implication thereof to, or any other consideration of or relating to, the holders of any class of securities, creditors or other constituencies of the Company. In addition, we do not express any opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors or employees of any parties to the Transaction, or any class of such persons, whether relative to the Aggregate Consideration or otherwise. This opinion was approved by a Moelis & Company LLC fairness opinion committee.

Based upon and subject to the foregoing, it is our opinion that, as the date hereof, the Aggregate Consideration to be paid by the Company in the Transaction is fair from a financial point of view to the Company.

Very truly yours,

/s/ Moelis & Company LLC

MOELIS & COMPANY LLC

B-3